UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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EXELON CORPORATION

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Exelon

SAVE

Sustainable Performance

Exelon Corporation 2010 Proxy Statement

NOTICE OF THE ANNUAL MEETING

AND 2010 PROXY STATEMENT

March 18, 2010

Dear Shareholder:

We will hold the annual meeting of Exelon Corporation shareholders on Tuesday, April 27, 2010 at 9:30 a.m. Central Daylight Savings Time at Exelon Corporation headquarters, 10 South Dearborn Street, Chicago, Illinois.

The purpose of the annual meeting is to consider and take action on the following matters:

1)	The election of all sixteen directors: John A. Canning, Jr.; M. Walter D’Alessio; Nicholas DeBenedictis; Bruce DeMars; Nelson A. Diaz; Sue L. Gin; Rosemarie B. Greco; Paul L. Joskow; Richard W. Mies; John M. Palms; William C. Richardson; Thomas J. Ridge; John W. Rogers, Jr.; John W. Rowe; Stephen D. Steinour; and Don Thompson;

2)	The approval of Exelon’s 2011 Long-Term Incentive Plan;

3)	The ratification of PricewaterhouseCoopers LLP as Exelon’s independent accountant for the year 2010; and

4)	Any other business that properly comes before the meeting.

Shareholders of record as of March 1, 2010 are entitled to vote at the annual meeting.

We are again pleased this year to take advantage of the Securities and Exchange Commission rule that permits us to furnish proxy materials to shareholders over the Internet. On or about March 18, 2010, we will mail to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our annual meeting.

Unlike previous years, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. If your shares are held by a broker, it is important that you provide instructions to your broker so your vote is counted in the election of directors.

Bruce G. Wilson

Senior Vice President, Deputy General Counsel and Corporate Secretary

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1. Communication with the Board of Directors

Process for Shareholder Communications with the Board

Shareholders and other interested persons can communicate with the chairman of the corporate governance committee or with the independent directors as a group by writing to them, c/o Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. The board has instructed the corporate secretary to review communications initially and transmit a summary to the directors and to exclude from transmittal any communications that are commercial advertisements, other forms of solicitation, general shareholder service matters or individual service or billing complaints. Under the board policy, the corporate secretary will forward to the directors any communication raising substantial issues. All communications are available to the directors upon request. Shareholders may also report an ethics concern with the Exelon Ethics Hotline by calling 1-800-23-Ethic (1-800-233-8442). You may also report an ethics concern via the Internet at EthicsOffice@ExelonCorp.com.

Shareholder Proposals

If you want to submit a proposal for possible inclusion in next year’s proxy statement, you must submit it in writing to the Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. Exelon must receive your proposal on or before November 17, 2010. Exelon will consider only proposals meeting the requirements of the applicable rules of the Securities and Exchange Commission (“SEC”). The proposal must also disclose fully all ownership interests the proponent has in Exelon and contain a representation as to whether the shareholder has any intention of delivering a proxy statement to the other shareholders of Exelon.

We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. Our corporate governance committee reviews all shareholder proposals and makes recommendations to the board for action on such proposals.

Additionally, under our Bylaws, for a shareholder to bring any matter before the 2011 annual meeting that is not included in the 2011 Proxy Statement, the shareholder’s written notice must be received by the Corporate Secretary not less than 120 days prior to the first anniversary of the 2010 annual meeting, which will be December 28, 2010.

Director Nominations

A shareholder who wishes to recommend a candidate (including a self-nomination) to be considered by the Exelon corporate governance committee for nomination as a director must submit the recommendation in writing to Mr. M. Walter D’Alessio, Chair of the Corporate Governance Committee, c/o Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. The corporate governance committee will consider all recommended candidates and self-nominees when making its recommendation to the full board of directors to nominate a slate of directors for election.

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Nominations for 2010. Under the Exelon Bylaws, the deadline has passed for a shareholder to nominate a candidate (or nominate himself or herself) for election to the board of directors at the 2010 annual meeting.

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Nominations for 2011. To nominate a candidate for election as a director or to stand for election at the 2011 annual meeting, a shareholder must either submit a recommendation to the corporate governance committee or provide the proper notice and the other information required by Exelon’s Bylaws. The Bylaws currently require the following: (1) notice of the proposed nomination must be received by Exelon no later than Wednesday, November 17, 2010; (2) the notice must include information required under the Bylaws, including: (a) information about the nominating shareholder, (b) information about the candidate that would be required to be included in a proxy statement under the rules of the SEC, (c) a representation as to whether the shareholder intends to deliver a proxy statement to the other shareholders of Exelon, and (d) the signed consent of the candidate to serve as a director of Exelon, if elected. Exelon’s Bylaws are amended from time to time. Please review the Bylaws on our website to determine if any changes to the nomination process or requirements have been made.

Availability of Corporate Documents

The Exelon Corporate Governance Principles, the Exelon Code of Business Conduct, the Exelon Amended and Restated Bylaws, and the charters for the audit, corporate governance, compensation and other committees of the board of directors are available on the Exelon website at www.exeloncorp.com, on the corporate governance page under the investor relations tab. Copies may be printed from the Exelon website and copies are available without charge to any shareholder who requests them by writing to Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. In addition, our Articles of Incorporation, Compensation Consultant Independence Policy, Political Contributions Guidelines, biographical information concerning each director, and all of our filings submitted to the SEC are also available on our website. Access to this information is free of charge to any user with internet access. Information contained on our website is not part of this proxy statement.

2. Frequently Asked Questions

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of Exelon Corporation (“Exelon,” the “company,” “we,” “us,” or “our”), a Pennsylvania corporation, of proxies to be voted at our 2010 annual meeting of shareholders and at any adjournment or postponement.

You are invited to attend the annual meeting of shareholders. It will take place on April 27, 2010, beginning at 9:30 a.m., Central Daylight Savings Time, at Exelon headquarters, 10 South Dearborn Street, Chicago, Illinois.

Can I access the Notice of Annual Meeting and Proxy Statement and the 2009 Financial Report on the Internet?

As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the internet at www.proxyvote.com. On March 18, 2010, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on the ProxyVote website. By opting to receive the notice of availability and accessing your proxy materials online, you will save Exelon the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve resources.

Shareholders of Record: If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic delivery service.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of this service.

Do I need a ticket to attend the annual meeting?

You will need an admission ticket or proof of ownership to enter the annual meeting. You may present any of the following in order to enter: (1) the Notice Regarding Availability of Proxy Materials, which contains instructions on how to access this proxy statement; (2) the bottom half of your proxy card; or (3) if you received your proxy materials through the internet, the e-mail with your control number.

If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you must present proof of your ownership of Exelon stock as you enter the meeting, such as a bank or brokerage account statement. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Exelon stock, to:

Annual Meeting Admission Tickets c/o Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398 Chicago, Illinois 60680-5398.

Shareholders also must present a form of personal photo identification in order to be admitted into the meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. All other items may be subject to search.

Who is entitled to vote at the annual meeting?

Holders of Exelon common stock at the close of business on March 1, 2010, are entitled to receive notice of the annual meeting and to vote their shares at the meeting. As of that date, there were 660,381,785 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Exelon’s transfer agent, BNY Mellon Shareowner Services, you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and accompanying documents have been provided directly to you by Exelon.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and the accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

Your vote is important. We encourage you to vote promptly. Internet and telephone voting are available through 11:59 p.m. Central Daylight Savings Time on Monday, April 26, 2010. You may vote in the following ways:

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By Internet. If you have Internet access, you may vote by Internet. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form (“VIF”), as applicable. You may vote in a secure manner at www.proxyvote.com 24 hours a day. You will be able to confirm that the system has properly recorded your votes and you do not need to return your proxy card or VIF.

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By Telephone. If you are located in the United States or Canada, you can vote by calling the toll-free telephone number and following the recorded instructions. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or VIF, as applicable. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your VIF.

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By Mail. If you are a holder of record and received a full paper set of materials, you can vote by marking, dating and signing your proxy card and returning it by mail in the postage-paid envelope provided. If you are a beneficial holder of shares held of record by a bank or broker or other street name, please complete and mail the VIF provided by the holder of record.

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At the Annual Meeting. Attend the annual meeting in person and if you are a shareholder of record use a ballot provided at the meeting to cast your vote. If you are a beneficial owner, you will need to have a legal proxy from your broker, bank or other holder of record in order to vote by ballot at the meeting.

May I revoke a proxy?

Yes. You may revoke a proxy at any time before the proxy is exercised by filing with the Corporate Secretary a notice of revocation, or by submitting a later-dated proxy by mail, telephone or electronically through the Internet. You may also revoke your proxy by attending the annual meeting and voting in person.

What is householding and how does it affect me?

Exelon has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2009 Financial Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in the Proxy Statement?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, in person or represented by proxy, is necessary to constitute a quorum.

Election of Directors; Majority Vote Policy

Under our Bylaws, directors must be elected by a majority of votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” the nominee. In contested elections, the vote standard would be a plurality of votes cast.

Our Bylaws provide that, in an uncontested election, each director nominee must submit to the board before the annual meeting a letter of resignation that is conditioned on not receiving a majority of the votes cast at the annual meeting. The resignation of a director nominee who is not an incumbent director is automatically accepted by the board. The resignation of an incumbent director is tendered to the independent directors of the board for a determination of whether or not to accept the resignation. The board’s decision and the basis for the decision would be disclosed within 90 days following the certification of the final vote results.

Approval of 2011 Long-Term Incentive Plan

The votes cast “for” must exceed the votes cast “against” to approve the 2011 Long-Term Incentive Plan.

In addition, New York Stock Exchange (NYSE) rules require that the total votes cast “for” and “against” this proposal must represent greater than 50% of all the shares entitled to vote on this proposal. It is therefore important that you vote, or direct the holder of record to vote, on this proposal.

Ratification of PricewaterhouseCoopers as Independent Auditor

The votes cast “for” must exceed the votes cast “against” to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Could other matters be decided at the annual meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the annual meeting other than those referred to in this Proxy Statement.

Who will count the votes?

Representatives of Broadridge Financial Communications and Exelon’s Office of Corporate Governance will tabulate the votes and act as inspectors of the election.

Where can I find the voting results?

We will report the voting results in a Form 8-K to be filed with the SEC within four business days following the end of our annual meeting.

Who will pay for the cost of this proxy solicitation?

Exelon will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired The Altman Group, Inc. to distribute and solicit proxies. We will pay The Altman Group, Inc. a fee of $12,000, plus reasonable expenses for these services.

3. Corporate Governance at Exelon

Exelon is committed to maintaining the highest standards of corporate governance. We believe that strong corporate governance is critical to achieving our performance goals, and to maintaining the trust and confidence of investors, employees, customers, regulatory agencies and other stakeholders. A summary of our Corporate Governance Principles is set forth below. The Corporate Governance Principles are revised from time to time to reflect emerging governance trends and to better address the particular needs of the company as they change over time.

Corporate Governance Principles

Our Corporate Governance Principles, together with the board committee charters, provide the framework for the effective governance of Exelon. The board of directors has adopted our Corporate Governance Principles to address matters including qualifications for directors, standards of independence for directors, election of directors, responsibilities and expectations of directors, and evaluating board, committee and individual director performance. The Principles also address director orientation and training, the evaluation of the chief executive officer and succession planning.

The Board’s Function and Structure

Exelon’s business, property and affairs are managed under the direction of the board of directors. The board is elected by shareholders to oversee management of the company in the long-term interest of all shareholders. The board considers the interests of other constituencies, which include customers, employees, annuitants, suppliers, the communities we serve, and the environment. The board is committed to ensuring that Exelon conducts business in accordance with the highest standards of ethics, integrity, and transparency.

Lead Director; Chairman of the Board

Exelon’s Corporate Governance Principles establish the position of Lead Director. The Lead Director is an independent director elected by the independent directors of the Exelon board, upon the recommendation of the corporate governance committee, with responsibilities to act at any time when (1) the positions of Chairman of the Board and the Chief Executive Officer are held by the same person; or (2) for other reasons the person holding the position of Chairman of the Board is not an independent director under the applicable director independence standards.

As specified in the Corporate Governance Principles, the role of the Lead Director includes:

■	presiding at executive sessions of non-management or independent directors;

■	calling meetings of the independent directors;

■	serving as an advisor to the Chairman and Chief Executive Officer;

■	functioning as the non-exclusive liaison between the non-management directors and the Chairman and CEO;

■	adding items to agendas for board meetings;

■	assuring the sufficiency of the time for discussion at board meetings;

■	leading, in conjunction with the corporate governance and compensation committees, the process for evaluating the performance of the CEO and determining his compensation;

■	leading on corporate governance initiatives relevant to board and committee operations;

■	in the event of the death or incapacity of the Chairman and the CEO, serving as the acting Chairman of the Board until such time as a Chairman of the Board is selected;

■	receiving and responding to mail addressed to the board of directors; and

■	having such additional powers and responsibilities as the board of directors may from time to time assign or request.

The board of directors has appointed John W. Rowe to hold the positions of Chairman of the Board and Chief Executive Officer. Although the board has determined that Mr. Rowe will serve in the combined role of Chairman and CEO, the board has the right to separate those roles if in the future it determines that such a separation would be in the best interest of Exelon and its shareholders. For the reasons discussed below, the board currently believes the combination of the positions of Chairman and CEO is the best structure for Exelon.

The board has determined that Mr. Rowe should serve in the combined roles of Chairman and CEO because it firmly believes that Exelon has in place effective arrangements and structures to ensure that the company maintains the highest standard of corporate governance and board independence and independent board leadership and continued accountability of the CEO to the board. These arrangements and structures include:

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15 of the 16 directors on the board are independent and meet the independence requirements under the NYSE listing standards and the additional independence requirements under the company’s Corporate Governance Principles.

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The board has elected M. Walter D’Alessio as the independent Lead Director. Mr. D’Alessio has been a member of our board since 2000 and served as the Presiding Director and the chair of the corporate governance committee and is a member of our compensation committee. Mr. D’Alessio’s responsibilities as Lead Director complement Mr. Rowe’s role as Chairman and CEO while providing independent board leadership and the necessary checks and balances to hold both the board and the Chairman and CEO accountable in their respective roles.

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All of the board’s committees, including audit, compensation and corporate governance, as well as the energy delivery, generation, and risk oversight committees, are comprised of and chaired solely by independent directors.

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A significant portion of the business of the Exelon board is reviewed or approved by the board’s committees, and the agendas of the board’s committees are driven by the independent chairs through their discussions with management.

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The board agendas, in turn, are determined in large part by the committee agendas, and discussions at board meetings are driven to a significant degree by the reports the committee chairs present to the full board.

■	Mr. Rowe’s performance and compensation are reviewed annually by the full board in executive session under the leadership of the corporate governance and compensation committees.

Information About the Board of Directors and Committees

The board of directors held nine meetings during 2009. The board also attended a two-day strategy retreat with the senior officers of Exelon and subsidiary companies. All directors attended at least 75% of all board and committee meetings that they were eligible to attend, with an average attendance of 98% across all directors for all board and committee meetings. Although Exelon does not have a formal policy requiring attendance at the annual shareholders meeting, all directors generally attend the annual meeting and all of them did so in 2009.

The Corporate Governance Principles provide that Mr. Rowe is considered an invited guest and is welcome to attend all committee meetings, except when the independent directors meet in executive session, such as when they conduct Mr. Rowe’s performance evaluation or discuss his compensation.

The board of directors has established six standing committees to assist the board in carrying out its duties: the audit committee, the compensation committee, the corporate governance committee, the energy delivery oversight committee, the generation oversight committee and the risk oversight committee. We describe the committees, their membership during 2009 and their principal responsibilities below:

Audit	Compensation	Corporate Governance	Energy Delivery	Generation Oversight	Risk Oversight

John A. Canning, Jr.	John A. Canning, Jr.	M. Walter D’Alessio (Chair)	Nicholas DeBenedictis (Chair)	Nicholas DeBenedictis	Nelson A. Diaz
Bruce DeMars	M. Walter D’Alessio	Nicholas DeBenedictis	Bruce DeMars	Bruce DeMars (Chair)	Sue L. Gin (Chair)
Sue L. Gin	Rosemarie B. Greco (Chair)	Bruce DeMars	Nelson A. Diaz	Nelson A. Diaz	Paul L. Joskow
Paul L. Joskow	William C. Richardson	Sue L. Gin	Rosemarie B. Greco	Richard W. Mies (1)	Richard W. Mies (1)
Richard W. Mies (1)	Stephen D. Steinour	Rosemarie B. Greco (2)	Paul L. Joskow	John M. Palms	John M. Palms
John M. Palms (Chair)		John M. Palms	Thomas J. Ridge	Stephen D. Steinour (3)	William C. Richardson
William C. Richardson		William C. Richardson	Don Thompson	Don Thompson (4)	Thomas J. Ridge (5)
Stephen D. Steinour		John W. Rogers, Jr.			John W. Rogers, Jr.

(1)	Richard W. Mies was appointed to the generation oversight committee effective February 2, 2009, to the audit committee effective July 27, 2009 and to the risk oversight committee effective January 26, 2010.

(2)	Rosemarie B. Greco was appointed to the corporate governance committee effective September 15, 2009.

(3)	Stephen D. Steinour resigned from the generation oversight committee effective January 26, 2010.

(4)	Don Thompson resigned from the generation oversight committee effective January 26, 2010.

(5)	Thomas J. Ridge was appointed to the risk oversight committee effective January 26, 2010.

Board Oversight of Risk

The company operates in a market and regulatory environment that involves significant risks, many of which are beyond its control. The company has an enterprise risk management group consisting of a Chief Risk Officer and a full-time staff of 54 persons. The risk management group draws upon other company personnel for additional support on various matters related to the identification, assessment and management of enterprise risks. The company also has a risk management committee of company officers and other management personnel, who meet regularly to discuss matters related to enterprise risk management generally and particular risks associated with new developments or proposed transactions under consideration. Management of the company regularly meets with the Chief Risk Officer and the risk management committee to identify and evaluate the most significant risks of the businesses and appropriate steps to manage and mitigate those risks. In addition, the Chief Risk Officer and risk management group staff perform an annual assessment of enterprise risks, drawing upon resources throughout the company for an assessment of the likelihood and magnitude of the identified risks. The Chief Risk Officer and senior executives of the company discuss those risks with the risk oversight and audit committees of the Exelon board of directors and the Commonwealth Edison Company (“ComEd”) and PECO Energy Company (“PECO”) boards of directors. In addition, the Exelon board’s generation oversight and energy delivery oversight committees, respectively, evaluate risks related to the company’s generation and energy delivery businesses. The committees of the Exelon board regularly report to the full board on the committees’ discussions of enterprise risks. In addition, the Exelon board regularly discusses enterprise risks in connection with consideration of emerging trends or developments and in connection with the evaluation of capital investments and other business opportunities.

Board/Committee/Director Evaluation

The board has a three-part annual evaluation process that is coordinated by the corporate governance committee: committee self-evaluations; a full board evaluation; and the evaluation of the individual directors. The committee self-assessments consider whether and how well each committee has performed the responsibilities in its charter, whether the committee members possess the right skills and experience to perform their responsibilities or whether additional education or training is required, whether there are sufficient meetings covering the right topics, whether the meeting materials are effective, and other matters. The full board evaluation considers the following, in light of the committee self-assessments: (1) the effectiveness of the board organization and committee structure; (2) the quality of meetings, agendas, presentations and meeting materials; (3) the effectiveness of director preparation and participation in discussions; (4) the effectiveness of director selection, orientation and continuing education processes; (5) the effectiveness of the process for establishing the CEO’s performance criteria and evaluating his performance; and (6) the quality of administrative planning and logistical support.

Individual director performance assessments involve a discussion among the members of the corporate governance committee of each director’s performance using the performance expectations for directors contained in the Corporate Governance Principles. In addition, the chairman of the corporate governance committee or the chairman of the board provides individual feedback, as necessary. All assessments focus on both strengths and opportunities for improvement.

Director Education

The board has a program, overseen by the corporate governance committee, for orienting new directors and providing continuing education for all directors. The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the company or industry acquired before joining the board. All new directors receive materials about Exelon, the board and board policies and operations. Each new director is scheduled for meetings with the CEO and each executive vice president and members of his or her staff for a briefing on the executive’s responsibilities, programs and challenges. New directors are also scheduled for tours of various company facilities, depending on their orientation needs (incumbent directors are also invited to participate in the site visits, if available).

Continuing director education is primarily delivered during portions of regular board and committee meetings and focuses on the topics necessary to enable the board to consider effectively issues before them at that time (such as new regulatory or accounting standards). The education often takes the form of “white papers,” covering timely subjects or topics, which a director can review before the meeting and ask questions about during the meeting. The audit committee devotes a full meeting each year to educating the committee members about new accounting rules and standards, and topics that are necessary to having a good understanding of our accounting practices and financial statements. Both the energy delivery oversight committee and the generation oversight committee use site visits as a regular part of education for their members: (1) the generation oversight committee holds each meeting at a different generating station (nuclear, fossil and hydro) and the agenda always includes a briefing by local plant management, a tour of the facility and lunch with plant personnel; and (2) the energy delivery oversight committee periodically tours substations, transmission and distribution lines, call centers and other facilities. The company pays the cost for any director to attend outside director education seminars on corporate governance or other topics relevant to their service as directors.

Audit Committee

The audit committee is comprised of entirely independent directors and is governed by a board-approved charter stating its responsibilities. The audit committee met twelve times in 2009. Under its charter, the audit committee’s principal duties include:

■	Reviewing financial reporting, accounting practices and internal control functions;

■	With the assistance of the risk oversight committee, reviewing and making recommendations to the full board regarding risk management policy and legal and regulatory compliance;

■	Recommending the independent accountant;

■	Approving the scope of the annual audits by the independent accountant and internal auditors; and

■	Reviewing and making recommendations to the full board regarding officers’ and directors’ expenses and compliance with Exelon’s Code of Business Conduct.

The committee meets outside the presence of management for portions of its meetings to hold separate discussions with the independent accountant, the internal auditors and the chief legal officer.

Audit Committee Financial Experts

The board of directors has determined that each of the members of the audit committee is an “audit committee financial expert” for purposes of the SEC’s rules.

The board of directors also has determined that each of the members of the audit committee is independent as defined by the rules of the NYSE and our Corporate Governance Principles.

Report of the Audit Committee

In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in the 2009 Annual Report on SEC Form 10-K with Exelon Corporation’s management and the independent accountant. The Exelon audit committee discussed with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Exelon audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee regarding independence and has discussed with the independent accountant the independent accountant’s independence.

In reliance on the reviews and discussions referred to above, the Exelon audit committee recommended to the Exelon board of directors (and the Exelon board of directors has approved) that the audited financial statements be included in Exelon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

The committee has a charter that has been approved by the Exelon board of directors.

February 5, 2010

The Audit Committee
John M. Palms, Chair	Paul L. Joskow
John A. Canning, Jr.	Richard W. Mies
Bruce DeMars	William C. Richardson
Sue L. Gin	Stephen D. Steinour

Compensation Committee

The compensation committee is comprised entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The compensation committee met five times in 2009.

The compensation committee’s principal duties, as discussed in its charter, include:

■	Ensuring that executive compensation levels and targets are aligned with, and designed to achieve, Exelon’s strategic and operating objectives; and

■

Reviewing recommendations from management and outside consultants and approving or recommending approval of matters of executive compensation for officers of Exelon and its subsidiaries, including base salary, incentive awards, equity grants, perquisites, and other forms of compensation.

Executive officers are involved in evaluation of the performance and development of initial recommendations with respect to compensation adjustments; however, the compensation committee (and the independent directors and the full board of directors, respectively, with respect to the compensation of the CEO and the executive vice presidents and the ComEd CEO) makes the final determinations with respect to compensation programs and adjustments. Under Exelon’s Corporate Governance Principles, the CEO is considered an invited guest and is welcome to attend the meetings of the compensation committee, except when the compensation committee meets in executive session to discuss, for example, the CEO’s own compensation. The CEO cannot call meetings of the compensation committee.

Management, including the executive officers, makes recommendations as to goals for the incentive compensation programs that are aligned with Exelon’s business plan. The compensation committee reviews the recommendations and establishes the final goals. The compensation committee strives to ensure that the goals are consistent with the overall strategic goals set by the board of directors (including the individual goals of subsidiaries, as appropriate), that they are sufficiently difficult to meaningfully incent management performance, and, if the targets are met, that the payouts will be consistent with the design for the overall compensation program. Executive officers take an active role in evaluating the performance of the executives who report to them, directly or indirectly, and in recommending the amount of compensation their subordinate executives receive. Executive officers review peer group compensation data for each of their subordinates in conjunction with their annual performance reviews to formulate a recommendation for base salary and whether to apply an individual performance multiplier to the subordinate executive’s annual incentive payout, and if so, the amount of the multiplier. Executive officers generally do not make recommendations with respect to annual and long-term incentive target percentages or payouts. The CEO reviews all of the recommendations of the executive officers before they are presented to the compensation committee. The human resources function provides to the compensation committee and the independent directors data showing the history of the CEO’s compensation and data that analyzes the cost of a range of several alternatives for changes to the CEO’s compensation, but neither the executive officers nor the CEO makes any recommendation to the compensation committee or the independent directors with respect to the compensation of the CEO.

The compensation committee has delegated to the CEO the authority to make off-cycle awards to employees who are not subject to the limitations of Section 162(m), are not executive officers for purposes of reporting under Section 16 of the Securities Exchange Act of 1934, and are not executive vice presidents or higher of Exelon, provided that such authority is limited to making grants of up to 1,200,000 options in the aggregate, and 20,000 options per recipient in any year. The compensation committee reviews and ratifies these grants. On rare occasions, stock options are granted to new hires on the date they commence employment.

Compensation Consultant

Pursuant to the compensation committee’s charter, the committee is authorized to retain and terminate, without board or management approval, the services of an independent compensation consultant to provide advice and assistance, as the committee deems appropriate. The committee has the sole authority to approve the consultant’s fees and other retention terms, and reviews the independence of the consultant and any other services that the consultant or the consultant’s firm may provide to the company. The chair of the compensation committee reviews, negotiates and executes an engagement letter with the compensation consultant. The compensation consultant directly reports to the committee. The committee engaged Mr. Richard Meischeid, Managing Principal of Towers Perrin (known since January 2010 as Towers Watson), as its independent compensation consultant for 2009.

As part of its ongoing services to the compensation committee, the compensation consultant supports the committee in executing its duties and responsibilities with respect to Exelon’s executive compensation programs by providing information regarding market trends and competitive compensation programs and strategies. In supporting the compensation committee, the compensation consultant does the following:

■	Prepares market data for each senior executive position, including evaluating Exelon’s compensation strategy and reviewing and confirming the peer group used to prepare the market data;

■	Provides the committee with an independent assessment of management recommendations for changes in the compensation structure;

■	Works with management to ensure that the company’s executive compensation programs are designed and administered consistent with the committee’s requirements; and

■	Provides ad hoc support to the committee, including discussing executive compensation and related corporate governance trends.

Exelon’s human resources staff and senior management use the data provided by the compensation consultant to prepare documents for use by the compensation committee in preparing their recommendations to the full board of directors or, in the case of the CEO, the independent directors, on compensation for the senior executives. In addition to its general responsibilities, the compensation consultant attends the compensation committee’s meetings, if requested. The committee, or Exelon’s management on behalf of the committee, may also ask the compensation consultant to perform other executive and non-executive compensation-related projects. The committee has established a process for determining whether any significant additional services will be needed and whether a separate engagement for such services is necessary.

The committee adopted a formal compensation consultant independence policy in July 2009 that codified its past practices. The compensation consultant independence policy is available on the Exelon website at www.exeloncorp.com, under the investor relations tab. The purpose of the policy is to ensure that the advisers or consultants retained by the committee are independent of the company and its management, as determined by the committee using its reasonable business judgment. The committee considers all facts and circumstances it deems relevant, such as the nature of any relationship between a compensation consultant, the compensation consultant’s firm, and the company and the nature of any services provided by the compensation consultant’s firm to the company that are unrelated to the compensation consultant’s work for the committee. Under the policy, a compensation consultant shall not be considered independent if the compensation consultant or the compensation consultant’s firm receives more than one percent of its annual gross revenues for services provided to the company. Under the policy, the compensation consultant reports directly to the chair of the compensation committee, and the committee approves the aggregate amount of fees to be paid to the compensation consultant or the compensation consultant’s firm. The policy requires that the compensation consultant and any associates providing services to the compensation committee have no direct involvement with any other aspects of the compensation consultant’s firm’s relationship with Exelon (other than any director compensation services that may be performed for the corporate governance committee), and that no element of the compensation consultant’s compensation may be based on any consideration of the revenues for other services that the firm may provide to Exelon.

An office of Towers Perrin in a different city than Mr. Meischeid’s office provides Exelon with other services, including: actuarial valuation of pension plans and retiree welfare plans (and related services); pension plan administration services; health and welfare plan administration services; employee communications services; and information technology services. The amount of revenues for such other services is reported to the compensation committee on a quarterly basis. In 2009, the aggregate amount paid to Towers Perrin for compensation consultant services was $120,998, and the amount paid for other services was $4,317,000.

Compensation Committee Interlocks and Insider Participation

During fiscal 2009 and as of the date of this Proxy Statement, none of the members of the compensation committee was or is an officer or employee of the company, and no executive officer of the company served or serves on any compensation committee or board of any company that employed or employs any members of the company’s compensation committee or board of directors.

Corporate Governance Committee

The corporate governance committee met seven times in 2009. All members of the committee are independent directors.

In addition to its other duties described elsewhere in this Proxy Statement, the corporate governance committee’s principal duties, as discussed in its charter, include:

■	Reviewing and making recommendations on corporate, board and committee structure, organization, committee membership, functions, compensation and effectiveness;

■	Monitoring corporate governance trends and making recommendations to the board regarding the Corporate Governance Principles;

■	Identifying potential director candidates and coordinating the nominating process for directors;

■	Coordinating the board’s role in establishing performance criteria for the CEO and evaluating the CEO’s performance;

■	Monitoring succession planning and executive leadership development;

■	Overseeing Exelon’s strategies and efforts to protect and improve the environment, including climate change, sustainability and the Exelon 2020 plan;

■	Approving or amending delegations of authority for Exelon and its subsidiaries; and

■	Overseeing Exelon’s efforts to promote diversity among its directors, officers, employees and contractors.

The committee may act on behalf of the full board when the board is not in session. The committee utilizes an independent compensation consultant to assist it in evaluating directors’ compensation, and for this purpose it periodically asks the consultant to prepare a study of the compensation of the company’s directors compared to the directors of companies in the same peer group used for executive compensation. This study is used as the basis for the corporate governance committee’s recommendations to the full board with respect to director compensation. The corporate governance committee may utilize other consultants, such as specialized search firms to identify candidates for director.

Risk Oversight Committee

The risk oversight committee met six times in 2009.

The risk oversight committee’s principal duties, as discussed in its charter, include:

■	Overseeing the company’s risk management functions;

■

Reporting to the audit committee and to the full board regarding corporate risk management policy (including financial risks, legal and regulatory risks), power marketing, power trading risk management strategy, nuclear fuels procurement and performance, and the hedged condition of the generation portfolio;

■	Reviewing and approving risk policies relating to power marketing, hedging and the use of derivatives;

■	Overseeing and reviewing the performance and management of assets in Exelon’s pension and nuclear decommissioning trust funds; and

■	Appointing and removing the parties overseeing the performance and management of investment of assets in Exelon’s employee benefit trusts.

Energy Delivery Oversight Committee

The energy delivery oversight committee met five times in 2009.

The energy delivery oversight committee’s principal duties, as discussed in its charter, include:

■

Overseeing the operating utilities’ (ComEd, PECO and Exelon Transmission Company) performance trends, compared to benchmarks, focusing on issues having cross-utility impact or opportunities for sharing best practices and lessons learned;

■	Reviewing issues having significant impact on utility capital budgets and resource adequacy to meet utility service obligations;

■

Overseeing the establishment of and compliance with policies and procedures for the management and mitigation of risks associated with the security and integrity of the transmission and distribution assets of ComEd, PECO and Exelon Transmission Company;

■	Reviewing significant legislative, regulatory and investment and recovery strategies, focusing on those with potential multi-state or multi-utility impact;

■

Reviewing significant labor and human relations policies or issues related to the operating utilities, focusing on those with potential cross-utility impact and sharing of best practices and lessons learned; and

■	Reviewing significant environmental, health and safety policies or practices related to the operating utilities.

Generation Oversight Committee

The generation oversight committee met six times in 2009.

The generation oversight committee’s principal duties, as discussed in its charter, include:

■

Advising and assisting the full board in fulfilling its responsibilities to oversee the safe and reliable operation of all generating facilities owned or operated by Exelon or its subsidiaries, including those in which Exelon has significant equity or operational interests;

■	Reviewing major investments and changes in strategy regarding the generating facilities;

■	Reviewing the budget and business plans of Exelon Generation Company and monitoring its operating and financial performance;

■	Overseeing the establishment of and compliance with policies and procedures to manage and mitigate risks associated with the security and integrity of Exelon Generation Company’s assets; and

■	Reviewing environmental, health and safety issues related to Exelon Generation Company.

Director Independence

Under Exelon’s Corporate Governance Principles, a substantial majority of the board must be composed of independent directors, as defined by the NYSE. In addition to complying with the NYSE rules, Exelon monitors the independence of audit and compensation committee members under rules of the SEC (for members of the audit and compensation committees) and the Internal Revenue Service (for members of the compensation committee). The board has adopted independence criteria corresponding to the NYSE rules for director independence and the following categorical standards to address those relationships that are not specifically covered by the NYSE rules:

1.	A director’s relationship with another company with which Exelon does business will not be considered a material relationship that would impair the director’s independence if the aggregate of payments made by Exelon to that other company, or received by Exelon from that other company, in the most recent fiscal year, is less than the greater of $1 million or 5% of the recipient’s consolidated gross revenues in that year. In making this determination, a commercial transaction will not be deemed to affect a director’s independence, if and to the extent that: (a) the transaction involves rates or charges that are determined by competitive bidding, set with reference to prevailing market prices set by a well-established commodity market, or fixed in conformity with law or governmental authority; or (b) the provider of goods or services in the transaction is determined by the purchaser to be the only practical source for the purchaser to obtain the goods or services.

2.	If a director is a current employee, or a director’s immediate family member is an executive officer of a charitable or other tax-exempt organization to which Exelon has made contributions, the contributions will not be considered a material relationship that would impair the director’s independence if the aggregate of contributions made by Exelon to that organization in its most recent fiscal year is less than the greater of $1 million or 2% of that organization’s consolidated gross receipts in that year. In any other circumstance, a director’s relationship with a charity or other tax-exempt organization to which Exelon makes contributions will not be considered a material relationship that would impair the director’s independence if the aggregate of all contributions made by Exelon to that organization in its most recent fiscal year is less than the greater of $1 million or 5% of that organization’s consolidated gross receipts in that year. Transactions and relationships with charitable and other tax-exempt organizations that exceed these standards will be evaluated by the board to determine whether there is any effect on a director’s independence.

Each year, directors are requested to provide information about their business relationships with Exelon, including other boards on which they may serve, and their charitable, civic, cultural and professional affiliations. We also gather information on significant relationships between their immediate family members and Exelon. All relationships are evaluated by Exelon’s Office of Corporate Governance for materiality. Data on transactions between Exelon and companies for which an Exelon director or an immediate family member serves as a director or executive officer are presented to the corporate governance committee, which reviews the data and makes recommendations to the full board regarding the materiality of such relationships for the purpose of assessing director independence. The same information is considered by the full board in making the final determination of independence.

Each of the directors, with the exception of John Rowe, was determined by our board of directors to be “independent” under applicable guidelines presented above. Mr. Rowe is not considered an independent director because of his employment as Chairman and Chief Executive Officer of Exelon. The amounts involved in the transactions between Exelon and its entities, on the one hand, and the companies with which a director or an immediate family member is associated, on the other hand, all fell below the thresholds specified by the NYSE rules and the categorical standards specified in the company’s corporate governance principles. Because Exelon provides utility services through its subsidiaries ComEd, PECO and Exelon Energy and many of its directors live in areas served by the Exelon subsidiaries, many of the directors are affiliated with businesses and charities that receive utility services from Exelon’s subsidiaries. The corporate governance committee does not review transactions pursuant to which Exelon sells gas or electricity to these businesses or charities at tariffed rates. Similarly, because Exelon and its subsidiaries are active in their communities and make substantial charitable contributions, and many of Exelon’s directors live in communities served by Exelon and its subsidiaries and are active in those communities, many of Exelon’s directors are affiliated with charities that receive contributions from Exelon and its subsidiaries.

None of the directors or their immediate family members is an executive officer of any charitable organizations to which Exelon or its subsidiaries contribute. All such payments to charitable organizations were immaterial under the applicable independence criteria.

We describe below various transactions and relationships considered by the board in assessing the independence of each director.

M. Walter D’Alessio

Mr. D’Alessio is the chairman and a director of a company that received $49 million from Exelon for health care coverage for Exelon employees.

Nicholas DeBenedictis

Mr. DeBenedictis serves as the chairman, president and chief executive officer of a public company that received approximately $823,000 from Exelon for water supplies. Exelon made these purchases under tariffed utility rates. Mr. DeBenedictis serves as a director of a company that received $49 million from Exelon for health care coverage for Exelon employees. Mr. DeBenedictis serves as a director of a public company that received approximately $752,000 from Exelon for renewable energy credits.

Bruce DeMars

Admiral DeMars served through 2008 as the director of a public company that has a subsidiary that provides services to Exelon Generation. In 2009, Exelon paid the subsidiary approximately $737,000.

Nelson A. Diaz

Mr. Diaz is Of Counsel to a law firm that provides legal services to Exelon. In 2009, Exelon paid the law firm approximately $137,000. Mr. Diaz does not work on any matters relating to Exelon and derives no financial benefit from any legal services that the law firm provides to Exelon. The board does not consider that Exelon’s relationship with the law firm impairs Mr. Diaz’ independence.

Sue L. Gin

Ms. Gin is the chairman and chief executive officer of a company that is a customer of Exelon Energy. The company paid Exelon Energy approximately $170,000 for natural gas in 2009.

Rosemarie B. Greco

Ms. Greco serves as the director of a public company that is a supplier of fuel oil to Exelon Generation and PECO. In 2009, Exelon paid the company approximately $18 million.

Richard W. Mies

Admiral Mies serves as the director of a public company that has a subsidiary that provides services to Exelon Generation. In 2009, Exelon paid that company approximately $737,000.

Dr. William C. Richardson

Dr. Richardson serves as a director of a public company that provides financial and stock transfer services to Exelon. In 2009, Exelon paid the company approximately $6 million.

Thomas J. Ridge

Governor Ridge is a senior advisor to a major accounting firm that provided non-audit services to Exelon. In 2009, Exelon paid the firm approximately $35 million.

John W. Rogers, Jr.

Mr. Rogers serves as a director of company that provides benefit administration services to Exelon. In 2009, Exelon paid the company approximately $9 million. Mr. Rogers also serves a director of a company that is a customer of Exelon Energy. The company paid Exelon Energy approximately $5,961,000 in 2009.

Stephen D. Steinour

Mr. Steinour is the chairman, president and chief executive officer of a company that is a customer of Exelon Energy. The company paid Exelon Energy approximately $86,000 in 2009.

Don Thompson

Mr. Thompson is the president and chief executive officer of a company that is a customer of Exelon Energy. The company paid Exelon Energy approximately $5,961,000 in 2009.

Related Person Transactions

Exelon has a written policy for the review and approval or the ratification of related person transactions. Transactions covered by the policy include commercial transactions for goods and services and the purchase of electricity or gas at non-tariffed rates from Exelon or any of its subsidiaries by an entity affiliated with a director or officer of Exelon. The retail purchase of electricity or gas from ComEd or PECO at rates set by tariff, and transactions between or among Exelon or its subsidiaries are not considered. Charitable contributions approved in accordance with Exelon’s Charitable Contribution Guidelines are deemed approved or ratified under the Related Persons Transaction policy and do not require separate consideration and ratification.

As required by the policy, the board reviewed all commercial, charitable, civic and other relationships with Exelon in 2009 that were disclosed by directors and executive officers of Exelon, ComEd and PECO, and by executive officers of Exelon Generation that required separate consideration and ratification. The Office of Corporate Governance collected information about each of these transactions, including the related persons and entities involved and the dollar amounts either paid by or received by Exelon. The Office of Corporate Governance also conducted additional due diligence, where required to determine the specific circumstances of the particular transaction, including whether it was competitively bid or whether the consideration paid was based on tariffed rates.

The corporate governance committee and the board reviewed the analysis prepared by the Office of Corporate Governance, which identified those related person transactions which required ratification or approval, under the terms of the policy, or disclosure under the SEC regulations. The corporate governance committee and the board considered the facts and circumstances of each of these related person transactions, including the amounts involved, the nature of the director’s or officer’s relationship with the other party to the transaction, whether the transaction was competitively bid and whether the price was fixed or determined by a tariffed rate.

The committee recommended that the board ratify all of the transactions. On the basis of the committee’s recommendation, the board did so. Several transactions were ratified because the related person served only as a director of the affiliated company, was not an officer or employee of the affiliated company and did not have a pecuniary or material interest in the transaction. For some of these transactions, the value or cost of the transaction was very small, and the board considered the de minimus nature of the transaction as further reason for ratifying it. The board approved and ratified other transactions that were the result of a competitive bidding process, and therefore were considered fairly priced, or arms length, regardless of any relationship. The remaining transactions were approved by the board, even though the director is an executive officer of the affiliated company, because the transactions involved only retail electricity or gas purchases under set, tariffed rates or the price and terms were determined as a result of a competitive bidding process. Only one of the related person transactions required disclosure in this proxy statement.

McDonald’s Corporation and its subsidiaries purchase both gas and electricity from Exelon in the ordinary course of business. McDonald’s independently-owned and operated franchisees also purchase gas and electricity from Exelon in the ordinary course of business. Purchases from ComEd and PECO are at tariffed rates and therefore do not require disclosure. Gas purchases from Exelon Energy are made based on fixed prices for contract quantities settled at market prices based on an independent, publicly available index (the monthly Natural Gas Index). Electricity purchases made from Exelon Energy are made at the fixed price for power in the ComEd Zone within the PJM Interconnection. In 2009, McDonald’s USA procured electricity services from Exelon Energy at market rates in the amount of approximately $4,380,000 and gas services at market rates in the amount of approximately $1,581,000. McDonald’s USA will procure electricity and gas from Exelon Energy under the same agreements in 2010. Director Don Thompson is President and Chief Operating Officer of McDonald’s Corporation. Director John Rogers is also a director of McDonald’s Corporation, of which McDonald’s USA is a subsidiary.

The corporate governance committee and the Exelon board reviewed the sales at market prices to McDonald’s as related person transactions and concluded that the transactions were in the best interests of Exelon because they involved the sale of electricity and gas in the ordinary course at prices based on independent, publicly available indices. There was no indication that either of Exelon’s directors was involved in the negotiations of the contracts or had any direct or indirect material interest in the transactions or influence over them. As compared to Exelon’s and McDonald’s overall sales, the transactions are immaterial, individually and in the aggregate.

Director Nomination Process

The corporate governance committee serves as the nominating committee and recommends director nominees. The board of directors receives the proposed nominations from the corporate governance committee and approves the nominees to be included in the Exelon proxy materials that are distributed to shareholders.

The corporate governance committee considers all candidates for director, including directors currently serving on the board and candidates recommended by shareholders and others. The committee may also utilize specialized search firms to identify and assess potential candidates.

The committee determines the appropriate mix of skills and characteristics required to best fill the needs of the board and periodically reviews and updates the criteria as deemed necessary. The board believes that diversity in personal background, race, gender, age and nationality are important considerations in selecting candidates. All candidates are considered in light of the following standards and qualifications for director that are contained in the Exelon Corporate Governance Principles:

■	Highest personal and professional ethics, integrity and values;

■	An inquiring and independent mind;

■	Practical wisdom and mature judgment;

■	Broad training and experience at the policy-making level in business, government, education or technology;

■	Expertise useful to Exelon and complementary to the background and experience of other Exelon board members;

■	Willingness to devote the required amount of time to the duties and responsibilities of board membership;

■	A commitment to serve over a period of years to develop knowledge about Exelon; and

■	Involvement only in activities or interests that do not create a conflict with responsibilities to Exelon and its shareholders.

Composition of the Board of Directors and Committees

The corporate governance committee believes that the current membership of the board and the committees represents an optimum mix of directors in terms of the range of backgrounds and experience and diversity. The board consists of directors who range in age from 46 to 76, with an average and median age of 64. The tenure of the directors is similarly varied, with seven directors having served since the company’s creation in 2000, one since 2002, one since 2004, two since 2005, three since 2007, and one each since 2008 and 2009. Five directors come from the Chicago area and five from the Philadelphia area, the company’s two primary markets, while six come from other parts of the country. Two directors are African-Americans, two are women, one is Hispanic, and one is Asian-American.

The directors have a wide diversity of experiences that fill the needs of the board and its committees. Eight directors are current or former CEOs of corporations; two are former CEOs of universities. Three directors have strong nuclear experience. Four directors have experience in banking and investment management. Four have served in government and two have flag officer military experience. Individual directors have experience or expertise in real estate, utility and environmental matters, law, the economics of energy, and engineering and operations.

In determining the membership of the committees, the corporate governance committee has sought to have each committee reflect a range of backgrounds and experience and diversity. Every member of the audit committee qualifies as an “audit committee financial expert”, as defined by SEC rules, and most of the members serve or have served on audit committees of other companies. Three members of the generation oversight committee have nuclear expertise. The chairs of the audit and risk oversight committees sit on each other’s committees, and there is significant overlap in the membership of the committees reflecting the overlap in responsibilities. Similarly, the chairs of the corporate governance and compensation committees sit on each other’s committees, which is helpful in the company’s process for evaluating the CEO’s performance and setting his compensation. Almost all of the members of the corporate governance committee serve or have served on the corporate governance committees of other corporations. The chair of the compensation committee has experience in human relations, and several of the members have served on the compensation committees of other corporations. The energy delivery oversight committee includes members with experience in utility operations, environmental matters, the economics of energy, law, and governmental affairs, facilitating the committee’s oversight of the heavily-regulated energy delivery businesses. The risk oversight committee includes members with experience in the economics of energy, nuclear operations, and banking and investment management, reflecting experience in dealing with the range of risks that the company faces.

Biographical information about each of the directors follows.

Proposal 1: Election of Directors

Our board is composed of 16 members. In 2007, we amended the Articles of Incorporation to declassify the board of directors over a three-year period. As a result, this year all directors are elected annually to serve for one-year terms.

Upon the recommendation of the corporate governance committee, the board nominated the following 16 candidates for election as directors, each to serve a one-year term. Each of the following nominees has agreed to be named in this proxy statement and to serve as a director, if elected. If any director is unable to stand for election, the board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. Exelon does not expect that any director nominee will be unable to serve.

The board of directors recommends a vote “FOR”

each of the director nominees below.

John A. Canning, Jr.

Director since 2008

Age 65

Member-Audit Committee

Member-Compensation Committee

Mr. Canning is the Chairman and co-founder of Madison Dearborn Partners, LLC (“MDP”), which specializes in management buyout and special equity investing. MDP has raised investment funds with more than $18 billion in limited partner commitments from over 350 endowments, pension funds and other sophisticated investors. MDP has made significant investments in the energy and power industry. Prior to co-founding MDP, Mr. Canning spent 24 years with First Chicago Corporation, where he managed the bank’s venture investments. Altogether he has 29 years of experience in private equity investing, including reviewing financial statements and audit results and making investment and acquisition decisions. Mr. Canning is a former director and Chairman of the Federal Reserve Bank of Chicago, giving him insight into economic trends important to the business of Exelon. He is also a Commissioner of the Irish Pension Reserve Fund. Mr. Canning has also served on the board of directors of Jefferson Smurfit Group plc and TransUnion Corp. He served on the audit committee at TransUnion as well as the audit committees of several charitable organizations, including the Irish Reserve Pension Fund. In addition to his business experience, he also has a law degree. Mr. Canning is a recognized leader in the Chicago business community with knowledge of the economy of the Midwestern United States and the northern Illinois communities that Exelon serves. Mr. Canning’s business experience and service on the boards of other companies and organizations enable him to contribute to the work of the Exelon board. Mr. Canning’s experience in banking and in managing investments, and his experience on the audit committees of other organizations, make him a valued member of the audit and compensation committees.

M. Walter D’Alessio

Director since 2000

Age 76

Lead Director

Chair-Corporate Governance Committee

Member-Compensation Committee

Mr. D’Alessio serves as lead director. He is Vice Chairman of NorthMarq Capital (a real estate investment banking firm) and is senior managing director of NorthMarq Advisors (a real estate consulting group), positions he has held since July 2003. Prior to that, he was the Chairman and CEO of Legg Mason Real Estate Services, Inc. (1982-July 2003). He is the Chairman of the board of Brandywine Realty Trust, where he has been a trustee since 1996, and has been a director of Independence Blue Cross since 1991, and also currently serves as chairman of the board. Mr. D’Alessio has served as a director of the Federal Home Loan Bank Board of Pittsburgh since 2008, serving on the governance, human resources and community investment and public policy committees, and a trustee of the Pennsylvania Real Estate Investment Trust since 2005, where he serves on the compensation and human resources committee and the nominating and governance committee. He also serves on the Board of PECO, an Exelon subsidiary. Mr. D’Alessio is a leader in the Philadelphia business community and has knowledge of the greater Philadelphia metropolitan area and economic trends in the region, particularly with respect to real estate development. Mr. D’Alessio contributes to the Exelon board through his long history as a business leader and as a director of other business organizations. Through his leadership of other boards and his leadership and participation in the work of committees of other boards, Mr. D’Alessio is valued as a leader of the Exelon board and its corporate governance committee and makes important contributions to the work of the compensation committee, including its evaluation of the performance and compensation of the Exelon CEO. Mr. D’Alessio’s knowledge and expertise in corporate governance has been recognized by his being appointed a member of the Advisory Board of the Drexel University Business School Corporate Governance Program.

Nicholas DeBenedictis

Director since 2002

Age 64

Chair-Energy Delivery Oversight Committee

Member-Corporate Governance Committee

Member-Generation Oversight Committee

Mr. DeBenedictis is the Chairman (since 1993), President and Chief Executive Officer (since 1992) of Aqua America Inc., a water utility with operations in 14 states. Aqua America is the second largest U.S.-based, publicly-traded water and wastewater company in the country, and as its CEO Mr. DeBenedictis has experience in dealing with many of the same development, land use and utility regulatory issues that affect Exelon and its subsidiaries. Mr. DeBenedictis also has extensive experience in environmental regulation and economic development, having served in two cabinet positions in the Pennsylvania government, as Secretary of the Pennsylvania Department of Environmental Resources and as Director of the Office of Economic Development. He also spent eight years with the U.S. Environmental Protection Agency and was President of the Greater Philadelphia Chamber of Commerce for three years. Mr. DeBenedictis has also served as a director of P.H. Glatfelter, Inc. (global supplier of specialty papers and engineered products) since 1995, where he serves on the audit, compensation, and nominating and corporate governance committees. Mr. DeBenedictis served as a director of Met-Pro Corporation from 1997 until his resignation in February 2010, (global provider of solutions and products for product recovery, pollution control, and fluid handling applications). While a director of Met-Pro, he served as presiding independent director, chair of the corporate governance and nominating committee and a member of the audit committee. Mr. DeBenedictis has a master’s degree in environmental engineering and science. Mr. DeBenedictis is a leader in the greater Philadelphia business community and has knowledge of the communities and local economies served by PECO. Mr. DeBenedictis’ contribution to the Exelon board is enhanced by his experience as the CEO of a public company, his experience on the boards of other companies, his experience as a utility executive, and his experience with environmental regulation, all of which bring useful perspectives to the Exelon board’s energy delivery oversight committee and the generation oversight committee. His experience as the presiding director and chair of the corporate governance committee of another public company offer additional insight to the functions of the Exelon corporate governance committee.

Bruce DeMars

Director since 2000

Age 74

Chair-Generation Oversight Committee

Member-Audit Committee

Member-Corporate Governance Committee

Member-Energy Delivery Oversight Committee

Admiral DeMars is a Retired Admiral, United States Navy. In 1988, Admiral DeMars became the Director of the Naval Nuclear Propulsion Program, a joint Department of the Navy/Department of Energy program responsible for the design, construction, maintenance, operation and final disposal of nuclear reactor plants for the U.S. Navy until his retirement from the Navy in October 1996. Admiral DeMars has served as a director of Oceanworks International, Inc. since 2002. Admiral DeMars previously served as a director of McDermott International, an engineering and construction company focused on energy infrastructure (1997-2008) where he served on the audit committee (2002-2008). Admiral DeMars served as the chairman of the board of Duratek, Inc., a company that specialized in the disposal of radioactive waste (2004-2006). Admiral DeMars’ long experience with the Navy and the boards of other companies enables him to bring technical and business experience to the Exelon board. With his experience with nuclear power, Admiral DeMars has made contributions to oversight of the operation of Exelon’s nuclear plants and is qualified to lead the board’s generation oversight committee. His experience with management and operating processes relevant to the generation business are relevant to his service as a member of the energy delivery oversight committee. His experience with Navy programs and his work on other public company boards and board committees enhance his contribution to the Exelon audit committee and enable him to add his perspectives to the discussions of the Exelon corporate governance committee. In recognition of his expertise in corporate governance, he was asked to be a presenter at the Director Institute at Emory University in 2006, 2007, 2008 and 2009.

Nelson A. Diaz

Director since 2004

Age 62

Member-Energy Delivery Oversight Committee

Member-Generation Oversight Committee

Member-Risk Oversight Committee

Judge Diaz has been Of Counsel to Cozen O’Connor, a Philadelphia-based national law firm, since May 2007. He was previously a partner of Blank Rome LLP (a law firm), from March 2004 through May 2007, and from February 1997 through December 2001. He served as the City Solicitor for the City of Philadelphia from December 2001 through January 2004, and Judge of the Court of Common Pleas, First Judicial District of Pennsylvania (1981-1993), where he served as Administrative Judge responsible for supervising judges and staff and managing the budget.

He also served as General Counsel, United States Department of Housing and Urban Affairs (1993-1997). He also serves as a director of PECO and formerly served as Chairman of the board of trustees of Paradigm Multi Strategy Fund I, LLC. Judge Diaz is a Trustee of Temple University. His undergraduate education was in accounting, and he has participated in a number of seminars and conferences on corporate governance. Judge Diaz’s legal and governmental experience at the federal level and in a city and state where a significant portion of Exelon’s business is conducted has enabled him to contribute to the board and its committees on matters related to federal, state and local regulation and public policy. In addition, Judge Diaz’s Puerto Rican heritage adds diversity to the Exelon board. He serves on the boards of the National Association for Hispanic Elderly, the U.S. Hispanic Leadership Institute and the United States Hispanic Advocacy Association. He is active in Philadelphia government and community affairs and neighborhood development and has made contributions to Exelon’s outreach to diverse groups within Philadelphia and neighboring communities. Judge Diaz serves on the Exelon board’s energy delivery, generation, and risk oversight committees, where his experience in legal matters and government regulation is best utilized in overseeing Exelon’s business operations and the legal and regulatory risks that Exelon faces.

Sue L. Gin

Director since 2000

Age 68

Chair-Risk Oversight Committee

Member-Audit Committee

Member-Corporate Governance Committee

Ms. Gin is an entrepreneur who is the founder, owner, Chairman and CEO of Flying Food Group, LLC, an airline catering and fresh meal production company serving international airlines and specialty retailers. She has served as its Chairman and CEO since 1983. She is also the owner and founder of New Management, Ltd., a real estate sales, leasing, management and development firm, and has served as its President since 1977. Ms. Gin has served as a director of Centerplate, Inc. (hospitality company) (2004-2009), serving as chair of the corporate governance committee, and also served as a director of Briazz, Inc. (restaurants and catering) (2003-2004). She is also a director of ComEd, an Exelon subsidiary, and is a member of the ComEd audit committee. As a leader in the Chicago business community and as the chief executive of a privately-held Chicago-based business, Ms. Gin is familiar with the Chicago economy and the needs of Chicago businesses served by ComEd. As a female member of the Asian-American community, Ms. Gin also brings diversity to the board and contributes to Exelon’s diversity initiatives and community outreach.

Rosemarie B. Greco

Director since 2000

Age 63

Chair-Compensation Committee

Member-Corporate Governance Committee (effective September 15, 2009)

Member-Energy Delivery Oversight Committee

Ms. Greco serves as a Senior Advisor to the Governor of Pennsylvania-Health Care Reform. She served as the director of the Governor’s Office of Health Care Reform for the Commonwealth of Pennsylvania from January 2003 through December 2008. She is also the founding principal of GRECOVentures Ltd., a private management consulting firm. She was formerly President, CEO and director of First Fidelity Bank, N.A., and Senior Executive Vice President and director of First Fidelity Bancorporation and formerly President of CoreStates Financial Corporation and director, President and CEO of CoreStates Bank, N.A. She has served since 1998 as a director of Sunoco, Inc. (energy), where she serves on the audit, compensation and governance committees, and since 1997 as a trustee of Pennsylvania Real Estate Investment Trust, where she serves as chair of the executive compensation and human resources committee. She has also served since 1999 as a trustee of SEI Investment Management Corp., a subsidiary of SEI Investments, Co., and serves as chair of its governance committee. She also serves as a director of PECO. While serving in the banking industry she served for a time as head of a human resources department, experience that has been valuable to her service as chair of Exelon’s compensation committee. Her experience in the banking industry in Philadelphia has given her insight into the needs of the banks’ clients, who are also customers of PECO. Ms. Greco’s role as a female executive has brought diversity to Exelon’s board, and she has contributed to Exelon’s diversity initiatives. Her experience as a CEO with responsibility for overseeing the quality of operations is a useful background for her work on the energy delivery oversight committee, with its focus on operational issues at ComEd and PECO. Ms. Greco’s experiences as a CEO, a management consultant, and a member of a number of corporate boards and governance committees contribute to her effectiveness as a member of the corporate governance committee. In addition, her service as chair of the compensation committee while also serving as a member of the corporate governance committee is designed to facilitate communications between the committees with respect to performance evaluations and succession planning for the executives in conjunction with executive compensation decisions.

Paul L. Joskow, Ph. D.

Director since 2007

Age 62

Member-Audit Committee

Member-Energy Delivery Oversight Committee

Member-Risk Oversight Committee

Professor Joskow has been the President of the Alfred P. Sloan Foundation since January 1, 2008. The Sloan Foundation is a philanthropic institution that supports research and education in science, technology and economic performance. He is on leave from his position as the Elizabeth and James Killian Professor of Economics and Management at the Massachusetts Institute of Technology (“MIT”). Professor Joskow joined the MIT faculty in 1972 and served as head of the MIT Department of Economics (1994-1998) and Director of the MIT Center for Energy and Environmental Policy Research (1999-2007). At MIT he was engaged in teaching and research in the areas of industrial organization, energy and environmental economics, competition policy, and government regulation of industry for over 35 years. Much of his research and consulting activity has focused on the electric power industry, electricity pricing, fuel supply, demand, generating technology, and regulation. He is a Fellow of the American Academy of Arts and Sciences and the Econometric Society. He has served on the U.S. Environmental Protection Agency’s (“EPA”) Acid Rain Advisory Committee, on the Environmental Economics Committee of EPA’s Science Advisory Board, and on the National Commission on Energy Policy. He is a Trustee of the Putnam Mutual Funds. In addition to his teaching, research, publishing and consulting activities, he has experience in the energy business, serving as a director of New England Electric System, a public utility holding company (1987-2000), until it was acquired by National Grid. He then served as a director of National Grid plc, an international electric and gas utility holding company, and one of the largest investor-owned utilities in the world (2000-2007). Since 2004 he has been a director of TransCanada Corporation, which is an energy infrastructure company with gas pipelines, electric power operations, and natural gas storage facilities. He currently serves on the audit and governance committees of TransCanada. He previously served on the audit committee of National Grid (2000-2005) and was chair of its finance committee until 2007. He also served on the audit committee of New England Electric System and as the chair of the audit committee of the Putnam Mutual Funds (2002-2005). With his experience in the energy industry and economics, Mr. Joskow makes a contribution to the Exelon board discussions of economics, energy markets, energy policy, industry trends, and risk and the work of the audit, risk oversight, and energy delivery oversight committees in these fields.

Richard W. Mies

Director since 2009

Age 65

Member-Audit Committee (effective July 27, 2009)

Member-Generation Oversight Committee

Member-Risk Oversight Committee (effective January 2010)

Admiral Mies has experience in oversight of nuclear operations, with a combination of nuclear, policy and business experience gained through military service and providing strategic counsel on national security. He is President and Chief Executive Officer of The Mies Group, Ltd., a private consulting firm. Admiral Mies retired from the United States Navy in 2002 following 35 years of service. A nuclear submariner, Admiral Mies has a wide range of operational command experience; he commanded the United States Strategic Command for four years prior to his retirement. Following his military service, Admiral Mies served as a Senior Vice President of Science Applications International Corporation and as President and Chief Executive Officer of its wholly-owned subsidiary, Hicks and Associates, until September 2007. Admiral Mies has served since 2008 as a director of McDermott International, Inc., an engineering and construction company focused on energy infrastructure, where he serves on the audit and governance committees, and since 2002 has served as a director of Mutual of Omaha, an insurance and banking company, where he served on the audit committee (2002-2007), currently serves as chair of the corporate governance committee and as a member of the compensation and evaluation and executive committees. He is also a member of the Board of Governors of Los Alamos and Lawrence Livermore National Security LLCs. In addition to an undergraduate degree in mechanical engineering and mathematics, he has a master’s degree in government administration and international relations. Admiral Mies makes a contribution to the Exelon board through his experience with the Navy and in business and his experience on boards of other companies. He contributes to Exelon’s generation oversight committee through his training as an engineer and his experience with nuclear power. His contribution to the audit and risk oversight committees is enhanced by his business experience and his experience on the boards and audit committees of other companies.

John M. Palms, Ph. D.

Director since 2000

Age 74

Chair-Audit Committee

Member-Corporate Governance Committee

Member-Generation Oversight Committee

Member-Risk Oversight Committee

Dr. Palms has had a distinguished career in academia and business and is a leading expert on nuclear power operations. He is Distinguished President Emeritus and Distinguished University Professor Emeritus of the University of South Carolina. He served as the President of the University of South Carolina (1991-June 2002), overseeing major budgets and approving significant financial and other transactions. He was Distinguished University Professor at the University of South Carolina (2002-2007). He is the former President of Georgia State University and the former Vice President for Academic Affairs and the Charles Howard Chandler Professor of Radiological and Environmental Physics at Emory University. He was recognized for his nuclear energy and operations expertise by serving for five years as a member of the National Nuclear Accreditation Board and the Advisory Council for the Institute of Nuclear Power Operations and its National Academy of Nuclear Training. He also served on the Three Mile Island Public Health Fund Committee to design a Public Acceptable Environmental Monitoring Program. In 2003 he became the non-executive chairman of the board of directors of Assurant Inc., a provider of specialty insurance and related services with risk management expertise, strong distribution partnerships and complex administrative skills, where he has been a director since 1990 and serves on the nominating and corporate governance and audit committees, and he has also served since 2002 as a director of Computer Task Group, Inc., a provider of information technology solutions and services, where he serves on the executive, nominating and corporate governance, and compensation committees and formerly served on the audit committee, and he has served since 2006 as a director of The Geo Group, a world leader in the privatized development and management of correction and retention facilities. In addition, Dr. Palms is the Chairman of the board of trustees of the Institute for Defense Analyses, a non-profit, federally-funded research and development organization that advises the U.S. Secretary of Defense and the U.S. Congress. Dr. Palms makes a contribution to the Exelon board through his extensive knowledge of nuclear power and his experience on the boards and board committees of other public companies. His knowledge and experience with nuclear power makes Dr. Palms a valuable member of the generation oversight and risk oversight committees. His service as chair of the audit committee and a member of the risk oversight committee reinforces the role of the audit committee in overseeing risk matters and ensures full communication between the two committees, given the close relationship between audit and risk issues. Dr. Palms’ experience in the management of large business, academic and other organizations enables him to offer useful perspectives to Exelon’s corporate governance committee.

William C. Richardson, Ph. D.

Director since 2005

Age 69

Member-Audit Committee

Member-Compensation Committee

Member-Corporate Governance Committee

Member-Risk Oversight Committee

Dr. Richardson is the President and Chief Executive Officer Emeritus of the W.K. Kellogg Foundation, a private foundation, and the President and Chief Executive Officer Emeritus of Johns Hopkins University. Dr. Richardson served as the President and CEO of the W. K. Kellogg Foundation until his retirement (1995-2005). He also served as chairman of the Kellogg Trust (1996-2007). In that position he and two other trustees directly oversaw the management of an approximately $7.7 billion fund, including a significant position in Kellogg Company (cereal and convenience foods). He was the President of Johns Hopkins University (1990-1995), and Executive Vice President and Provost of Pennsylvania State University (1984-1990). He is a member of the Institute of Medicine, National Academy of Sciences. Dr. Richardson has served as a director of The Bank of New York Mellon Corporation since 1998 and he served as a director of CSX Corporation (railroad) (1992-2008), and he also served as a director of Kellogg Company (1996-2007). Dr. Richardson serves on the audit and examining and corporate governance and nominating committees of Bank of New York Mellon Corporation, and previously served on the audit, governance, and compensation committees of CSX. He was chair of the governance and compensation committees and lead director of CSX, and chair of the finance committee of Kellogg. Dr. Richardson has an MBA and PhD. from the University of Chicago Graduate School of Business. Dr. Richardson’s experience as CEO of a large international research university and in leading a large investment fund and serving as a director of three major corporations and as a member of their governance, audit, risk and compensation committees make him qualified to serve as a director of Exelon. Through his experience, including experience on the committees of other organizations, Dr. Richardson contributes to the work of the Exelon audit, compensation, risk oversight and corporate governance committees.

Thomas J. Ridge

Director since 2005

Age 64

Member-Energy Delivery Oversight Committee

Member-Risk Oversight Committee (effective January 2010)

Governor Ridge is President of Ridge Global LLC, a consulting firm. He is also a strategic limited partner in Doheny Global Group, a U.S.-based international developer of energy facilities. He served as Secretary of the United States Department of Homeland Security from January 2003 through January 2005, and Assistant to the President for Homeland Security (an Executive Office created by President George W. Bush) from October 2001 through December 2002. He served as Governor of the Commonwealth of Pennsylvania (1994-October 2001) and in the U.S. House of Representatives (1982-1994). He is also a director of The Hershey Company (chocolate and sugar confectionery) since 2007, serving on the finance and risk management and governance committees, and Vonage Holdings Corp. (software technology for voice and messaging services) since 2005, serving on the nominating and governance and compensation committees, and Brightpoint, Inc. since 2009, serving on the strategy committee. Mr. Ridge previously served as a director of Home Depot Corporation (home improvement specialty retailer) (2005-2007). He also serves as a director of PECO. Governor Ridge’s governmental service at the federal level and in Pennsylvania is valued by the board. His Department of Homeland Security experience provides valuable insight into issues relating to the security of Exelon’s generation and transmission and distribution facilities. His service as a director of other companies brings additional perspective to the Exelon board. Exelon’s energy delivery and risk oversight committees benefit greatly from Governor Ridge’s insights from his experience in state government and his expertise on matters relating to the security of critical infrastructure.

John W. Rogers, Jr.

Director since 2000

Age 51

Member-Corporate Governance Committee

Member-Risk Oversight Committee

Mr. Rogers is the founder, Chairman and CEO of Ariel Investments, LLC, an institutional money management firm with $4.8 billion in assets under management, and he serves as trustee of the Ariel Investment Trust. He has served as a director of Aon Corporation (risk management services, insurance and reinsurance brokerage and human capital and management consulting services) since 1993, where he has served on the finance committee and as chair of the audit committee, and McDonald’s Corporation (global foodservice retailer) since 2003, where he has served on the compensation and corporate responsibility committees. He is also a director of ComEd and served as a member of the ComEd audit committee. Previously he served as a director of GATX corporation (rail, marine and industrial equipment leasing) (1998-2004), where he served on the audit committee, and on the board of Bank One Corporation (bank) (1998-2004), where he served on the audit and risk management and public responsibility committees, and Bally Total Fitness (fitness and health clubs) (2003-2006), where he served as the lead independent director and as chair of the compensation committee. Mr. Rogers’ experience on the boards of a number of major corporations based in Chicago in a variety of industries has made him a leader in the Chicago business community with perspective into Chicago business developments. His role in Chicago’s and the nation’s African-American community brings diversity to the board and emphasis to Exelon’s diversity initiatives and community outreach. His experience in investment management and financial markets and as a director of an insurance brokerage and services company are useful to Exelon, particularly with respect to risk management and the management of Exelon’s extensive nuclear decommissioning and pension and post-retirement benefit trust funds, which are overseen by the risk oversight committee on which he serves. Mr. Rogers’ service on the boards and committees of other companies has given him experience that adds further depth to the Exelon corporate governance committee. He has spoken at and participated in a number of corporate governance conferences. He was named by the Outstanding Directors Exchange as one of six 2010 Outstanding Directors.

John W. Rowe

Director since 2000

Age 64

Mr. Rowe has served as a Director and as Chief Executive or Co-Chief Executive Officer of Exelon since its formation in October 2000. He has served as Chairman and Chief Executive Officer since April 2002. At various times since 2000, he has also held the title of President of Exelon. He previously served as Chairman, President and Chief Executive Officer of Unicom Corporation and ComEd. He has also served as a director of Sunoco, Inc. (energy) since 2003, where he serves on the compensation committee and chairs the corporate responsibility committee, and The Northern Trust Corporation (banking) since 2002, where he serves on the corporate governance and executive committees and as chair of the business strategy committee. He serves as Chairman and director of PECO, an Exelon subsidiary, and as a director of ComEd, another Exelon subsidiary. Previously, Mr. Rowe served as a director of UnumProvident Corporation upon the merger of Unum Corporation into Provident Companies, Inc. in 1999 until 2005, serving on the audit, executive and finance committees (he had previously served on Unum Corporation Board (1988-1999)); Fleet Boston Financial Corporation (bank) when BankBoston was acquired by Fleet Boston (1999-2002) serving on the community investment and public policy committees; and Wisconsin Central Transportation Corporation when it was acquired by Canadian National Railway in 1998 until 2001, serving on the audit committee. Mr. Rowe has an aggregate of over 25 years experience as the CEO of Exelon and other utilities.

Stephen D. Steinour

Director since 2007

Age 51

Member-Audit Committee

Member-Compensation Committee

Member-Generation Oversight Committee (through January 2010)

In January 2009, Mr. Steinour was elected the Chairman, President and Chief Executive Officer of Huntington Bancshares Incorporated, a $52 billion regional bank holding company. He was the Chairman and Managing Partner of CrossHarbor Capital Partners, a private equity firm (2008- January 2009). He was previously President and CEO of Citizens Financial Group, Inc., a multi-state commercial bank holding company (2006-2008). He served as Vice Chairman and Chief Executive Officer of Citizens Mid-States regional banking (2005-2006). He served as Vice Chairman and Chief Executive Officer of Citizens Mid-Atlantic Region (2001-2005). At the beginning of his career, Mr. Steinour was an analyst for the U.S. Treasury Department and subsequently worked for the Federal Deposit Insurance Corporation. Mr. Steinour was appointed to the Board of Trustees of the Liberty Property Trust (an office and industrial property real estate investment trust) on February 11, 2010, and he serves on its audit committee. Mr. Steinour is a member of council of The Pennsylvania Society, a non-profit, charitable organization which celebrates service to the Commonwealth of Pennsylvania. Mr. Steinour serves as a trustee of the National Constitution Center and the Eisenhower Fellowships and is a member of the Columbus Partnership. Mr. Steinour also was a member, and served on the policy and legal affairs committees, of the Pennsylvania Business Roundtable, an association of CEOs in large Pennsylvania companies representing significant employment and economic activity in the Commonwealth. He also has served on the board of and as the chairman of the Greater Philadelphia Chamber of Commerce. His experience at Citizens Bank gave him knowledge of the markets that Exelon Generation and PECO serve. His experience as a banker, with strong credit and risk management experience and knowledge of credit and capital markets, and his experience as Chairman and CEO of Huntington Bank enhances Mr. Steinour’s value to the Exelon board and to the audit and compensation committees.

Don Thompson

Director since 2007

Age 46

Member-Energy Delivery Oversight Committee

Member-Generation Oversight Committee (through January 2010)

Mr. Thompson is President and Chief Operating Officer of McDonald’s Corporation, a global foodservice retailer. Mr. Thompson previously served as President of McDonald’s US operations from August 2006 through January 2010, Executive Vice President and Chief Operations Officer for McDonald’s USA from January 2005 through August 2006, as Executive Vice President, Restaurant Solutions Group from May 2004 through January 2005, and President, West Division, from October 2001 through May 2004. Mr. Thompson currently serves on the board of the Johnnetta B. Cole Global Diversity and Inclusion Institute, a partnership of academic institutions, corporations and civic and community organizations to advance the goals of diversity and inclusion in the workplace through education, training and research. Mr. Thompson also serves on the Boards of Trustees of Northwestern Memorial Hospital and Purdue University. Mr. Thompson is also a former board member of the San Diego Ronald McDonald House Charities and has served as a Trustee of the Goodman Theater in Chicago. Mr. Thompson has a degree in electrical engineering and at McDonald’s one of the things he has focused on is developing systems and procedures to ensure consistency in the quality of service. Mr. Thompson’s experience as a senior corporate executive and his training as an engineer and focus on quality and consistency of service enhance his contribution to the Exelon board and add value to his services on the energy delivery oversight committee. In addition, Mr. Thompson’s role in the African-American community brings additional diversity of thought to the Exelon board and contributes to Exelon’s diversity initiatives and community outreach.

Director Retirement Policy

For several years, the board has had a retirement policy under which a director must retire at the end of the calendar year in which he or she reaches the age of 72. The corporate governance committee and the board have re-evaluated the company’s retirement policy and matters related to director succession. The board has found that directors can normally continue to provide a valuable service to the company for several years beyond age 72. In addition, the board has noted that under the retirement policy there have been repeated instances where a number of director retirements would fall in the same year. For these reasons, the board has been generally flexible in the application of the retirement policy and has waived or suspended the policy when the purposes of the policy are outweighed by factors such as a desire for director continuity, the desire to retain the leadership or experience of a particular director, a need to identify equally qualified successors, a desire to avoid multiple retirements in one year, or other factors that mitigate against mandatory retirement. The board also recognized that, beginning with the annual meeting in 2010, shareholders would be entitled to vote for the election of the entire board of directors. Accordingly, during 2010 the board amended the director retirement policy to provide that a director must retire at the end of the calendar year in which he or she reaches the age of 75. In addition, the board has suspended the retirement policy for Dr. Palms until the end of 2011 and Mr. D’Alessio until the end of 2012. These changes will help address future situations in which multiple directors would otherwise be required to retire in the same year, and suspension of the retirement policy for Dr. Palms and Mr. D’Alessio will ensure that the company continues to benefit from their unique experience and leadership on the board and its committees and will facilitate a smooth transition until successors are identified and serve on the board long enough to develop appropriate experience and expand their leadership roles.

Compensation of Non-Employee Directors

For their service as directors of the corporation, Exelon’s non-employee directors receive primarily cash and equity compensation. As an employee director, Mr. Rowe receives no additional compensation for service as a director. The Exelon board has a policy of targeting their compensation to the median board compensation of the same peer group of companies used to benchmark executive compensation.

Fees Earned or Paid in Cash

Non-employee directors receive cash retainers for their service on the board, as chairs of committees, and as members of the audit and generation oversight committees. They also receive cash payments for attending meetings.

All non-employee directors receive an annual retainer of $50,000. Committee chairs receive an additional $10,000 per year. Members of the audit committee and generation oversight committee, including the committee chairs, receive an additional $5,000 per year for their participation on these committees.

Directors receive $2,000 for each meeting of the board or board committee that they attend, whether in person or by means of teleconferencing or video conferencing equipment. Directors also receive a $2,000 meeting fee for attending the annual shareholders meeting and the annual strategy retreat.

Stock Awards

To align directors’ interests with shareholders, Exelon pays a significant portion of director compensation in the form of deferred stock units. The deferred stock units are not paid out to the directors until they retire from the board, or upon reaching age 72.

The amount of deferred stock units granted to directors each year is $100,000. Deferred stock units are granted and credited to a notional account maintained on the books of the company at the end of each calendar quarter based upon the closing price of Exelon common stock on the day the quarterly dividend is paid. Deferred stock units earn the same dividends available to all holders of Exelon common stock, which are reinvested in the account as additional units.

Deferred Compensation

Directors may elect to defer any portion of their cash compensation in a non-qualified multi-fund deferred compensation plan. Each director has an unfunded account where the dollar balance can be invested in one or more of several mutual funds, including one fund composed entirely of Exelon common stock. Fund balances (including those amounts invested in the Exelon common stock fund) will be settled in cash and may be distributed in a lump sum or in annual installment payments upon a director’s reaching age 65, age 72 or upon retirement from the board. These funds are identical to those that are available to executive officers and are generally identical to those available to company employees who participate in the Exelon Employee Savings Plan. Directors and executive officers have one additional fund not available to employees that, through its composition, provides returns that can be in excess of 120% of the federal long-term rate that is used by the IRS to determine above market returns. However, during 2009, none of the directors had investments in this fund.

Other Compensation

Non-employee directors receive perquisites relating to the cost of a director’s spouse’s travel, meals, lodging and related activities when the spouses are invited to attend company or industry related events where it is customary and expected that directors attend with their spouses. The cost of such travel, meals and other activities is imputed to the director as additional taxable income. However, in most cases there is no incremental cost to Exelon of providing transportation and lodging for a director’s spouse when he or she accompanies the director, and the only additional costs to Exelon are those for meals and activities and to reimburse the director for the taxes on the imputed income. In 2009, the incremental cost to the company to provide these perquisites was less than $10,000 per director and the aggregate amount for all non-employee directors as a group, a total of 15 directors, was $14,604. The aggregate amount paid to all non-employee directors as a group (15 directors) for reimbursement of taxes on imputed income was $10,949. Exelon has a matching gift program available to employees and directors that matches their contributions to educational institutions up to $5,000 per year for directors and officers and up to $2,000 per year for other employees.

Expense Reimbursement

Exelon has a board compensation and expense reimbursement policy under which directors are reimbursed for reasonable travel to and from their primary residence and lodging expenses incurred when attending board and committee meetings or other events on behalf of Exelon (including directors’ orientation or continuing education programs, facility visits or other business related activities for the benefit of Exelon). Under the policy, Exelon will arrange for its corporate aircraft to transport groups of directors, or when necessary, individual directors, to meetings in order to maximize the time available for meetings and discussion. Directors may bring their spouses on Exelon’s corporate aircraft when they are invited to an Exelon event, and the value of this travel, calculated according to IRS regulations, is imputed to the director as additional taxable income.

Compensation of Non-Employee Directors in 2009

The following table lists directors’ committee memberships during 2009 and the cash fees and stock awards paid to directors in 2009.

	Committee Membership	Fees Earned or Paid in Cash		Stock Awards	Change in Pension Value and Nonqualified Compensation Earnings	Total
		Annual Board & Committee Retainers	Board & Committee Meeting Fees

					Note 2

John A. Canning, Jr.	A, C	$55,000	$54,000	$100,000	—	$209,000
M. Walter D’Alessio	C, G (ch)	60,000	48,000	100,000	—	208,000
Nicholas DeBenedictis	G, E (ch), P	65,000	58,000	100,000	—	223,000
Bruce DeMars	A, G, E, P (ch)	70,000	80,000	100,000	—	250,000
Nelson A. Diaz	E, P, R	55,000	56,000	100,000	—	211,000
Sue L. Gin	A, G, R (ch)	65,000	68,000	100,000	—	233,000
Rosemarie B. Greco	C (ch), E, G	60,000	54,000	100,000	—	214,000
Paul L. Joskow	A, E, R	55,000	60,000	100,000	—	215,000
Richard W. Mies (Note 1)	A, P	52,258	36,000	91,389	—	179,647
John M. Palms (Note 3)	A (ch), G, P, R	70,000	82,000	100,000	—	252,000
William C. Richardson (Note 3)	A, C, G, R	55,000	80,000	100,000	—	235,000
Thomas J. Ridge	E	50,000	32,000	100,000	—	182,000
John W. Rogers, Jr.	G, R	50,000	46,000	100,000	—	196,000
Stephen D. Steinour	A, C, P	60,000	60,000	100,000	—	220,000
Donald Thompson	E, P	55,000	42,000	100,000	—	197,000
Total All Directors		$877,258	$856,000	$1,491,389	—	$3,224,647

Committee Membership Key

Audit = A, Chairman = Ch, Compensation = C, Corporate Governance = G, Energy Delivery Oversight = E, Generation Oversight = P, Risk Oversight = R

Notes:

(1)	Admiral Mies was appointed to the board on February 2, 2009 and all retainers were pro-rated from this date.

(2)	Values in this column represent that portion of the directors’ accrued earnings in their non-qualified deferred compensation account that were considered as above market. See the description above under the heading Deferred Compensation. For 2009, none of the directors recognized any such earnings.

(3)	In addition to the amounts shown in the table, Drs. Palms and Richardson, who also serve as directors of the Exelon Foundation, received $6,000 and $8,000, respectively, from the Foundation for attending meetings of the Foundation’s board. Exelon contributes to the Foundation to pay for the Foundation’s operating expenses.

The following table lists the amounts of deferred Exelon stock units held by directors as of December 31, 2009. The units are valued at the closing price of Exelon common stock on December 31, 2009, which was $48.87. Legacy plans include those stock units earned from Exelon’s predecessor companies, PECO and Unicom Corporation. For Adm. DeMars and Mr. Rogers, the legacy deferred stock units reflect accrued benefits from the Unicom Directors Retirement Plan (which was terminated in 1997) and the Unicom 1996 Directors Fee Plan (which was terminated in 2000), respectively.

	Year First Elected to the Board	Deferred Stock Units From Legacy Plans	Deferred Stock Units From Exelon Plan	Total Deferred Stock Units	Fair Market Value as of 12/31/09

		#	#	#	$

John A. Canning	2008		2,862	2,862	$139,866
M. Walter D’Alessio	1983		11,245	11,245	549,543
Nicholas DeBenedictis	2002		8,926	8,926	436,214
Bruce DeMars	1996	1,332	3,548	4,880	238,486
Nelson A. Diaz	2004		8,803	8,803	430,203
Sue L. Gin	1993		3,548	3,548	173,391
Rosemarie B. Greco	1998		13,016	13,016	636,092
Paul L. Joskow	2007		4,048	4,048	197,826
Richard W. Mies	2009		1,913	1,913	93,488
John M. Palms	1990		8,926	8,926	436,214
William C. Richardson	2005		7,051	7,051	344,582
Thomas J. Ridge	2005		6,802	6,802	332,414
John W. Rogers, Jr.	1999	3,590	16,239	19,829	969,043
Stephen D. Steinour	2007		4,317	4,317	210,972
Donald Thompson	2007		4,317	4,317	210,972
Total All Directors		4,922	105,561	110,483	$5,399,306

4. Ownership of Exelon Stock

Stock Ownership Requirements for Directors and Officers

Under Exelon’s Corporate Governance Principles, all directors are required to own within five years after election to the board at least 5,000 shares of Exelon common stock or deferred stock units or shares accrued in the Exelon common stock fund of the directors’ deferred compensation plan. The corporate governance committee utilized an independent compensation consultant who determined that, compared to its peer group, Exelon’s ownership requirement is reasonable.

Officers of Exelon (and its subsidiaries) are required to own certain amounts of Exelon common stock, depending on their seniority, by the later of five years after their employment or promotion to their current position. The objective is to encourage officers to think and act like owners. The ownership guidelines are expressed as both a fixed number of shares and a multiple of annualized base salary to avoid arbitrary changes to the ownership requirements that could arise from ordinary course volatility in the market price for Exelon’s shares. The minimum stock ownership targets by level are the lesser of the fixed number of shares or the multiple of annualized base salary. The number of shares was determined by taking the following multiples of the officer’s base salary as of the latest of September 30, 2009 or the date of hire or promotion: (1) Chairman and CEO, five times base salary; (2) Exelon’s president and executive vice presidents, three times base salary; (3) senior vice presidents, two times base salary; and (4) vice presidents and other executives, one times base salary. Ownership is measured by valuing an executive’s holdings using the 60-day average price of Exelon common stock as of the appropriate date. Shares held outright, earned non-vested performance shares, and deferred shares count toward the ownership guidelines; unvested restricted stock and stock options do not count for this purpose. As of December 31, 2009, the named executive officers (“NEOs”) held the following amounts of stock relative to the applicable guidelines:

Name	Ownership Multiple	Ownership Guideline in Shares	Share or Share Equivalents Owned	Ownership As a Percent of Guideline

John W. Rowe	5X	107,920	427,067	396%
Matthew F. Hilzinger	2X	10,000	27,655	277%
Christopher M. Crane	3X	21,868	91,866	420%
Ian P. McLean	3X	22,165	88,628	400%
Elizabeth A. Moler	3X	21,667	50,297	232%

Beneficial Ownership Table

The following table shows the ownership of Exelon common stock as of December 31, 2009 or by each director, each NEO in the Summary Compensation Table, and for all directors and executive officers as a group.

	[A]	[B]	[C]	[D]=[A]+[B]+[C]	[E]	[F]=[D]+[E]
	Beneficially Owned Shares	Shares Held in Company Plans	Vested Stock Options and Options that Vest Within 60 days	Total Shares Held	Share Equivalents to be Settled in Cash or Stock	Total Share Interest
		Note 1			Note 2

Directors
John A. Canning, Jr.	5,000	2,862	—	7,862	876	8,738
M. Walter D’Alessio	12,366	11,245	—	23,611	—	23,611
Nicholas DeBenedictis	—	8,926	—	8,926	—	8,926
Bruce DeMars	10,671	4,880	—	15,551	—	15,551
Nelson A. Diaz	1,500	8,803	—	10,303	2,508	12,811
Sue L. Gin	45,973	3,548	—	49,521	4,657	54,178
Rosemarie B. Greco	2,000	13,016	—	15,016	9,655	24,671
Paul L. Joskow	2,000	4,048	—	6,048	4,779	10,827
Richard W. Mies (Note 3)	—	1,913	—	1,913	—	1,913
John M. Palms	—	8,926	—	8,926	—	8,926
William C. Richardson	1,347	7,051	—	8,398	—	8,398
Thomas J. Ridge	—	6,786	—	6,786	3,942	10,728
John W. Rogers, Jr.	11,374	19,829	—	31,203	10,894	42,097
Stephen D. Steinour	4,295	4,317	—	8,612	5,231	13,843
Donald Thompson	—	4,317	—	4,317	3,755	8,072

Named Officers
John W. Rowe	301,915	6,456	437,250	745,621	118,696	864,317
Matthew F. Hilzinger	11,380	5,569	46,100	63,049	10,706	73,755
Christopher M. Crane	31,967	30,000	106,500	168,467	29,899	198,366
Ian P. McLean	43,649	15,363	425,438	484,450	29,616	514,066
Elizabeth A. Moler	26,433	—	105,675	132,108	23,864	155,972
Total
Directors & Executive Officers as a group, 25 people (Note 4)	488,908	130,121	1,358,214	1,977,243	281,408	2,258,651

(1)	The shares listed under Shares Held in Company Plans, Column [B], include restricted shares, shares held in the 401(k) plan, and deferred shares held in the Stock Deferral Plan.

(2)	The shares listed above under Share Equivalents to be Settled in Cash, Column [E], include unvested performance shares that may settled in cash or stock depending on where the named officer stands with respect to their stock ownership requirement, and phantom shares held in a non-qualified deferred compensation plan which will be settled in cash on a 1 for 1 basis upon retirement or termination.

(3)	Adm. Mies was elected to the board effective February 2009. He has until February 2014 to achieve his stock ownership requirement of 5,000 shares.

(4)	Beneficial ownership, shown in Column [A], of directors and executive officers as a group represents less than 1% of the outstanding shares of Exelon common stock. Total includes share holdings from all directors and NEOs as well as those executive officers listed in Item 1, Executive Officers of the Registrants in Exelon’s 2009 Form 10-K, who are not NEOs for purposes of compensation disclosure.

Other Significant Owners of Exelon Stock

Shown in the table below are those owners who are known to Exelon to hold more than 5% of the outstanding common stock. This information is based on the most recent Schedule 13G filed by each owner with the SEC.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Capital World Investors 333 South Hope Street Los Angeles, California 90071	49,158,600	7.5%
Capital Research Global Investors 333 South Hope Street Los Angeles, California 90071	34,951,820	5.3%

Capital World Investors and Capital Research Global Investors are each divisions of Capital Research and Management Company. Capital World Investors disclosed in its Schedule 13G that it disclaims beneficial ownership of all shares and it has sole voting power over 3,467,700 shares and sole dispositive power over all shares. Capital Research Global Investors disclosed in its Schedule 13G that it disclaims beneficial ownership of all shares and it has sole voting power over 20,541,220 shares and sole dispositive power over all shares.

Stock Performance Chart

The performance graph below illustrates a five-year comparison of cumulative total returns based on an initial investment of $100 in Exelon Corporation common stock, as compared with the S&P 500 Stock Index and the S&P Utility Index for the period December 31, 2004 through December 31, 2009.

The performance chart assumes $100 invested on December 31, 2004 in Exelon Corporation common stock, in the S&P 500 Stock Index and in the S&P Utility Index, and that all dividends are reinvested.

	Value of Investment at December 31,

	2004	2005	2006	2007	2008	2009

Exelon Corporation	$100.00	$124.43	$148.97	$201.20	$141.09	$129.42
S&P 500	$100.00	$104.90	$121.43	$128.09	$80.77	$102.08
S&P Utilities	$100.00	$116.71	$141.18	$168.47	$119.73	$133.88

Source: Bloomberg

5. Compensation Discussion and Analysis

Executive Summary

Effect of Financial Performance on Incentive Compensation

Exelon’s executive compensation programs are designed to motivate and reward senior management to achieve Exelon’s vision of being the best group of electric generation and electric and gas delivery companies in the United States, providing superior value for Exelon’s customers, employees, investors and the communities Exelon serves. Exelon’s results for 2009 as compared to 2007 and 2008 demonstrate that Exelon’s incentive compensation is consistent with Exelon’s performance. Exelon’s annual incentive program (“AIP”) is based to a significant extent on adjusted (non-GAAP) operating earnings per share, and its performance share award program is based on the relative total shareholder return for Exelon as compared to the Dow Jones Utility Index (60%) and the Standard & Poor’s 500 Index (40%). Exelon had strong results in 2007 and 2008, when Exelon’s adjusted (non-GAAP) operating earnings per share were $4.32 and $4.20, respectively. Total shareholder return for the 2005-2007 performance period was at the 68.7th percentile of the Dow Jones Utility Index and the 89th percentile of the Standard & Poor’s 500 Index, while for the 2006-2008 performance period it was at the 75th percentile of the Dow Jones Utility Index and the 85.6th percentile of the Standard & Poor’s 500 Index. This performance resulted in high incentive compensation payouts for 2007 and 2008. However, as a result of decreasing electricity sales, lower power prices, unfavorable weather, and increased pension and post-retirement benefits costs, partially offset by cost savings initiatives, Exelon’s results in 2009 declined. Exelon’s 2009 adjusted (non-GAAP) operating earnings per share were $4.12 and its total shareholder return for the 2007-2009 performance period was at the 37.5th percentile of the Dow Jones Utility Index and the 49.5th percentile of the Standard & Poor’s 500 Index. Exelon’s incentive compensation programs worked as designed to pay for performance, resulting in significantly lower incentive compensation payouts for 2009 as compared to the two prior years. Because earnings were below 150% of target in 2008 and below target in 2009, the shareholder protection features in the annual incentive plan took effect and limited the annual incentive payouts on operating company/business unit key performance indicator goals. The following table shows the correlation between levels of financial performance and incentive compensation in 2007, 2008 and 2009:

Year	Adjusted (non- GAAP) Earnings Per Share	% of Target For Earnings Goals in Annual Incentive Plan (AIP)		Limit on % of Payout for Other Goals in AIP based on Earnings	Total Shareholder Return %ile As Compared to Dow Jones Utility Index	% of Target	Total Shareholder Return %ile as compared to S&P 500 Index	% of Target	Performance Share Unit Payout as % of Target (60% DJUI performance 40% S&P 500 performance)

2007	$4.32	156.67%	*	200%	68.7%	174.85%	89.0%	200.0%	184.9%
2008	4.20	116.67		150	75.0	200.00	85.6	200.0	200.0
2009	4.12	97.00		100	37.5	75.00	49.5	99.1	84.6

*	Percentage for payout of AIP was reduced by 2.5% to 152.7% because of performance on a customer satisfaction measure.

Value of Compensation Actually Paid to Named Executive Officers

The valuation methods specified by the SEC rules for equity compensation reported in the Summary Compensation Table overstate the value of equity compensation in Exelon’s situation, where 2009 grant date fair value for performance share units for the 2007-2009 performance period is based in part on historical data for the previous two plan years, which resulted in a high valuation due to strong performance in the 2005-2007 and 2006-2008 performance periods (when Exelon’s performance share program paid out at 184.9% of target and 200% of target, respectively, resulting in a valuation at 161% of target for the 2007-2009 performance period). The actual value of the 2007-2009 performance shares granted in January 2009 and awarded in January 2010 is significantly lower, reflecting both the actual performance at the award date and the decline in the stock price between the grant date and the award date. Similarly, the target number of performance shares for the 2006-2008 performance period was based on the January 2008 stock price of approximately $73, while the shares awarded in January 2009 were worth approximately $57. As a result, while Exelon’s total shareholder return performance was at 200% of target, as described below, the value of the shares paid out was only about 153% of the target value. In addition, valuation of stock options in the Summary Compensation Table is overstated to the extent that the strike price of stock options is higher than the current price of Exelon’s stock. None of the stock options granted since January 2006 is in the money; the 2006 strike price was $58.55; 2007, $59.96; 2008, $73.29; and 2009, $56.51, while the price of Exelon’s common stock on January 25, 2010 was $46.09. The following table presents the compensation actually paid to Exelon’s NEOs. Values for non-equity compensation are the same as in the Summary Compensation Table. Equity compensation is valued using the actual number of performance shares awarded at the end of the performance period multiplied by the stock price on the award date and no value for stock options that are not in the money, instead of grant date fair values.

Compensation Actually Paid to NEOs

(Equity Valued at Actual Value on Award Date Instead of Grant Date Fair Value)

Name	Year	Salary	Bonus	Stock Awards Valued at Award Date	Value of In the Money Stock Options at 1/25/2010	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)

Rowe	2009	$1,468,077	—	$2,717,743	$—	$1,573,825	$173,566	$416,947	$6,350,158
	2008	1,474,423	—	5,877,040	—	1,835,166	830,272	400,192	10,417,093
	2007	1,361,154	—	8,808,359	—	1,680,249	504,385	418,026	12,772,173
Hilzinger	2009	442,769	13,079	261,238	—	261,579	85,891	31,725	1,096,281
	2008	408,627	—	942,300	—	318,750	57,492	143,916	1,871,085
Crane	2009	821,154	—	882,024	—	680,213	719,399	76,140	3,178,930
	2008	694,230	—	2,613,292	—	750,000	642,938	272,727	4,973,187
	2007	558,000	—	3,160,541	—	577,536	442,503	158,029	4,896,609
McLean	2009	640,346	—	651,160	—	437,276	122,086	87,738	1,938,606
	2008	561,538	—	2,155,848	—	510,416	95,727	216,544	3,540,073
	2007	482,500	—	2,100,491	—	403,276	53,160	96,874	3,136,301
Moler	2009	482,692	—	792,401	—	282,270	40,181	76,253	1,673,797
	2008	484,615	—	1,175,408	—	329,000	333,981	195,611	2,518,615

Reductions in Compensation for 2010

Because of the earnings challenges Exelon faces in 2010, the compensation committee and the Exelon board of directors have taken the following actions to reduce compensation in 2010 and achieve approximately $150 million in savings:

■	Freezing salaries for executives;

■

Recalibrating the annual incentive program payout scale to reduce the threshold payout from 50% to 25% and reduce the target payout from 100% to 50%, while leaving distinguished payout at 200% (this is expected to result in approximately $100 million of the savings);

■	Enhancing shareholder protection features in the annual incentive plan by limiting key performance indicator payouts to no more than 10% above the earnings payout percentage;

■	Reducing the target values for long-term incentives by about 33%; and

■	Reducing the company fixed match on 401(k) contributions from 5% to 3% of base salary, with the potential for a formula-based profit sharing contribution of up to an additional 3% of base salary.

As an example of the results of these actions, Mr. Rowe’s 2010 long term equity incentive compensation has been reduced relative to 2009. Mr. Rowe received the following stock option grants and performance share grants and awards for 2009 and 2010:

Stock Options

Shares Granted		Value	Based on:

2009	155,000 @ strike price of $56.51	$2,236,650	Grant Date Fair Value
2010	138,000 @ strike price of $46.09	1,115,040	Estimated Grant Date Fair Value

Change in Grant Value from 2009 to 2010 =		$(1,121,610)

Performance Shares

Shares Granted		Value	Based on:

2009	69,700 (upon Grant)	$6,341,383	Grant Date Fair Value
	58,966 (upon Award)	2,717,743	Actual Value on Award Date
2010	54,000 (upon Grant)	1,070,210	Estimated Grant Date Fair Value

Change in Grant Value from 2009 to 2010 =		$(5,271,173)

Reduced Value of Accumulated Wealth from Incentive Compensation Programs

Exelon’s executive compensation program links the wealth that the NEOs accumulate from their Exelon compensation to the company’s future financial performance by paying a substantial portion of incentive compensation in the form of Exelon equity. As a result of this policy, in addition to the reductions in their compensation that have resulted from Exelon’s lower financial performance, Exelon’s NEOs have experienced significant reductions in their accumulated wealth because the value of Exelon’s equity has declined since the price of Exelon’s common stock peaked at $91.64 on July 10, 2008. The following table shows the value of Mr. Rowe’s holdings of Exelon equity at December 31 2007, 2008 and 2009; the other NEOs have experienced proportional reductions in the value of their Exelon equity:

Name	Date: December 31,	Number of Vested Shares of Exelon Common Stock	Value of Vested Shares of Exelon Common Stock	Number of Vested and Unvested Stock Options	Value of Vested and Unvested Stock Options	Number of Unvested Performance Share Awards and Unvested Restricted Stock Awards	Value of Unvested Portion of Performance Share Awards and Unvested Restricted Stock Awards	Total Value
		Note 1		Note 2

Rowe	2009	311,368	$15,216,554	648,000	$1,378,580	115,429	$5,641,015	$22,236,149
	2008	309,985	17,238,266	493,000	2,922,040	127,338	7,081,266	27,241,572
	2007	337,514	27,554,643	379,000	12,134,910	116,753	9,529,266	49,218,819

(1)	Vested shares held include shares held directly and through the Employee Stock Purchase Plan, the 401(k) plan, and share equivalents held in the deferred compensation plan. During 2008, Mr. Rowe’s holdings increased by 51,317 shares as the result of options exercised through Rule 10b5-1 Sales Plans entered into in August 2006 and September 2007, offset by his donation of 80,000 shares to a charitable trust in November 2008 pursuant to another Rule 10b5-1 Sales Plan entered into in May 2008.

(2)	During 2008, Mr. Rowe exercised 550,000 options pursuant to Rule 10b5-1 Sales Plans as described in the note above. These options have been omitted from the 2007 balance that is shown.

Elimination of Future Excise Tax Gross-ups on Termination Payments

In 2009 there were no significant changes to the design of Exelon’s executive compensation program, except that in April 2009 the compensation committee adopted a policy that future employment or severance agreements that provide for benefits for NEOs on account of termination will not include an excise tax gross-up. The policy is more fully described below under Other Benefits—Change In Control and Severance Benefits. On October 27, 2009, the board of directors approved the Third Amended and Restated Employment Agreement with Mr. Rowe. In the agreement, Mr. Rowe’s previous excise tax gross-up benefit was eliminated consistent with the policy. The agreement is more fully described below under Potential Payments upon Termination or Change in Control—Employment Agreement with Mr. Rowe.

Objectives of the Compensation Program

The compensation committee has designed Exelon’s executive compensation program to attract and retain outstanding executives. The compensation programs are designed to motivate and reward senior management for achieving financial, operational and strategic success consistent with Exelon’s vision of being the best group of electric generation and electric and gas delivery companies in the United States, providing superior value for Exelon’s customers, employees, investors and the communities Exelon serves. Exelon’s compensation program has three principles, as described below:

1. A substantial portion of compensation should be performance-based.

The compensation committee has adopted a pay-for-performance philosophy, which places an emphasis on pay-at-risk. Exelon’s compensation program is designed to reward superior performance, that is, meeting or exceeding financial and operational goals set by the compensation committee. When excellent performance is achieved, pay will increase. Failure to achieve the target goals established by the compensation committee will result in lower pay. There are pay-for-performance features in both cash and equity-based compensation. The NEOs listed in the Summary Compensation Table participate in an annual incentive plan that provides cash compensation based on the achievement of performance goals established each year by the compensation committee. A substantial portion of each NEO’s equity-based compensation is in the form of performance share units that are paid to the extent that longer-range performance goals set by the compensation committee are met, with the balance delivered in stock options that have value only to the extent that Exelon’s stock price increases following the option grant date. As a result of the performance-based features of his cash and equity-based compensation, 82% of Mr. Rowe’s 2009 target total direct compensation (base salary plus annual and long-term incentive compensation) was at-risk. Similarly, of the other NEOs’ 2009 target total direct compensation, approximately 63% to 75% was at-risk.

Consistent with the pay-for-performance policy, in May 2007 the board of directors adopted a recoupment policy as part of Exelon’s Corporate Governance Principles. The board of directors will seek recoupment of incentive compensation paid to an executive officer if the board determines, in its sole discretion, that:

■	the executive officer engaged in fraud or intentional misconduct;

■	as a result of which Exelon was required to materially restate its financial results;

■	the executive officer was paid more incentive compensation than would have been payable had the financial results been as restated;

■	recoupment is not precluded by applicable law or employment agreements; and

■	the board concludes that, under the facts and circumstances, seeking recoupment would be in the best interest of Exelon and its shareholders.

2. A substantial portion of compensation should be granted as equity-based awards.

The compensation committee believes that a substantial portion of compensation should be in the form of equity-based awards in order to align the interests of the NEOs with Exelon’s shareholders. The objective is to make the NEOs think and act like owners. Equity-based compensation is in the form of performance share units, stock options, and restricted stock units that are valued in relation to Exelon’s common stock, and they gain value in relation to the market price of Exelon’s stock or Exelon’s total shareholder return in comparison to other energy services companies and/or general industry. Conversely, when the market price of Exelon’s stock decreases, the value of the equity compensation decreases.

3. Exelon’s compensation program should enable the company to compete for and retain outstanding executive talent.

Exelon’s shareholders are best served when we can successfully recruit and retain talented executives with compensation that is competitive and fair. The compensation committee strives to deliver total direct compensation generally at the median (the 50th percentile), which is deemed to be the competitive level of pay of executives in comparable positions at certain peer companies with which we compete for executive talent. If Exelon’s performance is at target, the compensation will be targeted at the 50th percentile; if Exelon’s performance is above target, the compensation will be targeted above the 50th percentile, and if performance is below target, the compensation will be targeted below the 50th percentile. This concept reinforces the pay-for-performance philosophy.

Each year the compensation committee commissions its consultant to prepare a study to benchmark total direct compensation against a peer group of companies. The study includes an assessment of competitive compensation levels at high-performing energy services companies and other large, capital asset-intensive companies in general industry, since the company competes for executive talent with companies in both groups. All competitive data was aged to January 2009 using a 3.70% annual update factor. The study indicated that a steady state was appropriate, with an average of 4% increases to base salaries and relatively unchanged targets for annual and long-term incentives, and that no changes were needed for the long-term incentive mix and design. The consultant considered Exelon’s organizational changes to determine how Exelon’s positions compared with positions at its peers by establishing a benchmark match for each Exelon executive in the competitive market, where available, and reviewed each element of compensation as well as total direct compensation.

The peer group criteria include having revenue similar to Exelon’s $19 billion, market capitalization generally greater than $5 billion, and a balance of industry segments. The members of the peer group are reviewed each year to determine whether their inclusion continues to be appropriate. Generally the peer group is comprised of 24 companies: 12 general industry companies and 12 energy services companies. The companies were selected by the compensation committee from the Towers Perrin Energy Services Industry Executive Compensation Database and their Executive Compensation Database. The peer group was the same in 2009 as it was in 2008, except that for 2009 Energy Future Holdings, which is no longer publicly traded, was replaced by FPL Group because it met the criteria with revenues similar to Exelon’s and is another energy services company. The peer group includes the following companies:

	FY 2008 Revenue ($ Million)	FY 2008 Total Assets ($ Million)	October 2009 Market Cap ($ Million)

General Industry Companies
3M	$25,269	$25,547	$52,084
Abbott Laboratories	29,528	42,419	78,177
Caterpillar Inc.	51,324	67,782	34,287
General Mills Inc.	14,691	17,875	21,510
Hess Corporation	41,165	28,589	17,903
Honeywell International	36,556	35,490	27,386
International Paper	24,829	26,913	9,649
Johnson Controls Inc.	38,062	24,987	14,243
PepsiCo Inc.	43,251	35,994	94,397
PPG Industries, Inc.	15,849	14,698	9,423
Union Pacific Corp.	17,970	39,722	27,820
Weyerhaeuser Company	8,018	16,735	7,681
Energy Services Companies
American Electric Power	$14,440	$45,155	$14,427
Centerpoint Energy	11,322	19,676	4,918
Dominion Resources, Inc.	16,290	42,053	20,360
Duke Energy Corp.	13,207	53,077	20,613
Edison International	14,112	44,615	10,367
Entergy Corp.	13,094	36,617	14,492
FirstEnergy Corp.	13,580	33,521	13,193
FPL Group	16,410	44,821	20,203
PG&E Corp.	14,628	40,860	15,165
Public Service Enterprise Group	13,807	29,049	15,078
Southern Co.	17,127	48,347	24,829
Xcel Energy, Inc.	11,203	24,958	8,605
Exelon	$18,859	$47,817	$30,947

The compensation committee generally applies the same policies with respect to the compensation of each of the individual NEOs. The compensation committee carefully considers the roles and responsibilities of each of the NEOs relative to the peer group, as well as the individual’s performance and contribution to the performance of the business in establishing the compensation opportunity for each NEO. The differences in the amounts of compensation awarded to the NEOs reflect primarily two factors, the differences in the compensation paid to officers in comparable positions in the peer group and differences in the individual responsibility and experience of the Exelon officers. Time in position affects where individuals are relative to market percentiles, with cash compensation generally at the median and incentive compensation slightly above the median. The nuclear organization’s pay is generally closer to the 75th percentile given the size and quality of Exelon’s nuclear fleet, and certain positions are at the 75th percentile because of unusual expertise in regulatory or nuclear matters. The delivery company presidents were evaluated as a blend of top energy delivery executives and freestanding CEOs, given the amount of independence they have. Mr. Rowe’s target compensation was based on the same factors as the other NEOs, but his compensation reflected a greater degree of policy and decision-making authority and a higher level of responsibility with respect to strategic direction and financial and operating results of Exelon. His target compensation was assessed relative to other CEOs in the peer group. Mr. Rowe’s compensation also reflects the fact that Exelon has the largest market capitalization in the industry and that Exelon has the largest nuclear fleet in the industry. It also reflects that Mr. Rowe is the senior CEO in the industry.

The Role of Individual Performance in Setting Compensation

While the consideration of benchmarking data to assure that Exelon’s compensation is competitive is a critical component of compensation decisions, individual performance is factored into the setting of compensation in three ways:

■	First, base salary adjustments are based on an assessment of the individual’s performance in the preceding year as well as a comparison with market data for comparable positions in the peer group.

■

Second, annual incentive targets are based on the individual’s role in the enterprise—the most senior officers with responsibilities that span specific business units or functions have a target based on earnings per share for the company as a whole, while individuals with specific functional or business unit responsibilities have a significant portion of their targets based on the performance of that functional or business unit.

■

Third, consideration is given as to whether an individual performance multiplier would be appropriately applied to the individual’s annual incentive plan award, based on the individual’s performance. The individual performance multiplier can result in a decision not to make an award or to decrease the amount of the award or to increase the amount of the award by up to 10% so long as the adjusted award does not exceed the maximum amount that could be paid to the executive based on achievement of the objective performance criteria applicable under the plan.

Elements of Compensation

This section is an overview of our compensation program for NEOs. It describes the various elements and discusses matters relating to those items, including why the compensation committee chooses to include items in the compensation program. The next section describes how 2009 compensation was determined and awarded to the NEOs.

Exelon’s executive compensation program is comprised of four elements: base salary; annual incentives; long-term incentives; and other benefits.

Cash compensation is comprised of base salary and annual incentives. Equity compensation is delivered through long-term incentives. Together, these elements are designed to balance short-term and longer-range business objectives and to align NEOs’ financial rewards with shareholders’ interests. For all NEOs, approximately 37% to 59% of NEOs’ total target direct compensation is delivered in the form of cash, and equity compensation accounts for approximately 41% to 63% of NEO total target direct compensation. The range in the mix of cash and equity compensation is consistent with competitive compensation practices among companies in the peer group. The compensation committee believes that this mix of cash and equity compensation strikes the right balance of incentives to pursue specific short and long-term performance goals that drive shareholder value.

Base Salary

Exelon’s compensation program for NEOs is designed so that approximately 18% to 37% of NEO total direct compensation is in the form of base salary, consistent with practices at the companies in the peer group.

Annual Incentives

Annual incentive compensation is designed to provide incentives for achieving short-term financial and operational goals for the company as a whole, and for subsidiaries, individual business units and operating groups, as appropriate. Under the annual incentive program, cash awards are made to NEOs and other employees if, and only to the extent that, performance conditions set by the compensation committee are met.

Long-term Incentives

Long-term incentives are made available to executives and key management employees who affect the long-term success of the company. The long-term incentive compensation programs are primarily equity based and designed to provide incentives and rewards closely related to the interests of Exelon’s shareholders, generally as measured by the performance of Exelon’s total shareholder return and stock price appreciation.

A portion of the long-term incentive compensation is in the form of performance share units that are awarded only to the extent that performance conditions established by the compensation committee are met. The balance of long-term incentive compensation is in the form of time-vested stock options that provide value only if, and to the extent that, the market price of Exelon’s common stock increases following the grant. The use of both forms of long-term incentives is consistent with the practices in our peer group. The mix of long-term incentives depends on the compensation committee’s assessment of competitive compensation practices of companies in the peer group.

Stock option repricing is prohibited by policy or the terms of the company’s long-term incentive plans. Accordingly, no options have been repriced. Stock option awards are generally granted annually at the regularly scheduled January compensation committee meeting when the committee reviews results for the preceding year and establishes the compensation program for the coming year. Only two off-cycle grants of stock options were made in 2009, in each case to an officer beginning employment during the year.

To strengthen the alignment of executives’ interests with those of shareholders, officers of the company are required to own certain amounts of Exelon common stock by the later of five years after their employment or promotion to their current position.

Exelon has adopted a policy requiring executive officers who wish to sell Exelon common stock to do so only through Rule 10b5-1 stock trading plans, and permitting other officers to enter into such plans. This requirement is designed to enable officers to diversify a portion of their holdings in excess of the applicable stock ownership requirements in an orderly manner as part of their retirement and tax planning activities. The use of Section 10b5-1 stock trading plans serves to reduce the risk that investors will view routine portfolio diversification stock sales by executive officers as a signal of negative expectations with respect to the future value of Exelon’s stock. In addition, the use of Rule 10b5-1 stock trading plans reduces the potential for accusations of trading on the basis of material, non-public information that could damage the reputation of the company. Many of the NEOs have such plans, and their exercises during 2009 are reflected in the Option Exercises and Stock Vested table below. Exelon’s stock trading policy does not permit short sales or hedging.

Other Benefits

Other benefits offered by Exelon include such things as qualified and non-qualified deferred compensation programs, post-termination compensation, retirement benefit plans and perquisites. The company also provides other benefits such as medical and dental coverage and life insurance to each NEO to generally the same extent as such benefits are provided to other Exelon employees, except that executives pay a higher percentage of their total medical premium. These benefits are intended to make our executives more efficient and effective and provide for their health, well-being and retirement planning needs. The compensation committee reviews these other benefits to confirm that they are reasonable and competitive in light of the overall goal of designing the compensation program to attract and retain talent while maximizing the interests of our shareholders.

Change In Control and Severance Benefits

The compensation committee believes that change in control employment agreements and severance benefits are an important part of Exelon’s compensation structure for NEOs. The compensation committee believes that these agreements will help to secure the continued employment and dedication of the NEOs to continue to work in the best interests of shareholders, notwithstanding any concern they might have regarding their own continued employment prior to or following a change in control. The compensation committee also believes that these agreements and the Exelon Corporation Senior Management Severance Plan are important as recruitment and retention devices, as all or nearly all of the companies with which Exelon competes for executive talent have similar protections in place for their senior leadership.

In 2007, the compensation committee adopted a policy limiting the amount of future severance benefits to be paid to NEOs under future arrangements without shareholder approval to 2.99 times salary plus annual incentive. This policy clarifies that severance benefits include cash severance payments and other post-employment benefits and perquisites, but do not include:

■	Amounts earned in the ordinary course of employment rather than upon termination, such as pension benefits and retiree medical benefits;

■	Amounts payable under plans approved by shareholders;

■	Amounts available to one or more classes of employees other than the NEOs;

■

Excise tax gross-up payments, but only if the compensation includable in determining whether excise taxes apply exceed 110% of the threshold amount; otherwise the NEO’s benefits are reduced so that no excise tax is imposed; and

■	Amounts that may be required by existing agreements that have not been materially modified, Exelon’s indemnification obligations or the reasonable terms of a settlement agreement.

In April 2008, the compensation committee reviewed the level of non-change in control severance benefits provided to senior vice presidents. These benefits had varied over time as the corporate organization evolved within a range of 1.25 to 2 times annual salary and incentive. The compensation consultant reported that 1.5 times annual salary and incentive was more appropriate and consistent with competitive practices. The compensation committee determined that non-change in control severance benefits for senior vice presidents would be reset at 1.5 times annual salary and bonus, provided that those senior vice presidents with such benefits at 2 times annual salary and bonus would be grandfathered at that level. In December 2008, the individual change in control employment agreements provided to the NEOs (other than the CEO) and certain other executives were amended to comply with section 409A of the Internal Revenue Code, which requires that certain payments of deferred compensation be paid not earlier than six months following a termination of employment. In addition, the severance multiple available to executives who entered into such agreements prior to 2007 was reduced from 3.0 to 2.99 times base salary and annual incentive, consistent with the 2007 compensation committee policy described immediately above, and the board’s recoupment policy was incorporated.

In April 2009, the compensation committee adopted a policy that no future employment or severance agreement that provides for benefits for NEOs on account of termination will include an excise tax gross-up. The policy applies to employment, change in control, severance and separation agreements entered into, adopted, or materially changed on or after April 2, 2009, other than agreements changed to comply with law or to reduce or eliminate rights, agreements assumed in a corporate transaction, and automatic extensions or renewals where other terms are not changed. The compensation committee has the sole and absolute power to interpret and apply the policy, and it can amend, waive or terminate it if in the best interest of the company, provided that prompt disclosure is made.

Retirement Benefit Plans

The compensation committee believes that retirement benefit plans are an important part of the NEO compensation program. These plans serve a critically important role in the retention of senior executives, as retirement benefits increase for each year that these executives remain employed. The plans thereby encourage our most senior executives to remain employed and continue their work on behalf of the shareholders. Exelon sponsors both qualified traditional defined benefit and cash balance defined benefit pension plans and related non-qualified supplemental pension plans (the SERPs).

Exelon previously granted additional years of credited service under the SERP to a few executives in order to recruit or retain them. As of January 1, 2004, Exelon ceased the practice of granting additional years of credited service to executives under the non-qualified pension plans that supplement the Exelon Corporation Retirement Program for any period in which services are not actually performed, except that up to two years of service credits may be provided under severance or change in control agreements first entered into after such date. Service credits available under employment, change in control or severance agreements or arrangements (or any successor arrangements) in effect as of January 1, 2004 were not affected by this policy. To attract a new executive, Exelon is permitted to grant additional years of service under the SERP related to its cash balance pension plan to make the executive whole for retirement benefits lost from another employer by joining Exelon, provided such a grant is disclosed to shareholders. To date, Exelon has not made any such grant.

Perquisites

Exelon provides limited perquisites intended to serve specific business needs for the benefit of Exelon; however, it is understood that some may be used for personal reasons as well. When perquisites are utilized for personal reasons, the cost or value is imputed to the officer as income and the officer is responsible for all applicable taxes; however, in certain cases, the personal benefit is closely associated with the business purpose in which case the company may reimburse the officer for the taxes due on the imputed income. In 2005, the compensation consultant reviewed Exelon’s perquisites program. Although specific data for Exelon’s peer group was not available, the compensation consultant based its analysis on survey data for large energy and general industry companies. The compensation consultant found that Exelon’s perquisite program was competitive. The compensation committee reviewed the costs of the perquisite program and determined the costs to be appropriate for a company of Exelon’s size.

Anticipating an emerging trend among the peer group to curtail perquisite programs in the future, on January 22, 2007 the compensation committee approved the phase-out of many executive perquisites, effective January 1, 2008. The eliminated perquisites included: leased vehicles (existing leases allowed to expire), financial and estate planning, tax preparation and health and dining/airline club memberships.

How the Amount of 2009 Compensation was Determined

This section describes how 2009 compensation was determined and awarded to the NEOs.

The independent directors of the Exelon board, on the recommendations of the Exelon corporate governance committee, conducted a thorough review of Mr. Rowe’s performance in 2009. The review considered performance requirements in the areas of finance and operations, strategic planning and implementation, succession planning and organizational goals, communications and external relations, board relations, leadership, and shareholder relations. Mr. Rowe prepared a detailed self-assessment reporting to the board on his performance during the year with respect to each of the performance requirements. The Exelon board considered the financial highlights of the year and a strategy scorecard that assessed performance against the company’s vision and goals. The factors considered included:

■	goals with respect to protecting the current value of the company, including:

■	delivering superior operating performance in terms of safety, reliability, efficiency, and the environment,

■	supporting competitive markets,

■	protecting the value of our generation assets, and

■	building healthy, self-sustaining delivery companies; as well as

■	goals relating to growing long-term value, including:

■	organizational improvement,

■	advancing an environmental strategy that sets the industry standard for low carbon energy generation and delivery, and

■	rigorously evaluating new growth opportunities.

The Exelon board considered, in particular, strong operational results. Outage frequency and duration improved at the energy delivery companies, with ComEd’s outage results being its best ever, and the average capacity factor of the nuclear generating plants was also high, with 2009 being the seventh consecutive year with capacity factor above 93%. While operating earnings declined as a result of the continued economic turmoil, lower demand, poor power prices, unfavorable weather, and higher pension and post-retirement benefit costs, the cost management initiative was clearly successful. The board also considered 2009 progress in advancing longer-term goals, including efforts to promote pragmatic strategies for addressing climate change, progress in the Exelon 2020 strategy, including outperforming on the carbon dioxide reduction commitment and being on track on all other 2020 initiatives, the launching of a less expensive and lower risk strategy to expand nuclear generation through uprating Exelon’s existing nuclear plants, the initiation of two transmission initiatives, establishing Exelon Transmission Company and working to address transmission constraints that suppress prices for the output of the nuclear plants in the Midwest, and progress on smart grid initiatives at ComEd and PECO. The board also considered progress in talent development, diversity, and the corporate culture.

How Base Salary Was Determined

At its January 26, 2009 meeting, the compensation committee reviewed base salary data for the NEOs listed in the Summary Compensation Table as compared to compensation data at the 50th and 75th percentile of the peer group. Based on this review and their individual performance reviews, including the review of Mr. Rowe’s performance by the corporate governance committee and the independent directors, the NEOs received base salary increases effective as of March 1, 2009 that ranged from 3% to 5%. These increases were consistent with the average 4% increase that the consultant reported was competitive.

The amounts of base pay, percentages of increase, and effective dates of base salary increases are set forth in the following table.

Name	Base Salary	Percent Increase	Effective Date

Rowe	$1,475,000	3.1%	3/1/2009
Hilzinger	446,000	4.9	3/1/2009
Crane	825,000	3.1	3/1/2009
McLean	644,000	3.0	3/1/2009
Moler	485,000	3.2	3/1/2009

How 2009 Annual Incentives Were Determined

For 2009, the annual incentive payments to Mr. Rowe and each of nine other senior executives were funded by a notional incentive pool established by the Exelon compensation committee under the Annual Incentive Plan for Senior Executives, a shareholder-approved plan, which is intended to comply with Section 162(m). The incentive pool was funded with 1.5% of Exelon’s 2009 operating income, the same percentage used in 2008 and 2007, but was not fully distributed to participants because the committee decided on substantially lesser awards.

Annual incentive payments for 2009 to Messrs. Rowe, Crane and McLean and Ms. Moler were made from the portion of the incentive pool available to fund awards for each of them based on the company’s operating earnings per share, adjusted for non-operating charges and other unusual or non-recurring items.

For executives with general corporate responsibilities, the goal was adjusted (non-GAAP) operating earnings per share so that they would focus their efforts on overall corporate performance. The earnings per share goal ranges were set to be like the forecast earnings ranges, with the annual incentive plan target the same as the financial plan target. In accordance with the design of the annual incentive program, the compensation committee reviewed 2009 earnings and decided not to include the effects of significant one-time charges or credits that are not normally associated with ongoing operations and mark-to-market adjustments from economic hedging activities in adjusting earnings for purposes of making awards under the annual incentive plan. The adjusted earnings are consistent with the adjusted (non-GAAP) operating earnings that Exelon reports in its quarterly earnings releases. For 2009, the adjustments included:

■	the cost of Illinois rate relief associated with the legislative settlement and a settlement with the City of Chicago;

■	unrealized gains and losses on mark-to-market adjustments;

■	a reduction in estimated decommissioning costs;

■	incremental costs associated with the proposed NRG transaction;

■	certain non-cash income tax benefits;

■	severance costs;

■	costs of a debt tender and refinancing; and

■	charges associated with the impairment or retirement of certain generating assets.

2009 annual incentive payments for other NEOs with specific business unit responsibilities were based upon a combination of adjusted (non-GAAP) operating earnings per share (so that they would focus on overall corporate performance) and business unit financial and/or operating measures, depending on the nature of their responsibilities (so they would focus on the performance of their business unit). Under the terms of the plan, the business unit financial measures are adjusted from GAAP measures.

Goals and Weights for 2009

The following table summarizes the goals and weights applicable to the NEOs for 2009:

Name	Adjusted Operating Earnings Per Share	Adjusted BSC Total

Rowe	100%	—
Hilzinger	75	25
Crane	100	—
McLean	100	—
Moler	100	—

Performance Scale and Results for 2009 Goals

The following table describes the performance scale and results for the 2009 goals:

2009 Goals	Threshold	Target	Distinguished	2009 Results	Payout as a Percentage of Target

Adjusted (non-GAAP) Operating Earnings Per Share (EPS)	$3.65	$4.15	$4.45	$4.12	97.00%
Adjusted BSC Total Cost ($M)	$668.7	$636.9	$617.8	$576.4	200.00%

The 2009 annual incentive program included the following shareholder protection features (“SPF”):

■	if target earnings per share are not achieved, then operating company/business unit key performance indicator payments are limited to actual performance, not to exceed 100% of the target payout;

■

if earnings per share are greater than or equal to target, but less than 150% of target, then the operating company/business unit key performance indicator payments are limited to 150% of target payout; and

■	if earnings per share are greater than or equal to 150% of target, operating company/business unit key performance indicators are based on actual performance.

As a result of 2009 earnings being at 97% of target, the operating company/business unit key performance indicators were limited to actual performance, not to exceed 100% of target. The effect of these SPF reductions is shown in the table below. In making annual incentive awards, the compensation committee has the discretion to reduce or not pay awards even if the targets are met.

With respect to the NEOs in the table below, individual performance multipliers (“IPM”) other than 100% were approved and recommended by the compensation committee based upon assessments of NEO performance and input from the CEO. Under the terms of the Annual Incentive Program, the individual performance multiplier is used to adjust awards from minus 50% to plus 10% subject to the maximum 200% of target opportunity and the amounts available under the incentive pool. Increases in IPM shown below reflect exceptional performance.

Based on the performance against the goals shown in the tables above, and taking into account the reductions resulting from the shareholder protection features and the caps and adjustments discussed above, the compensation committee recommended and the Exelon board of directors (or in the case of Mr. Rowe, the independent directors) approved the following awards for the NEOs:

	Payout as a % of Target (pre-SPF)	Payout $ (pre-SPF)	SPF Reduction $	Payout as a % of Target (post-SPF & pre-IPM)	Payout $ (post-SPF & pre-IPM)	IPM %	Payout $ (post-SPF & post-IPM)

Rowe	97.0%	$1,573,825	$—	97.0%	$1,573,825	100%	1,573,825
Hilzinger	122.8	328,479	(66,900)	97.8	261,579	105	274,658
Crane	97.0	680,213	—	97.0	680,213	100	680,213
McLean	97.0	437,276	—	97.0	437,276	100	437,276
Moler	97.0	282,270	—	97.0	282,270	100	282,270

How Long-Term Incentives Were Determined

The compensation committee reviewed the amount of long-term compensation paid in the peer group for positions comparable to the positions held by the NEOs and then applied a ratio of stock options to performance shares in order to determine the target long-term equity incentives for each NEO, using Black-Scholes valuation for stock options and a 90 day weighted-average price for the preceding quarter to value performance shares. Stock option grants for 2009 were all at the targeted amounts. The actual amounts of performance shares awarded to the NEOs depended on the extent to which the performance measures were achieved.

Stock Option Awards

The company granted non-qualified stock options to the Exelon Corporation senior officers, including the NEOs, on January 26, 2009. The stock option grants for 2009 were all at the targeted amounts. These options were awarded at an exercise price of $56.51, which was the closing price on the January 26, 2009 grant date. The number of the option awards granted in 2009 was larger than in 2008, reflecting the decrease in the price of Exelon’s stock on the grant date in 2009 as compared to the price on the grant date in 2008.

Exelon Performance Share Unit Awards

The 2009 Long-Term Performance Share Unit Award Program was based on two measures, Exelon’s three-year Total Shareholder Return (“TSR”), compounded monthly, as compared to the TSR for the companies listed in the Dow Jones Utility Index (60% of the award), and Exelon’s three-year TSR, as compared to the companies in the Standard and Poor’s 500 Index (40% of the award). This structure was consistent with the structure used in the 2008 program.

Payouts are determined based on the following scale: the threshold TSR Position Ranking, for a 50% of target payout, was the 25th percentile; the target, for a 100% payout, was 50th percentile; and distinguished, for a 200% payout, was the 75th percentile, with payouts interpolated for performance falling between the threshold, target, and distinguished levels.

Exelon fell below target performance levels with respect to both TSR measures. For the performance period of January 1, 2007 through December 31, 2009, Exelon’s relative ranking of TSR as compared to the Dow Jones Utility Index was at the 37.5th percentile ranking or 75% of target payout. For the same time period, the company’s relative ranking of TSR in the S&P 500 Index was at the 49.5th percentile ranking or 99.1% of target payout. Overall performance against both measures combined resulted in a payout to participants for 2009 that represented 84.6% of each participant’s target opportunity.

The amount of each NEO’s target opportunity was based on the portion of the long-term incentive value for each NEO attributable to performance share units (75%) and the weighted average Exelon stock price for the fourth quarter of 2008.

Based on the formula, 2009 Performance Share Unit Awards for NEOs were as set forth in the following table. The first third of the awarded performance shares vests upon the award date, with the remaining thirds vesting on the date of the compensation committee’s January meeting in the next two years.

	Shares	Value *	Form of Payment **

Rowe	58,966	$2,717,743	100% Cash
Hilzinger	5,668	261,238	50% Cash /50% Stock
Crane	19,137	882,024	100% Cash
McLean	14,128	651,160	100% Cash
Moler	11,675	538,101	100% Cash

*	Based on the Exelon closing stock price of $46.09 on January 25, 2010.

**	Form of payment based on stock ownership level. Stock payment means amounts paid in shares of Exelon common stock.

Performance-Based Restricted Stock Awards

In July 2004, the compensation committee and the Exelon board of directors approved a restricted stock opportunity for Ms. Elizabeth Moler of up to 10,000 shares, with up to 5,000 to be awarded in 2007 and up to 5,000 to be awarded in 2009, based on the qualitative assessment by the Chairman and CEO of her performance with respect to regulatory objectives and the compensation committee’s and the board of directors’ approval. The compensation committee and the board of directors considered these opportunities in July 2009. In recognition of Ms. Moler’s efforts to defend competitive markets and advocate for climate change legislation, defend the Illinois procurement process, and leading the effort to obtain regulatory approval for the proposed NRG transaction, the compensation committee recommended and the Exelon board of directors approved a grant of 5,000 shares.

Tax Consequences

Under Section 162(m) of the Code, executive compensation in excess of $1 million paid to a CEO or other person among the four other highest compensated officers is generally not deductible for purposes of corporate federal income taxes. However, qualified performance-based compensation, within the meaning of Section 162(m) and applicable regulations, remains deductible. The compensation committee intends to continue reliance on performance-based compensation programs, consistent with sound executive compensation policy. The compensation committee’s policy has been to seek to cause executive incentive compensation to qualify as “performance-based” in order to preserve its deductibility for federal income tax purposes to the extent possible, without sacrificing flexibility in designing appropriate compensation programs.

Because it is not “qualified performance-based compensation” within the meaning of Section 162(m), base salary is not eligible for a federal income tax deduction to the extent that it exceeds $1 million. Accordingly, Exelon is unable to deduct that portion of Mr. Rowe’s base salary in excess of $1 million. Annual incentive awards and performance share units payable to NEOs are intended to be qualified performance-based compensation under Section 162(m), and are therefore deductible for federal income tax purposes. Restricted stock and restricted stock units are not deductible by the company for federal income tax purposes under the provisions of Section 162(m) if NEOs’ compensation that is not “qualified performance-based compensation” is in excess of $1 million.

Under Section 4999 of the Internal Revenue Code, there is a steep excise tax if change in control or severance benefits are greater than 2.99 times the five-year average amount of income reported on an individual’s W-2. This provision can have an arbitrary effect, due to the uneven effect of such items as relocation reimbursements and stock option exercises. In addition, the excise tax is imposed if compensation is only $1 greater than the threshold. Accordingly, Exelon had a policy of providing excise tax gross-ups, and avoiding gross-ups by reducing payments to under the threshold if the amount otherwise payable to an executive is not more than 110% of the threshold. In December 2007 the compensation committee reviewed this policy and concluded that it was reasonable. As discussed above, in April 2009 the compensation committee again reviewed this policy and adopted a new policy that no future employment or severance agreement that provides for benefits for NEOs on account of termination will include an excise tax gross-up.

Conclusion

The compensation committee is confident that Exelon’s compensation programs are performance-based and consistent with sound executive compensation policy. They are designed to attract, retain and reward outstanding executives and to motivate and reward senior management for achieving high levels of business performance, customer satisfaction and outstanding financial results that build shareholder value.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2009 Annual Report on Form 10-K and the 2010 Proxy Statement.

February 4, 2010

The Compensation Committee
Rosemarie B. Greco, Chair	William C. Richardson
John A. Canning, Jr.	Stephen D. Steinour
M. Walter D’Alessio

6. Executive Compensation Data

The tables below summarize the total compensation paid or earned by each of the NEOs of Exelon for the year ended December 31, 2009.

Salary amounts may not match the amounts discussed in Compensation Discussion and Analysis because that discussion concerns salary rates; the amounts reported in the Summary Compensation Table reflect actual amounts paid during the year including the effect of changes in salary rates. Changes to base salary generally take effect on March 1, and there may also be changes at other times during the year to reflect promotions or changes in responsibilities.

Bonus reflects discretionary bonuses or amounts paid under the annual incentive plan on the basis of the individual performance multiplier approved by the compensation committee and the board of directors or, in the case of Mr. Rowe, approved by the independent directors.

Stock awards and option awards show the grant date fair value calculated in accordance with FASB ASC Topic 718.

Stock awards consist primarily of performance share awards pursuant to the terms of the 2006 Long-Term Incentive Plan (“LTIP”). The compensation committee established a performance share unit award program based on total shareholder return for Exelon as compared to the companies in the Standard & Poor’s 500 Index and the Dow Jones Utility Index for a three-year period. The threshold, target and distinguished goals for performance unit share awards are established on the grant date (generally the date of the first compensation committee meeting in the fiscal year). The actual performance against the goals and the number of performance unit share awards are established on the award date (generally the date of the first compensation committee meeting after the completion of the fiscal year). Upon retirement or involuntary termination without cause, earned but non-vested shares are eligible for accelerated vesting. The form of payment provides for payment in Exelon common stock to executives with lower levels of stock ownership, with increasing portions of the payments being made in cash as executives’ stock ownership levels increase in excess of the ownership guidelines. If an executive achieves 125% or more of the applicable ownership target, performance shares will be paid half in cash and half in stock. If executive vice presidents and above achieve 200% or more of their applicable stock ownership target, their performance shares will be paid entirely in cash. In limited cases, the compensation committee has determined that it is necessary to grant restricted shares of Exelon common stock or restricted stock units to executives as a means to recruit and retain talent. They may be used for new hires to offset annual or long-term incentives that are forfeited from a previous employer. They are also used as a retention vehicle and are subject to forfeiture if the executive voluntarily terminates, and in some cases may incorporate performance criteria as well as time-based vesting. When awarded, restricted stock or stock units are earned by continuing employment for a predetermined period of time or, in some instances, after certain performance requirements are met. In some cases, the award may vest ratably over a period; in other cases, it vests in full at one or more pre-determined dates. Amounts of restricted shares held by each NEO, if any, are shown in the footnotes to the Outstanding Equity Table.

All option awards are made pursuant to the terms of the LTIP. All options are granted at a strike price that is not less than the fair market value of a share of stock on the date of grant. Fair market value is defined under the plans as the closing price on the grant date as reported on the NYSE. Individuals receiving stock options are provided the right to buy a fixed number of shares of Exelon common stock at the closing price of such stock on the grant date. The target for the number of options awarded is determined by the portion of the long-term incentive value attributable to stock options and a theoretical value of each option determined by the compensation committee using a lattice binomial ratio valuation formula. Options vest in equal annual installments over a four-year period and have a term of ten years. Employees who are retirement eligible are eligible for accelerated vesting upon retirement or termination without cause. Time vesting adds a retention element to the stock option program. All grants to the NEOs must be approved by the full board of directors, which acts after receiving a recommendation from the compensation committee, except grants to Mr. Rowe, which must be approved by the independent directors, who act after receiving recommendation from the compensation committee.

Non-equity incentive plan compensation includes the amounts earned under the annual incentive plan determined by the extent to which the applicable financial and operational goals were achieved. The amount of the annual incentive target opportunity is expressed as a percentage of the officer’s or employee’s base salary, and actual awards are determined using the base salary at the end of the year. Threshold, target and distinguished (i.e. maximum) achievement levels are established for each goal. Threshold is set at the minimally acceptable level of performance, for a payout of 50% of target. Target is set consistent with the achievement of the business plan objectives. Distinguished is set at a level that significantly exceeds the business plan and has a low probability of payout, and is capped at 200% of target. Awards are interpolated to the extent performance falls between the threshold, target, and distinguished levels.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
			Note 6	Note 7	Note 8		Note 9	Note 10
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)

Rowe (1)	2009	$1,468,077	—	$6,341,383	$2,236,650	$1,573,825	$173,566	$416,947	$12,210,448
	2008	1,474,423	—	6,402,614	2,093,040	1,835,166	830,272	400,192	13,035,707
	2007	1,361,154	—	5,674,614	1,957,500	1,680,249	504,385	418,026	11,595,928
Hilzinger (2)	2009	442,769	13,079	609,573	215,007	261,579	85,891	31,725	1,659,623
	2008	408,627	—	992,836	201,960	318,750	57,492	143,916	2,123,581
Crane (3)	2009	821,154	—	2,049,674	707,070	680,213	719,399	76,140	5,053,650
	2008	694,230	—	2,748,159	514,080	750,000	642,938	272,727	5,622,134
	2007	558,000	—	2,413,227	456,750	577,536	442,503	158,029	4,606,045
McLean (4)	2009	640,346	—	1,519,384	536,796	437,276	122,086	87,738	3,343,626
	2008	561,538	—	2,281,177	514,080	510,416	95,727	216,544	4,179,482
	2007	482,500	—	1,353,177	456,750	403,276	53,160	96,874	2,845,737
Moler (5)	2009	482,692	—	1,509,839	443,001	282,270	40,181	76,253	2,834,236
	2008	484,615	—	1,280,523	403,920	329,000	333,981	195,611	3,027,650

Notes to the Summary Compensation Table

(1)	John W. Rowe, Chairman and CEO, Exelon.

(2)	Matthew F. Hilzinger, Senior Vice President and Chief Financial Officer, Exelon.

(3)	Christopher M. Crane, President and Chief Operating Officer, Exelon.

(4)	Ian P. McLean, Executive Vice President, Exelon; Chief Executive Officer, Exelon Transmission Company.

(5)	Elizabeth A. Moler, Executive Vice President, Government Affairs and Public Policy, Exelon.

(6)	In recognition of their overall performance, certain NEOs received an individual performance multiplier to their annual incentive payments or other special recognition awards in certain years.

(7)	The amounts shown in this column include the aggregate grant date fair value of stock awards granted on January 26, 2009 with respect to the three year performance period ending December 31, 2009. The grant date fair value of the stock award have been computed in accordance with FASB ASC Topic 718 using the assumptions described in Note 16 of the Combined Notes to Consolidated Financial Statements in Exelon’s 2009 Form 10-K. For the 2009 grants for Messrs. Rowe, Hilzinger, Crane and McLean and Ms. Moler, the grant date fair value of their awards assuming that the highest level of performance conditions would be achieved was $7,877,494, $757,234, $2,550,304, $1,877,434 and $1,559,676, respectively. Amounts shown for 2008 and 2007 which were previously reported under prior rules concerning valuation have been restated.

(8)	The amounts shown in this column include the aggregate grant date fair value of stock option awards granted on January 26, 2009. The grant date fair value of the stock options awards have been computed in accordance with FASB ASC Topic 718 using the assumptions described in Note 16 of the Combined Notes to Consolidated Financial Statements. Amounts shown for 2008 and 2007 which were previously reported under prior rules concerning valuation have been restated.

(9)	The amounts shown in the column represent the change in the accumulated pension benefit from December 31, 2008 to December 31, 2009. For certain NEOs the amount may include the value of above market earnings upon their investment in a particular fund within their non-qualified deferred compensation account. For 2009, no NEOs had above market earnings; in 2008, Messrs. Crane and McLean recognized $48 and $160 of above market earnings respectively. In 2007, these same NEOs recognized $39,150 and $1,222, respectively.

(10)	The amounts shown in this column include the items summarized in the following tables.

All Other Compensation

The following table shows details of All Other Compensation reflected in column I of the Summary Compensation Table.

Name	Perquisites	Reimburse- ment for Income Taxes	Payments or Accruals for Termination or Change in Control (CIC)	Company Contributions to Savings Plans	Company Paid Term Life Insurance Premiums	Dividends or Earnings not included in Grants	Total
	$	$	$	$	$	$	$
	Note 1	Note 2	Note 3	Note 4	Note 5
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Rowe	$195,173	$8,140	$—	$73,404	$140,230	$—	$416,947
Hilzinger	6,478	—	—	22,138	3,109	—	31,725
Crane	3,581	975	—	40,058	31,526	—	76,140
McLean	—	—	—	32,017	55,721	—	87,738
Moler	4,282	—	—	24,135	47,836	—	76,253

Notes to All Other Compensation Table

(1)	The amounts shown in this column represent the incremental cost to Exelon to provide certain perquisites to NEOs as summarized in the Perquisites Table below.

(2)	Officers receive a reimbursement to cover applicable taxes on imputed income for business-related spousal travel expenses for those cases where the personal benefit is closely related to the business purpose.

(3)	Represents the expense, if applicable, or the accrual of the expense that Exelon has recorded during 2009 after the announcement of the officer’s retirement or resignation for severance related costs including salary and Annual Incentive Plan (“AIP”) continuation, outplacement fees, medical benefits, and a prorated portion of his cash retention award.

(4)	Represents company matching contributions to the NEO’s qualified and non-qualified savings plans. The 401(k) plan is available to all employees and the annual contribution for 2009 was generally limited by IRS rules to $16,500. NEOs and other officers may participate in the Deferred Compensation Plan, into which payroll contributions in excess of the specified IRS limit are credited under the separate, unfunded plan that has the same portfolio of investment options as the 401(k) plan.

(5)	Exelon provides basic term life insurance, accidental death and disability insurance, and long-term disability insurance to all employees, including NEOs. The values shown in this column include the premiums paid during 2009 for additional term life insurance policies for the NEOs, additional supplemental accidental death and dismemberment insurance and for additional long-term disability insurance over and above the basic coverage provided to all employees. Mr. Rowe has two term life insurance policies and one additional accidental death and dismemberment policy.

Perquisites

Exelon continues to provide executive physicals, parking in downtown Chicago, supplemental long-term disability insurance and executive life insurance for those with existing policies. Exelon provides Mr. Rowe with 60 hours of personal travel per year on the corporate aircraft and car and driver services because of the time commitments his position requires. The following table shows the amount of those benefits.

Name	Personal and Spouse Travel	Automobile Lease and Parking	Other Items	Total
	$	$	$	$
	Note 1 & Note 2	Note 3	Note 4
(a)	(b)	(c)	(d)	(e)

Rowe	$192,073	$3,000	$100	$195,173
Hilzinger	—	6,478	—	6,478
Crane	—	3,000	581	3,581
Moler	—	4,282	—	4,282

Note to Perquisites Table

(1)	Mr. Rowe is entitled to up to 60 hours of personal use of corporate aircraft each year. The figure shown in this column includes $183,563, representing the aggregate incremental cost to Exelon for Mr. Rowe’s personal use of corporate aircraft. This cost was calculated using the hourly cost for flight services paid to the aircraft vendor, federal excise tax, fuel charges, and domestic segment fees. From time to time Mr. Rowe’s spouse accompanies Mr. Rowe in his travel on corporate aircraft. The aggregate incremental cost to the company, if any, for Mrs. Rowe’s travel on corporate aircraft is included in this amount. For all executive officers, including Mr. Rowe, Exelon pays the cost of spousal travel, meals, and other related amenities when they attend company or industry-related events where it is customary and expected that officers attend with their spouses. The aggregate incremental cost to Exelon for these expenses is included in the table. In most cases, there is no incremental cost to Exelon of providing transportation or other amenities for a spouse, and the only additional cost to Exelon is to reimburse officers for the taxes on the imputed income attributable to their spousal travel, meals, and related amenities when attending company or industry-related events. This cost is shown in column b of the All Other Compensation Table above.

(2)	The company maintains several cars and drivers in order to provide transportation services for the NEOs and other officers to carry out their duties among the company’s various offices and facilities which are located throughout northeastern Illinois and southeastern Pennsylvania. Mr. Rowe is also entitled to limited personal use of the company’s cars and drivers, including use for commuting which allows him to work while commuting. The cost included in the table represents the estimated incremental cost to Exelon to provide limited personal service. This cost is based upon the number of hours that the drivers worked overtime providing such services, multiplied by the average overtime rate for drivers plus an additional amount for fuel and maintenance. Personal use was imputed as additional taxable income to Mr. Rowe.

(3)	In 2008, Exelon discontinued the leased vehicle perquisite for all officers effective at the lease expiration date. Certain leases expired in early 2009. Exelon continued to provide insurance, maintenance, applicable taxes and provided a company-paid credit card for fuel purchases while the leases were in effect. Where required, such as in downtown Chicago, Exelon provides company-paid parking for NEOs.

(4)	Executive officers may use company-provided vendors for comprehensive physical examinations and related follow-up testing. Executives also receive certain gifts during the year in recognition of their services that are imputed to the officer as additional taxable income.

Grants of Plan Based Awards

The following table presents information about estimated future payouts under incentive plan awards for NEOs and other stock and options awards.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares or Units	All Other Options Awards: Number of Securities Under- lying Options	Exercise or base Price of Option Awards.	Grant Date Fair Value of Stock and Option Awards

		Note 1			Note 2			Note 3			Note 4
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($)	($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Rowe	26 Jan. 2009	$811,250	$1,622,500	$3,245,000
	26 Jan. 2009				34,850	69,700	139,400				6,341,383
	26 Jan. 2009								155,000	56.51	2,236,650
Hilzinger	26 Jan. 2009	133,800	267,600	535,200
	26 Jan. 2009				3,350	6,700	13,400				609,573
	26 Jan. 2009								14,900	56.51	215,007
Crane	26 Jan. 2009	330,000	660,000	1,320,000
	3 Aug. 2009	20,625	41,250	82,500
	26 Jan. 2009				11,000	22,000	44,000				2,001,584
	3 Aug. 2009				311	621	1,242				48,089
	26 Jan. 2009								49,000	56.51	707,070
McLean	26 Jan. 2009	225,400	450,800	901,600
	26 Jan. 2009				8,350	16,700	33,400				1,519,384
	26 Jan. 2009								37,200	56.51	536,796
Moler	26 Jan. 2009	145,500	291,000	582,000
	26 Jan. 2009				6,900	13,800	27,600				1,255,539
	26 Jan. 2009								30,700	56.51	443,001
	1 Aug. 2009							5,000			254,300

Notes to Grants of Plan Based Awards Table

(1)	All NEOs have annual incentive plan target opportunities based on a fixed percentage of their base salary. Threshold performance earns 50% of the respective target while the maximum payout is capped at 200% of target. For additional information about the terms of this program, see Compensation Discussion and Analysis above.

(2)	NEOs have a long-term performance share target opportunity that is a fixed number of performance shares commensurate with the officer’s position. For additional information about the terms of these programs, see Compensation Discussion and Analysis and the narrative preceding the Summary Compensation Table above.

(3)	This column shows additional restricted share awards made during the year. For additional information about the award to Ms. Moler, see Compensation Discussion and Analysis—Performance-Based Restricted Stock Awards. The vesting dates of the awards are provided in footnote 2 to the Outstanding Equity Table below.

(4)	This column shows the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the performance share awards, stock options, and restricted stock granted to each NEO during 2009. Fair value of performance share awards granted on January 26, 2009 is based on an estimated payout of 161% of target. Fair value of performance share awards granted August 3, 2009 is based on an estimated payout of 151% of target.

Outstanding Equity

The following table presents information about stock options for NEOs.

Name	Options					Stock

	Note 1					Note 2
	Number of Securities Underlying Unexercised Options That Are Exercisable (#)	Number of Securities Underlying Unexercised Options That Are Not Exercisable (#)	Option Exercise or Base Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Share or Units of Stock That Have Not Yet Vested Based on 12/31 Closing Price $48.87 ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Rowe	—	155,000	$56.51	26 Jan. 2009	25 Jan. 2019	115,429	$5,641,015	69,700	$3,406,239
	28,500	85,500	73.29	28 Jan. 2008	27 Jan. 2018
	75,000	75,000	59.96	22 Jan. 2007	21 Jan. 2017
	229,000	—	42.85	24 Jan. 2005	23 Jan. 2015
Hilzinger	—	14,900	56.51	26 Jan. 2009	25 Jan. 2019	15,271	746,294	6,700	327,429
	2,750	8,250	73.29	28 Jan. 2008	27 Jan. 2018
	5,250	5,250	59.96	22 Jan. 2007	21 Jan. 2017
	7,875	2,625	58.55	23 Jan. 2006	22 Jan. 2016
	14,000	—	42.85	24 Jan. 2005	23 Jan. 2015
	4,500	—	32.54	26 Jan. 2004	25 Jan. 2014
Crane	—	49,000	56.51	26 Jan. 2009	25 Jan. 2019	58,514	2,859,579	22,621	1,105,488
	7,000	21,000	73.29	28 Jan. 2008	27 Jan. 2018
	17,500	17,500	59.96	22 Jan. 2007	21 Jan. 2017
	15,000	7,500	58.55	23 Jan. 2006	22 Jan. 2016
	18,000	—	42.85	24 Jan. 2005	23 Jan. 2015
	13,500	—	32.54	26 Jan. 2004	25 Jan. 2014
McLean	—	37,200	56.51	26 Jan. 2009	25 Jan. 2019	37,526	1,833,896	16,700	816,129
	7,000	21,000	73.29	28 Jan. 2008	27 Jan. 2018
	17,500	17,500	59.96	22 Jan. 2007	21 Jan. 2017
	26,250	8,750	58.55	23 Jan. 2006	22 Jan. 2016
	56,000	—	42.85	24 Jan. 2005	23 Jan. 2015
	80,000	—	32.54	26 Jan. 2004	25 Jan. 2014
	72,000	—	24.81	27 Jan. 2003	26 Jan. 2013
	9,288	—	24.84	25 Feb. 2002	24 Feb. 2012
	90,000	—	23.46	28 Jan. 2002	27 Jan. 2012
	33,600	—	29.75	20 Oct. 2000	19 Oct. 2010
Moler	—	30,700	56.51	26 Jan. 2009	25 Jan. 2019	23,086	1,128,213	13,800	674,406
	5,500	16,500	73.29	28 Jan. 2008	27 Jan. 2018
	14,000	14,000	59.96	22 Jan. 2007	21 Jan. 2017
	22,500	7,500	58.55	23 Jan. 2006	22 Jan. 2016
	36,000	—	42.85	24 Jan. 2005	23 Jan. 2015

Notes to Outstanding Equity Table

(1)	Non-qualified stock options are granted to NEOs pursuant to the company’s long-term incentive plans. Grants made prior to 2003 vested in three equal increments, beginning on the first anniversary of the grant date. Grants made in 2003 and thereafter vest in four equal increments, beginning on the first anniversary of the grant date. All grants expire on the tenth anniversary of the grant date. For all data above, the number of shares and exercise prices have been adjusted to reflect the 2 for 1 stock split on May 5, 2004.

(2)	The amount shown includes the unvested portion of performance share awards earned with respect to the three-year performance periods ending December 31, 2008 and December 31, 2007, and any unvested restricted stock unit awards as shown in the following table. The amount of shares shown in column i represents the target number of performance shares available to each NEO for the performance period ending December 31, 2009. Shares are valued at $48.87, the closing price on December 31, 2009.

Unvested Restricted Stock or Restricted Stock Units

The following table presents information about unvested restricted stock and restricted stock units for NEOs.

Name	Grant Date	Number of Restricted Shares	Vesting Dates

Hilzinger	01 Aug. 2008	5,000	01 Aug. 2013
Crane	03 Sep. 2007	15,000	03 Sep. 2011
	01 Aug. 2008	15,000	01 Aug. 2013
McLean	01 Aug. 2008	5,000	01 Aug. 2011
	01 Aug. 2008	5,000	01 Aug. 2013

Option Exercises and Stock Vested

The following table presents information about stock option exercises and vesting of stock awards for NEOs.

Name	Option Awards		Stock Awards
	Note 1		Note 2
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b) (#)	(c) ($)	(d) (#)	(e) ($)

Rowe	—	$—	120,757	$6,823,976
Hilzinger (Note 3)	—	—	17,756	958,174
Crane (Note 4)	—	—	47,025	2,577,971
McLean	22,400	427,056	28,826	1,628,960
Moler (Note 5)	—	—	33,631	1,844,015

Notes to Option Exercises and Stock Vested Table

(1)	Mr. McLean exercised all options shown above pursuant to a Rule 10b5-1 trading plan that was entered into when he was unaware of any material information regarding Exelon that had not been publicly disclosed. At that time the formula for the dates, number of options, and sale price was set at the time the trading plans were established.

(2)	Share amounts are generally composed of performance shares that vested on January 26, 2009, which included 1/3 of the grant made with respect to the three-year performance period ending December 31, 2008; 1/3 of the grant made with respect to the three-year performance period ending December 31, 2007, and 1/3 of the grant made with respect to the three-year performance period ending December 31, 2006. Shares were valued at $55.61 upon vesting.

(3)	For Mr. Hilzinger, the shares received upon vesting includes 8,000 restricted shares that vested on August 1, 2009 and were valued at $50.86.

(4)	For Mr. Crane, the shares received upon vesting includes 10,000 restricted shares that vested on February 1, 2009 and were valued at $54.22, and 10,000 restricted shares that vested on August 1, 2009 and were valued at $50.86.

(5)	For Ms. Moler, the shares received upon vesting includes 10,000 restricted shares that vested on August 1, 2009 and were valued at $50.86.

Pension Benefits

Exelon sponsors the Exelon Corporation Retirement Program, a traditional defined benefit pension plan that covers certain management employees who commenced employment prior to January 1, 2001 and certain collective bargaining unit employees. The Exelon Corporation Retirement Program includes the Service Annuity System (SAS), the legacy ComEd pension plan, and the Service Annuity Plan (SAP), the legacy PECO pension plan. Effective January 1, 2001, Exelon also established two cash balance defined benefit pension plans in order to both reduce future retirement benefit costs and provide an option that is portable as the company anticipated a work force that was more mobile than the traditional utility workforce. The cash balance defined benefit pension plans cover management employees and certain collective bargaining unit employees hired on or after such date, as well as certain management employees hired prior to such date who elected to transfer to a cash balance plan. Each of these plans is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. An employee can participate in only one of the qualified pension plans.

For NEOs participating in the SAS, the annuity benefit payable at normal retirement age is equal to the sum of 1.25% of the participant’s earnings as of December 25, 1994, reduced by a portion of the participant’s Social Security benefit as of that date, plus 1.6% of the participant’s highest average annual pay, multiplied by the participant’s years of credited service (up to a maximum of 40 years). For NEOs participating in the SAP, the annuity benefit payable at normal retirement age is equal to the greater of the amount determined under the Career Pay Formula, which is 2% of each year’s pensionable pay, and the amount determined under the Final Average Pay Formula, which is the sum of (a) 5% of average earnings, plus 1.2% of average earnings for each year of pension service (up to a maximum of 40 years), and (b) 0.35% of average earnings in excess of covered compensation for each year of pension service (up to a maximum of 40 years). Pension-eligible compensation for the SAS and the SAP’s Final Average Pay Formula includes base pay and annual incentive awards. Pension eligible compensation in the SAP’s Career Pay Formula includes base pay, incentive awards and other regular remuneration. Benefits under the SAS and SAP are vested after five years of service.

The “normal retirement age” under both the SAS and the SAP is 65. Each of these plans also offers an early retirement benefit prior to age 65, which is payable if a participant retires after attainment of age 50 and completion of ten years of service. The annual pension payable under each plan is determined as of the early retirement date, reduced by 2% for each year of payment before age 60 to age 58, then 3% for each year before age 58 to age 50. In addition, under the SAS, the early retirement benefit is supplemented by a temporary payment equal to 80% of the participant’s estimated monthly Social Security benefit, offset by the aggregate annual amount of the temporary supplemental payment multiplied by a plan factor, determined on a partially subsidized actuarial basis. The supplemental benefit is partially offset by a reduction in the regular annuity benefit.

Under the cash balance pension plan, a notional account is established for each participant, and the account balance grows as a result of annual benefit credits and annual investment credits. (Employees who participated in the SAS or the SAP prior to January 1, 2001 and elected to transfer to the cash balance plan also have a frozen transferred benefit from the former plan, and received a “transition” credit based on their age, service and compensation at the time of transfer.) Beginning January 1, 2008, the annual benefit credit under the plan is 7.00% of base pay and annual incentive award (subject to applicable Internal Revenue Code limit). For the portion of the account balance accrued beginning January 1, 2008, the annual investment credit is the third segment rate of interest on long-term investment grade corporate bonds, as provided for in Internal Revenue Code Section 430(h)(2)(C)(iii). The Segment Rate will be determined as of November of the year for which the cash balance account receives the investment credit. For the portion of the benefit accrued before January 1, 2008, pending Internal Revenue Service guidance, the annual investment credit is the greater of 4%, or the average for the year of the S&P 500 Index and the applicable interest rate specified in Section 417(e) of the Internal Revenue Code that is used to determine lump sum payments (the interest rate is determined in November of each year). Benefits are vested and non-forfeitable after completion of at least three years of service, and are payable in an annuity or a lump sum at any time following termination of employment. Apart from the benefit credits and vesting requirement, and as described above, years of service are not relevant to a determination of accrued benefits under the cash balance pension plans.

The Internal Revenue Code limits to $245,000 the individual annual compensation that may be taken into account under the tax-qualified retirement plan. As permitted by Employee Retirement Income Security Act, Exelon sponsors two supplemental executive retirement plans (or “SERPs”) that allow the payment to a select group of management or highly-compensated individuals out of its general assets of any benefits calculated under provisions of the applicable qualified pension plan which may be above these limits. The SERPs offers a lump sum as an optional form of payment, which includes the value of the marital annuity, death benefits and other early retirement subsidies as a designated interest rate. The interest rate applicable for distributions to participants in the SAS in 2009 is 2.87% and for participants in the SAP in 2009 is 4%. For participants in the cash balance pension plan, the lump sum is the value of the non-qualified account balance. The value of the lump sum amounts do not include the value of any pension benefits covered under the qualified pension plans, and the methods and assumptions used to determine the non-qualified lump sum amount are different than the assumptions used to generate the present values shown in the tables of benefits to be received upon retirement, termination due to death or disability, involuntary separation not related to a change in control, or upon a qualifying termination following a change in control which appear later in this document.

Under the terms of the SERPs, participants are provided the amount of benefits they would have received under the SAS, SAP or cash balance plan, as applicable, but for the application of the Internal Revenue Code limits. In addition, certain executives previously received grants of additional years of credited service under a SERP. In particular, Mr. Crane received an additional ten years of credited service as part of his employment offer that provided one additional year of service credit for each year of employment to a maximum of 10 additional years. Ms. Moler received as part of her employment offer an additional five years of credited service after the completion of five years of service, which occurred in 2005. Pursuant to his employment agreement first entered into when he joined the company in 1998, Mr. Rowe is entitled to receive a SERP benefit that, when added to SAS benefit, will be determined as though he had earned 20 years of service on March 16, 1998 and one additional year of service on each anniversary of that date occurring prior to his termination of employment. A portion of Mr. Rowe’s benefit may be forfeited upon a termination for “cause.” See discussion below under Potential Payments upon Termination or Change in Control – Employment Agreement with Mr. Rowe for additional information.

As of January 1, 2004, Exelon does not grant additional years of credited service to executives under the SERP for any period in which services are not actually performed, except that up to two years of service credits may be provided under severance or change in control agreements first entered into after such date. Service credits previously available under employment, change in control or severance agreements or arrangements (or any successors arrangements) are not affected by this policy.

The amount of the change in the pension value for each of the NEOs is the amount included in the Summary Compensation Table above in the column headed “Change in Pension Value & Nonqualified Deferred Compensation Earnings.” The present value of each NEO’s accumulated pension benefit is shown in the following tables. The assumptions used in estimating the present values include the following: for Service Annuity System participants, pension benefits are assumed to begin at each participant’s earliest unreduced retirement age; and for cash balance plan participants, pension benefits are assumed to begin at the earliest unreduced age. The applicable discount rates are 6.09% as of December 31, 2008 and 5.83% as of December 31, 2009. The lump sum rate amounts are determined using the rate of 6% for SAS participants and 4.0% for SAP participants, both at the assumed retirement age, and the account balance for cash balance pension plan participants. The applicable mortality table as of December 31, 2008 is the IRS-required mortality table for 2009 funding valuation. The applicable table as of December 31, 2009 is the IRS required mortality table for 2010 funding valuation.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)

Rowe (Note 1)	SAS	11.80	480,997	—
	SERP	31.80	16,560,774	—
Hilzinger	Cash Balance	7.72	138,859	—
	SERP	7.72	199,688	—
Crane	SAS	11.26	327,259	—
	SERP	21.26	2,789,462	—
McLean	Cash Balance	7.00	117,737	—
	SERP	7.00	350,614	—
Moler	SAS	9.99	444,643	—
	SERP	14.99	1,793,259	—

(1)	Based on discount rates prescribed by the SEC executive compensation disclosure rules, the present value of Mr. Rowe’s SERP benefit is $16,560,774. Based on lump sum plan rates for immediate distributions, the comparable lump sum amount applicable for service through December 31, 2009 is $24,164,180. Note that, in any event, payments made upon termination may be delayed for six months in accordance with U.S. Treasury Department guidance.

Deferred Compensation Programs

Exelon offers deferred compensation plans to permit the deferral of certain cash compensation to facilitate tax and retirement planning and satisfaction of stock ownership requirements for executives and key managers. Exelon maintains non-qualified deferred compensation plans that are open to certain highly-compensated employees, including the NEOs.

The Deferred Compensation Plan is a non-qualified plan that permits executives and key managers to defer contributions that would be made to the Exelon Corporation Employee Savings Plan (the company’s tax-qualified 401(k) plan) but for the applicable limits under the Internal Revenue Code. The Deferred Compensation Plan permits participants to defer taxation of a portion of their income. It benefits the company by deferring the payment of a portion of its compensation expense, thus preserving cash.

The Employee Savings Plan is tax-qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Exelon maintains the Employee Savings Plan to attract and retain qualified employees, including the NEOs, and to encourage employees to save some percentage of their cash compensation for their eventual retirement. The Employee Savings Plan permits employees to do so, and allows the company to make matching contributions in a relatively tax-efficient manner. The company maintains the excess matching feature of the Deferred Compensation Plan to enable management employees to save for their eventual retirement to the extent they otherwise would have were it not for the limits established by the IRS for purposes of federal tax policy.

The Stock Deferral Plan is a non-qualified plan that permitted executives to defer performance share units prior to 2007.

In response to declining plan enrollment and the administrative complexity of compliance with Section 409A of the Code, the compensation committee approved amendments to the Deferred Compensation and Stock Deferral Plans at its December 4, 2006 meeting. The amendments cease future compensation deferrals for the Stock Deferral Plan and Deferred Compensation Plan other than the excess Employee Savings Plan contribution deferrals.

The following table shows the amounts that NEOs have accumulated under both the Deferred Compensation Plan and the Stock Deferral Plan. Both plans were closed to new deferrals of base pay, annual incentive payments or performance shares awards in 2007, and participants were granted a one-time election to receive a distribution of their accumulated balance in each plan during 2007. The plans will continue in effect for those officers who did not elect to receive the one-time distribution, and their balances will continue to accrue dividends or other earnings until payout upon termination. Balances in the Deferred Compensation Plan will be settled in cash upon the termination event selected by the officer and will be distributed either in a lump sum, or in annual installments. Share balances in the Stock Deferral Plan continue to earn the same dividends that are available to all shareholders, which are reinvested as additional shares in the plan. Balances in the plan are distributed in shares of Exelon stock in a lump sum or installments upon termination of employment.

The Deferred Compensation Plan continues in effect, without change, for those officers who participate in the 401(k) savings plan and who reach their statutory contribution limit during the year. After this limit is reached, their elected payroll contributions and company matching contribution will be credited to their account in the Deferred Compensation Plan. The investment options under the Deferred Compensation Plan consist of a basket of mutual funds benchmarks that mirror those funds available to all employees through the 401(k) plan, with the exception of one benchmark fund that offers a fixed percentage return over a specified market return. Deferred amounts generally represent unfunded unsecured obligations of the company.

Nonqualified Deferred Compensation

Name	Executive Contributions in 2009	Registrant Contributions in 2009	Aggregate Earnings in 2009	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/09
(a)	(b)	(c)	(d)	(e)	(f)
	Note 1	Note 2	Note 3		Note 4

Rowe	$61,154	$61,154	31,801	—	$337,231
Hilzinger	9,888	9,888	3,581	—	47,254
Crane	65,615	32,298	2,071	—	236,525
McLean (Note 5)	19,767	19,767	(22,741)	—	421,222
Moler	31,769	15,048	15,366	—	132,920

(1)	The full amounts shown for executive contributions are included in the base salary figures for each NEO shown above in the Summary Compensation Table.

(2)	The full amounts shown under registrant contributions are included in the company contributions to savings plans for each NEO shown above in the All Other Compensation Table.

(3)	The amount shown under aggregate earnings reflects the NEO’s gain or loss based upon the individual allocation of the notional account balance into the basket of mutual fund benchmarks. These gains or losses do not represent current income to the NEO and have not been included in any of the compensation tables shown above.

(4)	For all NEOs the aggregate balance shown above includes those amounts, both executive contributions and registrant contributions, that have been disclosed either as base salary as described in Note 1 or as company contributions under all other compensation as described in Note 2 for the current fiscal year. In 2007, all participants in the deferred compensation plan were eligible to receive a distribution of their entire account balance in the plan accumulated through December 31, 2006. Messrs. Rowe, Hilzinger, and Crane and Ms. Moler elected to receive this distribution. Since receiving a distribution of their entire accumulated balance in 2007, all executive contributions which are included in the aggregate balance at fiscal year end have been included in base salary in the Summary Compensation Table for each year, and all registrant contributions that are included in the aggregate balance at fiscal year end have been included in all other compensation in the Summary Compensation Table for each year for Messrs. Rowe, Hilzinger, and Crane and Ms. Moler.

(5)	For Mr. McLean, who did not elect to receive the distribution of his accumulated plan balance in 2007, the following amount consisting of both executive contributions and registrant contributions have been included in the Summary Compensation Table either as either base salary or all other compensation for prior years where he has been included as a NEO: $235,747.

Potential Payments upon Termination or Change in Control

Employment Agreement with Mr. Rowe

Under the third amended and restated employment agreement between Exelon and Mr. Rowe, Mr. Rowe will continue to serve as Chief Executive Officer of Exelon, Chairman of Exelon’s board of directors and a member of the board of directors until December 31, 2012. Although the term of Mr. Rowe’s employment agreement was extended from July 1, 2011 to December 31, 2012, in the most recent amendment, Mr. Rowe agreed to forego eligibility for severance benefits attributable to termination of his employment after July 1, 2011. Mr. Rowe also agreed to waive excise tax gross-up benefits and various post-retirement benefits and perquisites to which he was entitled under the former agreement, including personal tax, financial counseling and estate planning services.

If, prior to July 1, 2011, Exelon terminates Mr. Rowe’s employment for reasons other than cause, death or disability or Mr. Rowe terminates his employment for good reason, he would be eligible for the following benefits:

■

a lump sum payment of Mr. Rowe’s accrued but unpaid base salary and annual incentive, if any, and a prorated annual incentive for the year in which his employment terminates based on the lesser of (1) the annual incentive that would have been paid based on actual performance without application of negative discretion to reduce the amount of the award, and (2) the formula annual incentive (i.e., the greater of the annual incentive for the last year ending prior to termination or the average of the annual incentives payable with respect to Mr. Rowe’s last three full years of employment);

■

a lump sum severance payment equal to his base salary and the formula annual incentive, multiplied by the number of years (including fractional years) remaining until the later of July 1, 2011 or the first anniversary of the termination date.

■

continuation of life, disability, accident, health and other active welfare benefits for him and his family for a period equal to the number of years (including fractional years) remaining until the later of July 1, 2011 or the first anniversary of the termination date, followed by post-retirement healthcare coverage for him and his wife for the remainder of their respective lives;

■	all exercisable stock options remain exercisable until the applicable option expiration date;

■	non-vested stock options become exercisable and thereafter remain exercisable until the applicable option expiration date;

■

previously earned but non-vested performance share units vest, consistent with the terms of the performance share unit award program under the LTIP, and an award based on actual performance for the year in which the termination occurs; and

■	any non-vested restricted stock award vests.

If such a termination occurs prior to July 1, 2011 and within 24 months after a Change in Control of Exelon or within 18 months after a Significant Acquisition, as such terms are described under Change in Control Employment Agreements and Severance Plan Covering Other Named Executives, or Mr. Rowe resigns before July 1, 2011 because of the failure to be appointed or elected as Exelon’s Chief Executive Officer, Chairman of Exelon’s board of directors, and a member of the board of directors, then Mr. Rowe would receive the termination benefits described above except that:

■	the annual incentive award described above and payable for the year in which Mr. Rowe’s employment terminates will be paid in full, rather than prorated;

■

in determining the amount of such full formula annual incentive and the lump sum severance payment described above, the formula annual incentive will be the greater of the amount described in the preceding bullet or the target annual incentive for the year in which his employment terminates, but not greater than the annual incentive for the year in which the termination occurs based on actual performance without the application of negative discretion to reduce the amount of the award;

■	the SERP benefit will be determined taking into account the lump sum severance payment, as though it were paid in installments and Mr. Rowe remained employed during the severance period; and

■	professional outplacement services will be provided for up to 12 months.

The term “good reason” means any material breach of the employment agreement by Exelon, including:

■

a failure to provide compensation and benefits required under the employment agreement (including a reduction in base salary that is not commensurate with and applied to Exelon’s other senior executives) without Mr. Rowe’s consent;

■	any failure to elect or appoint Mr. Rowe as a director, Chairman of the Board or CEO taking effect prior to July 1, 2011;

■	causing Mr. Rowe to report to someone other than Exelon’s board of directors;

■	any material adverse change in Mr. Rowe’s status, responsibilities or perquisites; or

■	any public announcement by Exelon’s board of directors without Mr. Rowe’s consent that Exelon is seeking his replacement, other than with respect to the period following his retirement.

With respect to a termination of employment during the Change in Control or Significant Acquisition periods described above, the following events will constitute additional grounds for termination for good reason:

■	a good faith determination by Mr. Rowe that he is substantially unable to perform, or that there has been a material reduction in, any of his duties, functions, responsibilities or authority;

■	the failure of any successor company to assume his employment agreement;

■	a relocation of Exelon’s principal offices by more than 50 miles; or

■	a 20% increase in the amount of time that Mr. Rowe must spend traveling for business outside of the Chicago area.

In the event Mr. Rowe’s employment terminates for cause, all outstanding stock options (whether vested or non-vested), non-vested performance shares and restricted stock will be forfeited. Upon a termination for cause on or before March 16, 2010 (the retirement date specified under a prior agreement), the portion of the SERP benefit that accrued after March 16, 2006 (the retirement date specified under his original agreement) also will be forfeited.

The term “cause” means any of the following, unless cured within the time period specified in the agreement:

■	conviction of a felony or of a misdemeanor involving moral turpitude, fraud or dishonesty;

■	willful misconduct in the performance of duties intended to personally benefit the executive; or

■	material breach of the agreement (other than as a result of incapacity due to physical or mental illness).

Upon Mr. Rowe’s retirement or his termination of employment due to disability or death:

■

Mr. Rowe (or his beneficiary or estate) will receive a prorated annual incentive for the year in which the termination occurs, determined under the method described above for a “good reason” termination;

■	all exercisable stock options remain exercisable until the applicable option expiration date;

■	non-vested stock options become exercisable and thereafter remain exercisable until the applicable option expiration date;

■

previously earned but non-vested performance share units vest, consistent with the terms of the performance share award program under the LTIP, and he (or his beneficiary or estate) will receive an award for the year in which the termination occurs;

■	any non-vested restricted stock award vests, unless otherwise provided in the grant instrument; and

■	he will be entitled to receive post-retirement healthcare coverage for him and his wife for the remainder of their respective lives.

The term “retirement” means:

■	Mr. Rowe’s termination of employment prior to July 1, 2011 other than a termination by him for good reason or a termination by the company with or without cause or upon disability or death;

■	Mr. Rowe’s termination of employment on or after July 1, 2011 other than a termination by the company with cause or upon disability or death.

Upon Mr. Rowe’s retirement or termination of employment for any reason other than cause, disability or death:

■

for a period of five years, Mr. Rowe is required to attend board of directors meetings as requested by the board or the then-chairman, attend civic, charitable and corporate events, serve on civic and charitable boards and represent the company at industry and trade association events as the company’s representative, and provide the then-chairman or the then-CEO advice or counseling on energy policy issues or strategy, each as mutually agreed; and

■	the company is required to provide Mr. Rowe with five years of office and secretarial services.

Mr. Rowe is subject to confidentiality restrictions and to non-competition, non-solicitation and non-disparagement restrictions continuing in effect for two years following his termination of employment, and is required to sign a general release to receive severance payments. If the payments or benefits payable to Mr. Rowe would be subject to excise taxes imposed under Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law, Mr. Rowe may elect to reduce or eliminate such payments and benefits to the extent necessary to avoid such excise taxes. If any payment to Mr. Rowe would be subject to a penalty under Section 409A of the Internal Revenue Code, Exelon’s payment of such amount will be delayed by six months after the termination date, and his agreement will be otherwise interpreted and construed to comply with Section 409A.

Change in Control Employment Agreements and Severance Plan Covering Other Named Executives

Exelon’s change in control and severance benefits policies were initially adopted in January 2001 and harmonized the policies of Exelon’s predecessor companies. In adopting the policies, the compensation committee considered the advice of a consultant who advised that the levels were consistent with competitive practice and reasonable. The Exelon benefits include multiples of change in control benefits ranging from two times base salary and annual bonus for corporate and subsidiary vice presidents to 2.99 times base salary and annual bonus for the executive committee and select senior vice presidents other than the CEO. In 2003, the compensation committee reviewed the terms of the Senior Management Severance Plan and revised it to reduce the situations when an executive could terminate and claim severance benefits for “good reason”, clarified the definition of “cause”, and reduced non-change in control benefits for executives with less than two years of service. In December 2004, the compensation committee’s consultant presented a report on competitive practice on executive severance. The competitive practices described in the report were generally comparable to the benefits provided under Exelon’s severance policies. In discussing the compensation consultant’s December 2007 annual report to the committee on compensation trends, the consultant commented that Exelon’s change in control and severance policies were conservative, citing the use of double triggers, and that they remained competitive.

Exelon has entered into change in control employment agreements with the NEOs other than Mr. Rowe, which generally protect such executives’ position and compensation levels for two years after a change in control of Exelon. The agreements are initially effective for a period of two years, and provide for a one-year extension each year thereafter until cancellation or termination of employment.

During the 24-month period following a change in control, or during the 18-month period following another significant corporate transaction affecting the executive’s business unit in which Exelon shareholders retain between 60% and 66-2/3% control (a significant acquisition), if an NEO resigns for good reason or if the executive’s employment is terminated by Exelon other than for cause or disability, the executive is entitled to the following:

■	the executive’s annual incentive and performance share unit awards for the year in which termination occurs;

■

severance payments equal to 2.99 times the sum of (1) the executive’s base salary plus (2) the higher of the executive’s target annual incentive for the year of termination or the executive’s average annual incentive award payments for the two years preceding the termination, but not more than the annual incentive for the year of termination based on actual performance before the application of negative discretion;

■

a benefit equal to the amount payable under the SERP determined as if (1) the SERP benefit were fully vested, (2) the executive had 2.99 additional years of age and years of service (2.0 years for executives who first entered into such agreements after 2003) and (3) the severance pay constituted covered compensation for purposes of the SERP;

■	a benefit equal to the actuarial equivalent present value of any non-vested accrued benefit under Exelon’s qualified defined benefit retirement plan;

■

all previously-awarded stock options, performance shares or units, restricted stock, or restricted share units become fully vested, and the stock options remain exercisable until (1) the option expiration date, for options granted before January 1, 2002 or (2) the earlier of the fifth anniversary of his termination date or the option’s expiration date, for options granted after that date;

■

life, disability, accident, health and other welfare benefit coverage continues for three years on the same terms and conditions applicable to active employees, followed by retiree health coverage if the executive has attained at least age 50 and completed at least ten years of service (or any lesser eligibility requirement then in effect for regular employees); and

■	outplacement services for at least twelve months.

The change in control benefits are also provided if the executive is terminated other than for cause or disability, or terminates for good reason (1) after a tender offer or proxy contest commences, or after Exelon enters into an agreement which, if consummated, would cause a change in control, and within one year after such termination a change in control does occur, or (2) within two years after a sale or spin-off of the executive’s business unit in contemplation of a change in control that actually occurs within 60 days after such sale or spin-off (a disaggregation).

A change in control generally occurs:

■	when any person acquires 20% of Exelon’s voting securities;

■

when the incumbent members of the Exelon board of directors (or new members nominated by a majority of incumbent directors) cease to constitute at least a majority of the members of the Exelon board of directors;

■

upon consummation of a reorganization, merger or consolidation, or sale or other disposition of at least 50% of Exelon’s operating assets (excluding a transaction where Exelon shareholders retain at least 60% of the voting power); or

■	upon shareholder approval of a plan of complete liquidation or dissolution.

The term “good reason” under the change in control employment agreements generally includes any of the following occurring within two years after a change in control or disaggregation or within 18 months after a significant acquisition:

■	a material reduction in salary, incentive compensation opportunity or aggregate benefits, unless such reduction is part of a policy, program or arrangement applicable to peer executives;

■	failure of a successor to assume the agreement;

■	a material breach of the agreement by Exelon; or

■

any of the following, but only after a change in control or disaggregation: (1) a material adverse reduction in the executive’s position, duties or responsibilities (other than a change in the position or level of officer to whom the executive reports or a change that is part of a policy, program or arrangement applicable to peer executives) or (2) a required relocation by more than 50 miles.

The term “cause” under the change in control employment agreements generally includes any of the following:

■

refusal to perform or habitual neglect in the performance of duties or responsibilities or of specific directives of the officer to whom the executive reports which are not materially inconsistent with the scope and nature of the executive’s duties and responsibilities;

■

willful or reckless commission of acts or omissions which have resulted in or are likely to result in a material loss or material damage to the reputation of Exelon or any of its affiliates, or that compromise the safety of any employee;

■	commission of a felony or any crime involving dishonesty or moral turpitude;

■	material violation of the code of business conduct which would constitute grounds for immediate termination of employment, or of any statutory or common-law duty of loyalty; or

■	any breach of the executive’s restrictive covenants.

Executives other than Mr. Rowe who have entered into such change in control employment agreements prior to April 2, 2009 (and which have not been materially amended after such date) will be eligible to receive an additional payment to cover excise taxes imposed under Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law, but only if the after-tax amount of payments and benefits subject to these taxes exceeds 110% of the safe harbor amount that would not subject the employee to these excise taxes. If the after-tax amount is less than 110% of the safe harbor amount, then payments and benefits subject to these taxes would be reduced or eliminated to equal the safe harbor amount.

If an NEO other than Mr. Rowe resigns for good reason or is terminated by Exelon other than for cause or disability, in each case under circumstances not covered by an individual change in control employment agreement, the NEO may be eligible for the following non-change in control benefits under the Exelon Corporation Senior Management Severance Plan:

■	prorated payment of the executive’s annual incentive and performance share unit awards for the year in which termination occurs;

■	for a two-year severance period, continued payment of an amount representing base salary and target annual incentive;

■	a benefit equal to the amount payable under the SERP determined as if the severance payments were paid as ordinary base salary and annual incentive;

■

for the two-year severance period, continuation of health, basic life and other welfare benefits the executive was receiving immediately prior to the severance period on the same terms and conditions applicable to active employees, followed by retiree health coverage if the executive has attained at least age 50 and completed at least 10 years of service (or any lesser eligibility requirement then in effect for non-executive employees); and

■	outplacement services for at least six months.

Payments under the Senior Management Severance Plan are subject to reduction by Exelon to the extent necessary to avoid excise taxes imposed by Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law.

The term “good reason” under the Senior Management Severance Plan means either of the following:

■

a material reduction of the executive’s salary, incentive compensation opportunity or aggregate benefits unless such reduction is part of a policy, program or arrangement applicable to peer executives of Exelon or of the business unit that employs the executive; or

■

a material adverse reduction in the executive’s position or duties (other than a change in the position or level of officer to whom the executive reports) that is not applicable to peer executives of Exelon or of the executive’s business unit, but excluding any change (1) resulting from a reorganization or realignment of all or a significant portion of the business, operations or senior management of Exelon or of the executive’s business unit or (2) that generally places the executive in substantially the same level of responsibility.

The term “cause” under the Senior Management Severance Plan has the same meaning as the definition of that term under the individual change in control employment agreements.

Benefits under the change in control employment agreements and the Senior Management Severance Plan are subject to termination upon an executive’s violation of his or her restrictive covenants, and incentive payments under the agreements and the plan are subject to the recoupment policy adopted by the Compensation Committee of the Board of Directors.

Estimated Value of Benefits to be Received Upon Retirement

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they retired as of December 31, 2009. These payments and benefits are in addition to the present value of the accumulated benefits from each NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in the tables within the Nonqualified Deferred Compensation section.

Name	Cash Payment	Value of Unvested Equity Awards	Perquisites and Other Benefits	Total Value of All Payments and Benefits
	($)	($)	($)	($)
	Note 1	Note 2	Note 3	Note 4

Rowe	$1,574,000	$8,465,000	$1,500,000	$11,539,000
Hilzinger	—	—	—	—
Crane	680,000	2,314,000	—	2,994,000
McLean	437,000	2,021,000	—	2,458,000
Moler	282,000	1,688,000	—	1,970,000

(1)	Under the terms of the 2009 AIP, a pro-rated annual incentive award is payable upon retirement assuming an IPM of 100% and based on the number of days worked during the year of retirement. Pursuant to Section 7.4(a) of his employment agreement, Mr. Rowe is entitled to a pro-rata portion of the lesser of his (i) actual annual incentive in the year of retirement (determined before the application of negative discretion by the board of directors) or (ii) Formula Annual Incentive, based on days worked during the year of retirement. Incentive calculations assume an IPM of 100% for the termination year.

(2)	The Value of Unvested Equity Awards includes the sum of previously unvested stock options, previously earned but unvested performance share units, a pro-rated target performance share unit award for the year of retirement, and, if applicable (depending upon each officer’s individual restricted stock or restricted stock unit awards (if any)), the value of any unvested restricted stock or restricted stock units that may vest upon retirement. For previously unvested stock options, the value is determined by taking the spread between the closing price of Exelon stock on December 31, 2009, which was $48.87 and the exercise price of each unvested stock option grant, multiplied by the number of unvested options. If an NEO has attained age 50 with 10 or more years of service (or deemed service), his or her unvested stock options will vest upon termination of employment because he or she has satisfied the definition of retirement under the LTIP. For all performance share units and restricted shares or restricted share units, the value is based on the December 31, 2009 closing price of Exelon stock.

(3)	Represents the estimated value of five years of office and secretarial services (at an assumed cost of $300,000/yr), which is to be provided pursuant to Section 7.7 of Mr. Rowe’s employment agreement.

(4)	The estimate of total payments and benefits is based on a December 31, 2009 retirement date

Estimated Value of Benefits to be Received Upon Termination due to Death or Disability

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming their employment is terminated due to death or disability as of December 31, 2009. These payments and benefits are in addition to the present value of the accumulated benefits from the NEOs’ qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in tables within the Nonqualified Deferred Compensation section.

Name	Cash Payment ($)	Value of Unvested Equity Awards ($)	Perquisites And Other Benefits ($)	Total Value of All Payments and Benefits ($)
	Note 1	Note 2		Note 3

Rowe	$1,574,000	$8,465,000	$—	$10,039,000
Hilzinger	262,000	1,018,000	—	1,280,000
Crane	680,000	3,780,000	—	4,460,000
McLean	437,000	2,510,000	—	2,947,000
Moler	282,000	1,688,000	—	1,970,000

(1)	Officers receive a pro-rated annual incentive award assuming an IPM of 100% and based on the number of days worked during the year of termination due to death or disability. Mr. Rowe would generally be entitled to a pro-rated portion of the lesser of his Formula Annual Incentive as specified by his employment agreement or the annual incentive for the year of termination (determined before application of negative discretion by the board of directors). His Formula Annual Incentive is defined as the greater of the (i) target annual incentive for the year of termination, (ii) the actual annual incentive paid for the latest calendar year ended on or before the termination, and (iii) the average annual incentive paid for the three years prior to the year of termination. Incentive calculations assume an IPM of 100% for the termination year. Upon disability, Mr. Crane would be eligible for an additional pension benefit of $6,387 per month for the remainder of his life commencing upon exhaustion of LTD benefits.

(2)	The Value of Unvested Equity Awards includes the sum of previously unvested stock options, previously earned but unvested performance share units, a pro-rated target performance share unit award for the year of termination, and, if applicable (depending upon each officer’s individual restricted stock or restricted stock unit awards (if any)), the value of any unvested restricted stock or restricted stock units that may vest upon death or disability. For previously unvested stock options, the value is determined by taking the spread between the closing price of Exelon stock on December 31, 2009, which was $48.87, and the exercise price of each unvested stock option grant, multiplied by the number of unvested options. Under the terms of the LTIP, if an optionee terminates employment due to death or disability, all options vest upon termination. For all performance share units and restricted shares or restricted share units, the value is based on the December 31, 2009 closing price of Exelon stock.

(3)	The estimate of total payments and benefits is based on a December 31, 2009 termination date due to death or disability.

Estimated Value of Benefits to be Received Upon Involuntary Separation Not Related to a Change in Control

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they were terminated as of December 31, 2009 under the terms of the Amended and Restated Senior Management Severance Plan. These payments and benefits are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in the tables within the Nonqualified Deferred Compensation section.

Name	Cash Payment	Retirement Benefit Enhance- ment	Value of Unvested Equity Awards	Health and Welfare Benefit Continuation	Perquisites and Other Benefits	Total Value of All Payments and Benefits
	($)	($)	($)	($)	($)	($)
	Note 1	Note 2	Note 3	Note 4	Note 5	Note 6

Rowe	$6,470,000	$2,443,000	$8,465,000	$225,000	$1,500,000	$19,103,000
Hilzinger	1,332,000	78,000	843,000	22,000	40,000	2,315,000
Crane	3,733,000	2,828,000	2,948,000	87,000	40,000	9,636,000
McLean	2,627,000	154,000	2,206,000	127,000	40,000	5,154,000
Moler	1,834,000	524,000	1,688,000	100,000	40,000	4,186,000

(1)	The cash payment is composed of payment equal to a specified multiple of the NEO’s base salary plus a pro-rated annual incentive award assuming an IPM of 100% and based on the number of days worked in the year of termination. Other than Mr. Rowe, the executives are participants in the Senior Management Severance Plan and severance benefits are determined pursuant to Section 4 of the Severance Plan. Pursuant to Section 7.3(a) of his employment agreement, Mr. Rowe is entitled to a pro-rata portion of the lesser of his (i) actual annual incentive in the year of termination (determined before the application of negative discretion by the board of directors) or (ii) Formula Annual Incentive, based on days worked during the year of termination. Incentive calculations assume an IPM of 100% for the termination year. For all other officers except Mr. Hilzinger, the multiple used for base salary and annual incentive is 2. For Mr. Hilzinger the multiple is 1.5. For Mr. Rowe, the severance benefit is equal to 1.5 times the sum of his (i) current base salary and (ii) Formula Annual Incentive.

(2)	The retirement benefit enhancement consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.

(3)	The Value of Unvested Equity Awards includes the sum of previously unvested stock options, previously earned, but unvested performance share units, a pro-rated target performance share unit award for the year of retirement, and, if applicable (depending upon each officer’s individual restricted stock or restricted stock unit awards (if any), the value of any unvested restricted stock that may vest upon involuntary separation not related to a change in control. For previously unvested stock options, the value is determined by taking the spread between the closing price of Exelon stock on December 31, 2009, which was $48.87, and the exercise price of each unvested stock option grant, multiplied by the number of unvested options. If an NEO has attained age 50 with 10 or more years of service (or certain deemed service), his or her unvested stock options will vest upon termination of employment because he or she has satisfied the definition of retirement under the LTIP. For all performance shares or restricted shares, the value is based on the December 31, 2009 closing price of Exelon stock.

(4)	Estimated costs of heath care, life insurance, and long-term disability coverage which continue during the severance period.

(5)	Estimated costs of outplacement services for 12 months for all NEOs except Mr. Rowe. Pursuant to Section 7.7 of Mr. Rowe’s employment agreement, he would receive five years of office and secretarial services (at an assumed cost of $300,000/yr).

(6)	The estimate of total payments and benefits is based on a December 31, 2009 termination date.

Estimated Value of Benefits to be Received Upon a Qualifying Termination following a Change in Control

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they were terminated upon a qualifying change in control as of December 31, 2009. The company has entered into Change in Control agreements with Messrs. Crane and McLean and Ms. Moler. These payments and benefits are in addition to the present value of accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in tables within the Nonqualified Deferred Compensation section. Mr. Rowe’s employment agreement includes change in control provisions similar to those for the other NEOs. See Potential Payments upon Termination or Change in Control—Employment Agreement with Mr. Rowe for additional information.

Name	Cash Payment	Retirement Benefit Enhance- ment	Value of Unvested Equity Awards	Health and Welfare Benefit Continuation	Perquisites and Other Benefits	Excise Tax Gross-up Payment / Scale- back	Total Value of All Payments and Benefits
	($)	($)	($)	($)	($)		($)

	Note 1	Note 2	Note 3	Note 4	Note 5	Note 6	Note 7

Rowe	$6,147,000	$3,401,000	$8,465,000	$225,000	$1,540,000	Ineligible	$19,778,000
Hilzinger	1,752,000	104,000	1,018,000	30,000	40,000	Ineligible	2,944,000
Crane	5,264,000	3,848,000	3,780,000	131,000	40,000	Not Required	13,063,000
McLean	3,743,000	230,000	2,510,000	191,000	40,000	Not Required	6,714,000
Moler	2,790,000	794,000	1,688,000	149,000	40,000	Not Required	5,461,000

(1)	Cash payment includes a severance payment and the NEO’s annual incentive for the year of termination assuming an IPM of 100%. With the exception of Messrs. Rowe and Hilzinger, the severance benefit is equal to 2.99 times the sum of the executive’s (i) current base salary and (ii) Severance Incentive. For Mr. Hilzinger, the severance benefit is equal to 2.0 times the sum of the executive’s (i) current base salary and (ii) Severance Incentive. For Mr. Rowe, the severance benefit is equal to 1.5 times the sum of his (i) current base salary and (ii) Formula Annual Incentive.

The Severance Incentive is defined as the greater of the (i) target annual incentive for the year of termination and (ii) the average annual incentive paid for the two years prior to the year of termination (i.e., the 2007 and 2008 actual annual incentives). Mr. Rowe’s Formula Annual Incentive is defined as the greater of the (i) the actual annual incentive paid for the latest calendar year ended on or before the termination date, and (ii) the average annual incentive paid for the three years prior to the year of termination (i.e., the 2006, 2007, and 2008 actual annual incentives). For purposes of a Special Termination, the Formula Annual Incentive is defined as the lesser of (i) the greater of the Formula Annual Incentive or the target annual incentive for the year of termination and (ii) the actual annual incentive paid for the latest calendar year ended on or before the termination date (determined before the application of negative discretion by the board of directors). Incentive calculations assume an IPM of 100% for the termination year.

(2)	Represents the estimated retirement benefit enhancement.

(3)	The Value of Unvested Equity Awards includes the sum of previously unvested stock options, previously earned but unvested performance share units, a pro-rated target performance share unit award for the year of termination due to a change in control, and, if applicable (depending upon each officer’s individual restricted stock or restricted stock unit awards (if any)), the value of any unvested restricted stock that may vest upon a change in control. For previously unvested stock options, the value is determined by taking the spread between the closing price of Exelon stock on December 31, 2009, which was $48.87, and the exercise price of each unvested stock option grant, multiplied by the number of unvested options. If an NEO has attained age 50 with 10 or more years of service (or certain deemed service), his or her unvested stock options will vest upon termination of employment because he or she has satisfied the definition of retirement under the LTIP. For all performance shares or restricted shares, the value is based on the December 31, 2009 closing price of Exelon stock.

(4)	Health and welfare benefits (i.e., healthcare, life insurance and long-term disability) are continued during the severance period.

(5)	Executives receive outplacement services for up to 12 months. Pursuant to Section 7.7 of Mr. Rowe’s employment agreement Mr. Rowe would receive five years of office and secretarial services (at an assumed cost of $300,000/yr.)

(6)	Represents the estimated value of the required excise tax gross-up payment or scaleback, if applicable. All of the executives, with the exception of Messrs. Rowe and Hilzinger, are entitled to an excise tax gross-up payment under their CIC Employment Agreements if the present value of their parachute payments exceed the amount permitted by the IRS by more than 10% and would be subject to the excise tax under Section 4999 of the Internal Revenue Code.

(7)	The estimate of total payments and benefits is based on a December 31, 2009 termination date.

Compensation Policies and Practices as they Relate to Risk Management

The compensation committee has considered Exelon’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives and believes that such policies and practices are not reasonably likely to have material adverse effect on Exelon. In this regard, the committee considered the following factors:

■	The annual and long term incentive programs place limits on incentive compensation plans (200% of target) unlike some uncapped plans utilized by financial institutions;

■	Incentive goals are not tailored solely to a revenue-generating conduct;

■

The annual incentive program key performance indicators are reviewed in a challenge session by a senior management panel to make sure the goals are fair, reasonable, aligned with the overall business plan and balanced between financial and operational excellence;

■

The annual incentive program contains shareholder protection features that limit payouts on non-earnings components based on earnings performance, and the compensation committee reserves the right to curtail awards if a business unit under-performs;

■	Exelon has two long term incentive programs that are linked to shareholder value:

■	Performance share program based on TSR (75% of long term incentive opportunity), and

■	Stock options whose value is linked to increasing the stock price (25% of long term incentive opportunity);

■	Exelon’s officers are required to own Exelon stock, as described under Ownership of Exelon Stock, and performance shares are paid out over a two year period after they are earned;

■

The Exelon Long Term Incentive Plan provides that the compensation committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the company or its financial statements or changes in law or accounting principles;

■	The company has a recoupment policy, as described in Compensation Discussion and Analysis; and

■	With respect to 2010 compensation programs, the following actions described in Compensation Discussion and Analysis demonstrate accountability and responsibility to shareholders:

■	Salary freeze for executives;

■	Reduction in long-term incentive compensation (lower targets and grants, etc.); and

■	Re-calibration of payout scale for the annual incentive program for 2010 (threshold reduced from 50% to 25% payout, target reduced from 100% to 50% payout).

Although the foregoing factors address financial risks, the compensation committee also considered that Exelon’s policies and practices include measures to make sure that the cost reduction and other goals designed to address financial performance do not present significant operational risk issues for the following reasons:

■

For employees and all officers with business unit responsibilities, the annual incentive compensation program includes measures based on business unit operating measures, such as safety and reliability;

■

ComEd’s annual incentive program does not include earnings goals but only business unit operational and financial measures and cost measures and a net income limiter; ComEd’s long term incentive program is based only 25% on total cost goals and 75% on safety, reliability, operational performance, employee engagement and environmental goals;

■

When Exelon Business Service Company and ComEd staffing was reduced in the summer of 2009, additional internal audit and external auditor reviews were undertaken to make sure that the staffing reductions did not reduce the efficacy of internal controls; and

■	Management carefully tracks a variety of safety and reliability metrics on a routine basis to make sure that performance is not adversely affected by such things as cost reduction efforts.

7. Other Proposals to be Voted Upon

Proposal 2: The Approval of Exelon Corporation’s 2011 Long-Term Incentive Plan

General

The Exelon board of directors is recommending shareholder approval of the Exelon Corporation 2011 Long-Term Incentive Plan (the “2011 Plan”). The 2011 Plan is substantially similar to the current Long-Term Incentive Plan that shareholders approved in 2006. The purposes of the 2011 Plan are:

■	to align the interests of Exelon shareholders and recipients of awards under the 2011 Plan by increasing the proprietary interest of such recipients in Exelon’s growth and success;

■	to advance the interests of the company by attracting and retaining officers and other key management employees; and

■	to motivate such persons to act in the long-term best interests of the company and its stockholders.

Under the 2011 Plan, Exelon may grant:

■	non-qualified stock options;

■	“incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code);

■	stock appreciation rights (“SARs”);

■	restricted stock and restricted stock units, including performance share awards (“Stock Awards”); and

■	performance units.

As of March 1, 2010, approximately 925 employees would be eligible to participate in the 2011 Plan.

Plan Highlights

Some of the key features of the 2011 Plan include:

■	the 2011 Plan will be administered by a committee of the Exelon board of directors that is comprised entirely of independent directors;

■	options or SARs granted under the 2011 Plan may not be repriced without shareholder approval;

■

the number of shares initially authorized for grants under the 2011 Plan is limited to 5,000,000 (increased by the number of shares remaining available for future grants under Exelon’s current Long-Term Incentive Plan, and subject to adjustment as described below); and

■	the purchase price of options and the base price for SARs granted under the 2011 Plan may not be less than the fair market value of Exelon common stock on the date of grant.

Description of the 2011 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A and incorporated into this Proxy Statement by reference.

Administration

The 2011 Plan will be administered by a committee of the Exelon board of directors (the “Plan Committee”). Each member of the Plan Committee will be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange

Act, will be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and “independent” within the meaning of the rules of the NYSE.

Subject to the express provisions of the 2011 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the 2011 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the 2011 Plan and to decide questions of interpretation or application of any provision of the 2011 Plan. The Plan Committee may, subject to Section 162(m) of the Internal Revenue Code, take any action such that (1) any outstanding options and SARs become exercisable in part or in full, (2) all or any portion of a restricted period on any restricted stock or restricted stock units lapse, (3) all or a portion of any performance period applicable to any performance shares or performance units lapse, and (4) any performance measures applicable to any outstanding award be deemed satisfied at the target level or any other level not exceeding the maximum allowable under its terms.

Except with respect to (1) grants to officers of Exelon who are subject to Section 16 of the Exchange Act or whose title with Exelon is “executive vice president” or higher or decisions concerning the timing, pricing or amount of an award to such officer or other person and (2) grants to a person whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, the Plan Committee may delegate some or all of its power and authority to administer the 2011 Plan to the Chief Executive Officer or other executive officer of Exelon.

Available Shares

Under the 2011 Plan, the maximum number of shares of Exelon common stock available for awards is 5,000,000, increased by the number of shares remaining available for future awards at the effective date of the 2011 Plan under the current Exelon Long-Term Incentive Plan, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The number of available shares will be reduced by the sum of the aggregate number of shares of Exelon common stock which become subject to outstanding options, free-standing SARs and Stock Awards (including performance share awards). To the extent that shares of Exelon common stock subject to an outstanding option, free-standing SAR, stock award or performance share award granted under either the 2011 Plan or Exelon’s current Long-Term Incentive Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award (excluding shares of Exelon common stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), then such shares of Exelon common stock will again be available under the 2011 Plan.

The maximum number of shares of Exelon common stock available under the 2011 Plan for Stock Awards and performance unit awards is 5,000,000, increased by the number of shares of Exelon common stock available for award under the current Exelon Long-Term Incentive Plan at the effective date of the 2011 Plan.

No 2011 Plan participant may be granted awards under the 2011 Plan during any calendar year that, in the aggregate, may be settled by delivery of more than 2,000,000 shares of Exelon common stock. With respect to awards that are valued on the basis of the fair market value of Exelon common stock and that may be settled in cash (in whole or part), no individual may be paid in any calendar year cash amounts exceeding the greater of the fair market value of the number of shares of Exelon common stock set forth in the preceding sentence either at the date of grant or at the date of settlement. With respect to awards that are not valued on the basis of the fair market value of the Exelon common stock, the compensation payable in any calendar year (in cash or shares) may not have an aggregate fair market value in excess of $5,000,000. The maximum number of shares of Exelon common stock subject to options and SARs that may be granted by Exelon’s Chief Executive Officer in any single year may not exceed 1,200,000 in the aggregate or 40,000 with respect to any individual participant. The maximum number of shares of Exelon common stock subject to Stock Awards and performance unit awards that may be granted by Exelon’s Chief Executive Officer in any single year may not exceed 600,000 in the aggregate or 20,000 with respect to any individual participant. The share figures described above are subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event.

Corporate Transactions

In the event of any merger, reorganization, consolidation or sale of 50% or more of Exelon’s operating assets, the Exelon board of directors may, in its discretion, (1) accelerate the vesting or exercisability of some or all outstanding awards, (2) require that shares of stock of the company resulting from such transaction, or the parent thereof, be substituted for some or all of the shares of Exelon common stock subject to outstanding awards as determined by the Exelon board of directors, and/or (3) require outstanding awards to be surrendered to Exelon in exchange for a payment of cash, shares of common stock in the company resulting from the transaction, or the parent thereof, or a combination of cash and shares.

Effective Date, Termination and Amendment

If approved by shareholders, the 2011 Plan will become effective as of January 1, 2011 and will terminate ten years thereafter, unless terminated earlier by the Plan Committee. The Plan Committee may amend the 2011 Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Internal Revenue Code, and provided that no amendment may be made that impairs the rights of a holder of an outstanding award without the consent of such holder. As of the effective date of the 2011 Plan, no additional awards will be granted under the current Exelon Long-Term Incentive Plan.

Stock Options and SARs

The Plan Committee will determine the conditions to the exercisability of each option and SAR.

The period for the exercise of a non-qualified stock option or SAR will be determined by the Plan Committee, provided that no option may be exercised later than 10 years after its date of grant. The exercise price of a non-qualified stock option and the base price of a SAR will not be less than 100% of the fair market value of a share of Exelon common stock on the date of grant, provided that the base price of a SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Exelon common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Exelon common stock on the exercise date and the base price of the SAR.

Each incentive stock option will be exercisable for no more than 10 years after its date of grant, unless the optionee owns greater than 10% of the voting power of all shares of capital stock of Exelon (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of a share of Exelon common stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Internal Revenue Code, currently 110% of fair market value.

Upon exercise, the option exercise price may be paid in cash or, subject to certain legal and accounting restrictions, through a cashless exercise arrangement.

The stock options and SARs are exercisable for the following periods following the termination of employment of a participant:

■

In the event of a termination of employment or service by reason of retirement or disability, each stock option and SAR will be fully exercisable until the earlier of five years after such termination and the expiration date set forth in the award agreement.

■

In the event of a termination of employment by reason of death, each stock option and SAR will be fully exercisable until the earlier of three years after the date of death and the expiration date set forth in the award agreement.

■

In the event of a termination of employment by Exelon for cause, each option and SAR held by such employee will be cancelled and Exelon may recover from the employee any amounts received in connection with the exercise of the option or SAR after the employee engaged in conduct giving rise to the termination for cause.

■

In the event of a termination of employment for any reason other than retirement, disability or death or termination for cause, each stock option and SAR will be exercisable only to the extent exercisable on the date of termination until and including the earlier of 90 days after such termination and the expiration date set forth in the award agreement.

■

Unless otherwise specified in an agreement relating to an option or SAR, if an optionee dies during the 90-day exercise period following a termination of employment described in the previous bullet point, each stock option and SAR will be exercisable only to the extent exercisable on the date of death until the earlier of one year after the date of death and the expiration date set forth in the award agreement.

■

Unless otherwise specified in, and subject to all conditions specified in, an agreement relating to an option or SAR, a severance plan or a change in control agreement, if within 24 months following a change in control, Exelon ceases to employ the holder of an option or SAR due to termination of employment by Exelon other than for cause or, with respect to certain levels of employees, by such holder for good reason, such holder’s options will immediately vest and be exercisable until the earlier to occur of five years after the date of termination and the expiration date set forth in the award agreement.

■

If the holder of a stock option or SAR breaches his or her obligations to Exelon under a noncompetition, nonsolicitation, confidentiality, intellectual property or other similar agreement, the option or SAR will be immediately cancelled as of the date of such breach, and Exelon may recover from the holder any amounts received in connection with the exercise of the option or SAR after such cancellation date.

Stock Awards

The 2011 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award either as a restricted stock award or a restricted stock unit award and, in either case, the Plan Committee may determine that such award shall be granted as a performance share award that is subject to the attainment of performance measures over an established performance period of generally not less than one year. Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of Exelon during the restriction period or, in the case of a performance share award, if applicable performance measures are not attained. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of Exelon common stock, cash or a combination thereof and (2) whether the holder will be entitled to receive on a current or deferred basis, dividend equivalents, with respect to such award.

Prior to settlement of a restricted stock unit, the holder of a restricted stock until will have no rights as a shareholder of Exelon.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock awarded will have rights as a shareholder of Exelon, including the right to vote and receive dividends with respect to the shares of restricted stock, provided, however, that distributions other than regular cash dividends will be deposited by Exelon and will be subject to the same restrictions as the restricted stock.

Performance Unit Awards

The 2011 Plan also provides for the grant of performance unit awards. Each performance unit is a right, contingent upon the attainment of performance measures within a specified performance period and the expiration of any restricted period, to receive a specified cash amount or shares of Exelon common stock, which may be restricted stock, having a fair market value equal to such cash amount. Prior to the settlement of a performance unit award in shares of Exelon common stock, the holder of such award will have no rights as a shareholder of Exelon with respect to such shares. Performance units will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the specified performance period. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Under the 2011 Plan, the vesting or payment of performance share awards and performance unit awards will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as described below, the performance goals will be one or more of the following, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, or division): (1) cumulative shareholder value added, (2) customer satisfaction, (3) revenue, (4) primary or fully-diluted earnings per share of Exelon common stock, (5) net income, (6) total shareholder return, (7) earnings before interest and taxes, (8) cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment and cash flow in excess of cost of capital, or any combination thereof, (9) economic value added, (10) return on equity, (11) return on capital, (12) return on assets (13) net operating profits after taxes, (14) stock price increase, (15) return on sales, (16) debt to equity ratio, (17) payout ratio, (18) asset turnover, (19) ratio of share price to book value of shares, (20) price/earnings ratio, (21) employee satisfaction, (22) diversity, (23) market share, (24) operating income, (25) pre-tax income, (26) safety, (27) diversification of business opportunities, (28) expense ratios, (29) total expenditures, (30) completion of key projects, (31) dividend payout as percentage of net income, (32) earnings before interest, taxes, depreciation and amortization, or (33) any individual performance objective which is measured solely in terms of quantitative targets related to Exelon, any subsidiary or Exelon’s or subsidiary’s business. Such individual performance measures related to Exelon, a subsidiary or their respective businesses may include: (a) production-related factors such as generating capacity factor, performance against the INPO index, generating equivalent availability, heat rates and production cost, (b) transmission and distribution-related factors such as customer satisfaction, reliability (based on outage frequency and duration), and cost, (c) customer service-related factors such as customer satisfaction, service levels and responsiveness and bad debt collections or losses, and (d) relative performance against other similar companies in targeted areas. The measures may be weighted differently for holders of awards based on their management level and the extent to which their responsibilities are primarily corporate or business unit-related, and may be based in whole or in part on the performance of Exelon, a subsidiary, division and/or other operational unit under one or more of such measures.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2011 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2011 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2011 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer or the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation’s shareholders, and (3) if applicable, the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Plan Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. As a result, certain compensation under the 2011 Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2011 Plan, such as any Stock Award that is not a performance share award, would be subject to such limit.

Stock Options

A participant will not recognize taxable income at the time an option is granted and Exelon will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and Exelon will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and Exelon will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and Exelon will be entitled to a corresponding deduction.

SARs

A participant will not recognize taxable income at the time SARs are granted and Exelon will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Exelon. This amount is deductible by Exelon as compensation expense.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and Exelon will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by Exelon as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and Exelon will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and Exelon will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by Exelon. The amount of ordinary income recognized is deductible by Exelon as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Performance Unit Awards

A participant will not recognize taxable income at the time performance units are granted and Exelon will not be entitled to a tax deduction at that time. Upon settlement of performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Exelon. This amount is deductible by Exelon as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

The board of directors recommends a vote “FOR”

the adoption of Exelon Corporation’s 2011 Long-Term Incentive Plan

Proposal 3: The Ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Accountant for 2010

The audit committee and the board of directors believe that PricewaterhouseCoopers’ knowledge of Exelon is invaluable. Representatives of PricewaterhouseCoopers working on Exelon matters are periodically changed, providing Exelon with audit personnel with a variety of experiences. PricewaterhouseCoopers has direct access to members of the audit committee, and PricewaterhouseCoopers’ representatives regularly attend audit committee meetings. Representatives of PricewaterhouseCoopers will attend the annual meeting to answer appropriate questions, and may make a statement if they desire.

In July 2002 the audit committee adopted a policy requiring that it approve in advance all services to be performed by the independent accountant. The committee pre-approves annual budgets for audit, audit-related, tax compliance and planning services, and other services. The committee will consider proposed engagements that do not impair the accountant’s independence and add value to the audit. Examples of these include (1) audit services (such as attest services and scope changes in the audit of the financial statements), (2) audit-related services (such as accounting advisory services related to proposed transactions and new accounting pronouncements, the issuance of comfort letters and consents in relation to financings and the provision of attest services in relation to regulatory filings and contractual obligations), and (3) tax compliance and planning services. The committee delegated authority to the committee’s chairman to pre-approve non-budgeted services in amounts less than $500,000. All other services must be pre-approved by the committee. The committee receives quarterly reports on all fees paid to the independent accountant. Although the SEC rules permit “de minimus services”, none of the services were provided without pre-approval.

In 2009, the audit committee reviewed the PricewaterhouseCoopers 2010 Audit Plan and proposed fees and concluded that the scope of audit was appropriate and the proposed fees were reasonable.

The following table presents the fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of Exelon’s annual financial statements for the years ended December 31, 2009 and December 31, 2008, and the fees billed for other services provided during those periods. The fees shown include all amounts related to the year indicated (even if billed in prior or subsequent periods) and may thereby differ from the amounts actually billed during the period.

	Year Ended Dec. 31, 2009	Year Ended Dec. 31, 2008

Audit Fees	$9,515,000	$9,424,000
Audit-Related Fees	1,073,000	1,273,000
Tax Fees	596,000	804,000
All Other Fees	25,000	199,000
Total	$11,209,000	$11,700,000

“Audit Related Fees” consist of assurance and related services that are traditionally performed by the auditor. This category includes fees for accounting assistance and due diligence in connection with proposed acquisitions or sales, employee benefit plan audits, internal control reviews, and consultations concerning financial accounting and reporting standards.

“Tax Fees” consist of the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice, and tax planning. These services included tax compliance and preparation services (including the preparation of original and amended tax returns, claims for refunds, tax payment planning, tax advice and consulting services, including assistance and representation in connection with tax audits and appeals, tax advice related to proposed acquisitions or sales, employee benefit plans and requests for rulings or technical advice from taxing authorities.)

“All Other Fees” include work performed primarily in connection with research and audit software licenses.

The board of directors recommends a vote “FOR”

the ratification of PricewaterhouseCoopers LLP

as Exelon’s Independent Accountant for 2010

Other Matters and Discretionary Voting Authority

The board of directors knows of no other matters to be presented for action at the annual meeting. If any matter is presented from the floor of the annual meeting, the individuals serving as proxies intend to vote on these matters in the best interest of all shareholders. Your signed proxy card gives this authority to Andrea L. Zopp and Bruce G. Wilson.

APPENDIX A

EXELON CORPORATION 2011 LONG-TERM INCENTIVE PLAN

I.	INTRODUCTION

1.1	Purposes. The purposes of the Exelon Corporation 2011 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other key management employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2	Certain Definitions.

“Affiliate” shall mean any Person (including a Subsidiary) that directly or indirectly controls, is controlled by, or is under common control with, the Company. For purposes of this definition the term “control” with respect to any Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Beneficial Owner” shall mean such term as defined in Rule 13d-3 under the Exchange Act.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (a) with respect to an employee whose entitlement to severance benefits upon termination of employment is governed by an individual change in control agreement, the meaning of such term specified in such agreement, (b) with respect to an employee whose entitlement to severance benefits upon termination of employment is governed by the Exelon Corporation Senior Management Severance Plan or any other executive severance plan, as in effect from time to time, the meaning of such term specified in such plan, or (c) with respect to any other employee, the meaning of such term specified in the Exelon Corporation Severance Benefit Plan, as amended from time to time, or any successor plan thereto, regardless of whether such employee is eligible to participate in such plan.

“Change in Control” shall have the meaning set forth in Section 5.8.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, without par value, of the Company.

“Company” shall mean Exelon Corporation, a Pennsylvania corporation, or any successor thereto.

“Company Plan” shall have the meaning set forth in Section 5.8(b)(i).

“Corporate Transaction” shall have the meaning set forth in Section 5.8(a).

“Disability” shall have the meaning specified in any long term disability plan maintained by the Company in which the participant is eligible to participate; provided that a Disability shall not be deemed to have occurred until the Company has terminated such participant’s employment in connection with such disability and the participant has commenced the receipt of long-term disability benefits under such plan. If an participant is not eligible to participate in a long-term disability plan maintained by the Company, then Disability shall mean a termination of such participant’s employment by the Company due to the inability of such participant to perform the essential functions such participant’s position, with or without reasonable accommodation, for a continuous period of at least twelve months, as determined solely by the Committee.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Good Reason” shall mean (i) with respect to an employee whose entitlement to severance benefits upon termination of employment is governed by an individual change in control agreement, the meaning of such term specified in such agreement, or (ii) with respect to a employee whose entitlement to severance benefits upon termination of employment is governed by the Exelon Corporation Senior Management Severance Plan or any other executive severance plan, as in effect from time to time, the meaning of such term specified in such plan.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(ii).

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following measures, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division): (1) cumulative shareholder value added (SVA), (2) customer satisfaction, (3) revenue, (4) primary or fully-diluted earnings per share of Common Stock, (5) net income, (6) total shareholder return, (7) earnings before interest taxes (EBIT), (8) cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment and cash flow in excess of cost of capital, or any combination thereof, (9) economic value added, (10) return on equity, (11) return on capital, (12) return on assets, (13) net operating profits after taxes, (14) stock price increase, (15) return on sales, (16) debt to equity ratio, (17) payout ratio, (18) asset turnover, (19) ratio of share price to book value of shares, (20) price/earnings ratio, (21) employee satisfaction, (22) diversity, (23) market share, (24) operating income, (25) pre-tax income, (26) safety, (27) diversification of business opportunities, (28) expense ratios, (29) total expenditures, (30) completion of key projects, (31) dividend payout as percentage of net income, (32) earnings before interest, taxes, depreciation and amortization (EBITDA), or (33) any individual performance objective which is measured solely in terms of quantitative targets related to the Company, any Subsidiary or the Company’s or Subsidiary’s business. Such individual performance measures related to the Company, a Subsidiary or the Company’s or Subsidiary’s business may include: (A) production-related factors such as generating capacity factor, performance against the INPO index, generating equivalent availability, heat rates and production cost, (B) transmission and distribution-related factors such as customer satisfaction, reliability (based on outage frequency and duration), and cost, (C) customer service-related factors such as customer satisfaction, service levels and responsiveness and bad debt collections or losses, and (D) relative performance against other similar companies in targeted areas. The measures may be weighted differently for holders of awards based on their management level and the extent to which their responsibilities are primarily corporate or business unit-related, and may be based in whole or in part on the performance of the Company, a Subsidiary, division and/or other operational unit under one or more of such measures. In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Share Award” shall mean a Restricted Stock Award or Restricted Stock Unit Award, the vesting of which is subject to the attainment of specified Performance Measures within a specified Performance Period.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period and the expiration of any applicable Restriction Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

“Plan” shall have the meaning set forth in Section 1.1.

“Prior Plan” shall mean the Exelon Corporation 2006 Long-Term Incentive Plan, as amended.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“Restrictive Covenant” shall have the meaning set forth in Section 2.3(g).

“Retirement” shall mean the retirement of a holder of an award from employment with the Company on or after attaining the minimum age specified for early or normal retirement in any then effective qualified defined benefit retirement plan of the Company in which such holder is a participant, provided that such holder has also attained age 50 and completed at least ten years of service with the Company and the Subsidiaries. For purposes of this definition, the holder’s age and service shall be determined taking into account any deemed age or service awarded to the holder for benefit accrual purposes under any nonqualified defined benefit retirement plan of the Company in which the holder is a participant.

“SAR” shall mean a stock appreciation right, which may be a Free-Standing SAR or a Tandem SAR.

“SEC Person” shall mean any person (as such term is used in Rule 13d-5 under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than (i) the Company or an Affiliate, or (ii) any employee benefit plan (or any related trust) of the Company or any of its Affiliates.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award, including any such award which is granted as a Performance Share Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“20% Owner” shall have the meaning set forth in Section 5.8(b)(i).

“Voting Securities” shall mean with respect to a corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

1.3	Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units (which may include Performance Share Awards) and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award or Performance Units shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level not exceeding the maximum allowable under its terms. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at the time during the period an award hereunder to such employee would be outstanding, (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or whose title with the Company is “executive vice president” or higher, or decisions concerning the timing, pricing or amount of an award to such an officer or other person and (iii) the awards granted by the Chief Executive Officer pursuant to such delegation shall not exceed the limits set forth in Section 1.6(c) and 1.6(d).

No member of the Board or Committee, and neither the Chief Executive Officer nor any other officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4	Eligibility. Participants in this Plan shall consist of such officers and other key management employees, and persons expected to become officers and other key management employees, of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

1.5	Shares Available. Subject to adjustment as provided in Section 5.7, the aggregate number of shares of Common Stock available for awards granted under the Plan in the form of options, SARs, Stock Awards or Performance Units shall be the sum of (i) five million (5,000,000), plus (ii) the number of shares of Common Stock which as of the effective date of this Plan remain available for future awards pursuant to Section 1.5 of the Prior Plan, and reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Stock Awards granted under the Plan and shares of Common Stock delivered upon the settlement of Performance Units granted under the Plan. To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under the Plan or any predecessor plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option), then such shares of Common Stock shall again be available under this Plan. Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6	Award Limits.

(a)	Subject to adjustment as provided in Section 5.7, no individual may be granted awards under the Plan during any calendar year that, in the aggregate, may be settled by delivery of more than two million (2,000,000) shares of Common Stock. In addition, with respect to awards the value of which is based on the Fair Market Value of Common Stock and that may be settled in cash (in whole or in part), no individual may be paid during any calendar year cash amounts relating to such awards that exceed the greater of the Fair Market Value of the number of shares of Common Stock set forth in the preceding sentence either at the date of grant or at the date of settlement. This Section 1.6(a) sets forth two separate limitations, so that awards that may be settled solely by delivery of Common Stock will not operate to reduce the amount or value of cash-only awards, and vice versa; nevertheless, awards that may be settled in Common Stock or cash must not exceed either limitation.

(b)	With respect to awards, the value of which is not based on the Fair Market Value of Common Stock, no individual may receive during any calendar year cash or shares of Common Stock with a Fair Market Value at the date of settlement that, in the aggregate, exceeds five million dollars ($5,000,000).

(c)	Subject to adjustment as provided in Section 5.7, the number of shares of Common Stock subject to options and SARs granted in any single year by the Chief Executive Officer, pursuant to a delegation by the Committee in accordance with Section 1.3 of this Plan, shall not exceed 1,200,000 in the aggregate or 40,000 with respect to any individual employee.

(d)	Subject to adjustment as provided in Section 5.7, the number of shares of Common Stock subject to Stock Awards and Performance Units granted in any single year by the Chief Executive Officer, pursuant to a delegation by the Committee in accordance with Section 1.3 of this Plan, shall not exceed 600,000 in the aggregate or 20,000 with respect to any individual employee.

II.	STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1	Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. Each option shall be granted within 10 years after the date on which this Plan is approved by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)	Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b)	Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)	Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full, and without any extension of credit, either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Committee determines that such withholding of shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid.

2.2	Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)	Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b)	Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than 10 years after its date of grant; and provided, further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)	Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3	Termination of Employment.

(a)	Retirement or Disability. Subject to Sections 2.3(e) and 2.3(g) below, and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the Company ceases to employ the holder of an option or SAR by reason of such holder’s Retirement or Disability, each option and SAR held by such holder shall be fully exercisable, and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is five years after the effective date of such holder’s termination of employment and (ii) the expiration date of the term of such option or SAR.

(b)	Death. Unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the Company ceases to employ the holder of an option or SAR by reason of such holder’s death, each option and SAR held by such holder shall be fully exercisable, and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is three years after the date of death and (ii) the expiration date of the term of such option or SAR.

(c)	Cause. If the Company ceases to employ the holder of an option or SAR due to a termination of employment by the Company for Cause, each option and SAR held by such holder shall be cancelled and cease to be exercisable as of the earlier to occur of (i) the effective date of such termination of employment and (ii) the date on which the holder first engaged in conduct giving rise to a termination for Cause, and the Company thereafter may require the repayment of any amounts received by such holder in connection with an exercise of such option or SAR following such cancellation date.

(d)	Other Termination. Subject to Sections 2.3(e), 2.3(f) and 2.3(g) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the Company ceases to employ the holder of an option or SAR for any reason other than as described in Section 2.3(a) through Section 2.3(c), then each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder’s termination of employment, and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is 90 days after the effective date of such holder’s termination of employment and (ii) the expiration date of the term of such option or SAR.

(e)	Death Following Termination of Employment. Unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the holder of an option or SAR dies during the applicable post-termination exercise period described in Section 2.3(d), each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder’s death and may thereafter be exercised by the holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the expiration date of the term of such option or SAR.

(f)	Breach of Restrictive Covenant. Notwithstanding Sections 2.3(a) through (e), if the holder of an option or SAR breaches his or her obligations to the Company or any of its affiliates under a noncompetition, nonsolicitation, confidentiality, intellectual property or other restrictive covenant (a “Restrictive Covenant”), each option and SAR held by such holder shall be cancelled and cease to be exercisable as of the date on which the holder first breached such Restrictive Covenant, and the Company thereafter may require the repayment of any amounts received by such holder in connection with an exercise of such option or SAR following such cancellation date.

(g)	Certain Terminations After Change in Control. Unless otherwise specified in, and subject to all conditions set forth in, the Agreement relating to an option or SAR, as the case may be, or any individual change in control agreement or severance plan, and notwithstanding any other provision of this Section 2.3, if within 24 months following a Change in Control, the Company ceases to employ the holder of an option or SAR due to a termination of employment (i) by the Company other than for Cause, or (ii) with respect to a holder whose position is at least salary band E09 (or its equivalent), by the holder for Good Reason, such holder’s outstanding options shall immediately become fully exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (A) the date which is five years after the effective date of such holder’s termination of employment and (B) the expiration date of the term of such option or SAR.

2.4	No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, without the approval of the stockholders of the Company the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

III.	STOCK AWARDS

3.1	Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award. The Committee may, in its discretion, determine that a Restricted Stock Award or Restricted Stock Unit Award is to be granted as a Performance Share Award and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant or vesting of all or a portion of such award.

3.2	Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)

Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) in the case of a Performance Share Award, if specified Performance Measures are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) in the case of a Performance Share Award, if specified Performance Measures are not satisfied or met during a specified Performance Period. The restrictions applicable to each Performance Share Award shall lapse no earlier than one year after the applicable grant date, except to the extent an award Agreement provides otherwise in the case of a Change in Control or a participant’s death, Disability or termination of employment.

(c)	Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)	Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3	Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)	Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) in the case of a Performance Share Award, if specified Performance Measures are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) in the case of a Performance Share Award, if specified Performance Measures are not satisfied or met during a specified Performance Period. Each Performance Share Award shall become vested no earlier than one year after the applicable grant date, except to the extent an award Agreement provides otherwise in the case of a Change in Control or a participant’s death, Disability or termination of employment.

(c)

Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock, including Restricted Stock, or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4	Termination of Employment. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment with the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

IV.	PERFORMANCE UNIT AWARDS

4.1	Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2	Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b)	Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)	Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3	Termination of Employment. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment with the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V.	GENERAL

5.1	Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2010 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of January 1, 2011. This Plan shall terminate ten (10) years after its effective date, unless terminated earlier by the Committee. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that, subject to Section 2.1, no award may be made later than ten (10) years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2	Amendments. The Committee may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3	Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4	Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5	Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, or upon the vesting of any award that is considered deferred compensation, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (C) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) any combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6	Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7

Adjustment. In the event any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock (other than a regular cash dividend) occurs on or after the date this Plan is approved by the stockholders of the Company, the number and class of securities available for all awards under this Plan, the maximum number of securities with respect to which awards may be granted during any year to any one person, the maximum number of shares subject to awards granted during any year by the Chief Executive Officer, the number and class of securities subject to each outstanding option and the purchase price per security, and the terms of each outstanding SAR, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award and Performance Unit Award, including the number and class of securities subject thereto, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8	Corporate Transactions; Change in Control.

(a)	If the Company shall be a party to a reorganization, merger, or consolidation or sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) (a “Corporate Transaction”), the Board (as constituted prior to any Change in Control resulting from such Corporate Transaction) may, in its discretion:

(i)	require that (A) some or all outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to some or all outstanding Performance Share Awards and Performance Unit Awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level not exceeding the maximum levels allowable under thier respective terms;

(ii)	require that shares of capital stock of the corporation resulting from such Corporate Transaction, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(iii)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to clause (i), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Corporate Transaction, over the purchase price or base price per share of Common Stock subject to such option or SAR, (2) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award have lapsed or will lapse pursuant to clause (i) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to clause (i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Corporate Transaction, and (3) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to clause (i) and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to clause (i); (B) shares of capital stock of the corporation resulting from such Corporate Transaction, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b)	For purposes of Sections 2.3(f) and 5.8(a), “Change in Control” shall mean, except as otherwise provided below, the first to occur of any of the following events:

(i)

any SEC Person becomes the Beneficial Owner of 20% or more of the then outstanding common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all the then outstanding Voting Securities of the Company (such an SEC Person, a “20% Owner”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a “Company Plan”), or (4) any acquisition by any corporation pursuant to a transaction which complies with paragraphs (A), (B) and (C) of subsection (iii) of this definition; provided further, that for purposes of clause (2), if any 20% Owner of the Company other than the Company or any Company Plan becomes a 20% Owner by reason of an acquisition by the Company, and such 20% Owner of the Company shall, after such acquisition by the Company, become the Beneficial Owner of any additional outstanding common shares of the Company or any additional outstanding Voting Securities of the Company (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

(ii)	Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a Corporate Transaction by the Company; excluding, however, a Corporate Transaction pursuant to which:

(A)	all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding common stock of Company and outstanding Voting Securities of the Company immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the outstanding common stock of Company and outstanding Voting Securities of the Company, as the case may be;

(B)	no SEC Person (other than the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such corporate Transaction, directly or indirectly, 20% or more of the outstanding common stock of the Company or the outstanding Voting Securities of the Company, as the case may be) becomes a 20% Owner, directly or indirectly, of the then-outstanding common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation; and

(C)	individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	Approval by the Company’s shareholders of a plan of complete liquidation or dissolution of the Company, other than a plan of liquidation or dissolution which results in the acquisition of all or substantially all of the assets of the Company by an affiliated company.

Notwithstanding the occurrence of any of the foregoing events, a Change in Control shall not occur with respect to an award if, in advance of such event, the holder of such award agrees in writing that such event shall not constitute a Change in Control.

5.9	Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as shall be set forth in a deferral plan or program established by the Committee in its sole discretion in accordance with Section 409A of the Code.

5.10	No Right of Participation or Employment. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11	Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12	Designation of Beneficiary. A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13	Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the Commonwealth of Pennsylvania and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14	Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

ANDREA L. ZOPP and BRUCE G. WILSON, or either of them with power of substitution, are hereby appointed to vote as specified all shares of common stock which the shareholder(s) named on this proxy card is/are entitled to vote at the annual meeting described above or at any adjournment thereof, and in their sole discretion to vote upon all other matters that may be properly brought before the annual meeting. If this proxy card is signed and dated, but no votes are indicated, it will be voted as recommended by the Board of Directors.

BNY Mellon Shareowner Services as custodian of the Dividend Reinvestment Plan and Hewitt Associates as administrator for the

401(k) Employee Savings Plan are hereby authorized to execute a proxy with identical instructions for any shares of common stock held for the benefit of any shareholder(s) named on this card.

EXELON CORPORATION

2010 COMMON STOCK PROXY

This proxy is solicited on behalf of the Board of Directors

for the Annual Meeting of Shareholders to be held

on Tuesday, April 27, 2010 at 9:30 A.M. at

The Chase Auditorium

10 South Dearborn Street

Chicago, Illinois

Continued and to be signed on reverse side

M20792-P91141- Z51983

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

Exelon’s Notice and Proxy Statement, Summary Annual Report and Financial Supplement are available online at

www.proxyvote.com. The electronic documents have been prepared to offer easy viewing and are completely searchable. The website will allow you to view the materials as you vote the shares. We believe that you will find this method of viewing Exelon’s information and voting the shares more convenient.

We encourage you to vote the shares at www.proxyvote.com

and then register for the electronic delivery of Exelon’s proxy materials for 2011 and beyond.

The printing, delivery, processing, and mailing of paper materials is a costly and energy intensive process. By registering for electronic delivery now, you will assist Exelon in its commitment to conserve our resources and protect our environment.

IF YOU WISH TO ATTEND THE ANNUAL MEETING, DETACH AND BRING THIS ADMISSION TICKET ALONG WITH A PHOTO ID

ADMISSION TICKET

To attend the annual meeting please detach and bring this ticket along with a valid photo ID and present them at the Shareholder Registration Table upon arrival. This ticket is not transferable.

No cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas. All items will be subject to search.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

EXELON CORPORATION

M20791-P91141-Z51983

For Against Abstain

EXELON CORPORATION

10 SOUTH DEARBORN STREET

P.O. BOX 805398

CHICAGO, IL 60680

For Against Abstain

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2. The approval of Exelon Corporation’s 2011 Long-Term

Incentive Plan;

3. The Ratification of PricewaterhouseCoopers LLP as Exelon’s

Independent Accountant for the year 2010;

1. Election of Directors

Nominees:

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 26, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 p.m. Eastern Time on April 26, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

NOTE: Such other business as may properly come before the

meeting or any adjournment thereof.

The Board of Directors recommends you vote FOR the

following proposals:

1c. Nicholas DeBenedictis

1f. Sue L. Gin

1d. Bruce DeMars

1e. Nelson A. Diaz

1i. Richard W. Mies

1g. Rosemarie B. Greco

1h. Paul L. Joskow

1a. John A. Canning, Jr.

1b. M. Walter D’Alessio

1j. John M. Palms

1k. William C. Richardson

1l. Thomas J. Ridge

1m. John W. Rogers, Jr.

1n. John W. Rowe

1o. Stephen D. Steinour

1p. Don Thompson

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally.

All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.